Exhibit 10.2

FOURTH AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

AND OMNIBUS AMENDMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT AND OMNIBUS AMENDMENT (this “Amendment”) is dated as of February 20, 2019, and is entered into by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”) (f/k/a Cequent Performance Products, Inc., a Delaware corporation and successor by merger with Cequent Consumer Products, Inc., an Ohio corporation), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Horizon Americas and Cequent UK, collectively, “Borrowers”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”), the other Persons party to this Amendment as Obligors, the financial institutions party to this Amendment as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for itself and the other Secured Parties (“Agent”).

WHEREAS, the Borrowers, the other Obligors party hereto, the Agent and the Lenders have entered into that certain Amended and Restated Loan Agreement dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Parent Borrower, the other Obligors party thereto and Agent entered into that certain ABL Guarantee and Collateral Agreement dated as of June 30, 2015 (the “ABL Guarantee”) in order to secure the Obligations;

WHEREAS, certain Borrowers, Horizon International Holdings LLC, a Delaware limited liability company, Cequent UK, Cequent Canada, Cequent Nederland Holdings B.V., a company formed under the laws of the Netherlands, Cequent Mexico Holdings B.V., a company formed under the laws of the Netherlands, Cequent Sales Company de Mexico, S. de R.L. de C.V., a limited liability company formed under the laws of Mexico, Cequent Electrical Products de Mexico, S. de R.L. de C.V., a limited liability company formed under the laws of Mexico, and Agent entered into that certain Foreign Facility Guarantee and Collateral Agreement dated as of December 22, 2015 in order to secure the Foreign Facility Obligations; and

WHEREAS, the Borrowers and the other Obligors have requested that the Agent and the Required Lenders agree to enter into certain amendments to the Loan Agreement and ABL Guarantee described below.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

AMENDMENTS TO LOAN AGREEMENT AND GUARANTEE AND COLLATERAL

AGREEMENT

2.01        Loan Agreement Amendments. On the Amendment Effective Date (as defined below), the Loan Agreement is hereby amended with the stricken text deleted (indicated textually in the same manner as the following example: ~~stricken text~~) and with the double-underlined text added (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2.02        Guarantee and Collateral Agreement Amendments. On the Amendment Effective Date, the definition of “Excluded Property” in Section 1.4 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

““Excluded Property” means (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by Section 10.2.5(c)(ii) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 10.2.1(a)(viii) of the Credit Agreement, (c) Excluded Contracts, (d) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Agent, be deemed to constitute Collateral, (e) any shares of Voting Stock of any Foreign Subsidiary or CFC in excess of 65% of the issued and outstanding shares of Voting Stock of such Foreign Subsidiary or CFC (other than any CFC or Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (f) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Security Documents would result in material adverse tax consequences to the Obligors, as reasonably determined by the Borrowers in consultation with the Agent, (g) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Borrowers and the Agent, (h) any asset subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the New York UCC or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition, (i) any property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Obligor that is subject to a Lien permitted by Section 10.2.2(e) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property, (j) any Excluded Trust Accounts and (k) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (i) the organizational documents or other agreements with equity holders of such non-wholly owned Subsidiaries do not permit or restrict the pledge of such Equity Interests, or (ii)

the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Obligors or such Subsidiary.”

ARTICLE III

JOINDER OF OBLIGOR

3.01        Joinder to Loan Agreement. By executing and delivering this Amendment, Horizon International Holdings LLC, a Delaware limited liability company (the “Additional Obligor”), as provided in Section 10.1.9 of the Loan Agreement, hereby becomes a party to the Loan Agreement as a U.S. Subsidiary Obligor and U.S. Facility Obligor thereunder with the same force and effect as if originally named therein as a U.S. Subsidiary Obligor and U.S. Facility Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a U.S. Subsidiary Obligor and U.S. Facility Obligor thereunder. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Loan Agreement are true and correct in all material respects with respect to the Additional Obligor (other than in the case of representations and warranties qualified by materiality, in which case the Additional Obligor hereby represents and warrants that such representations and warranties are true and correct with respect to the Additional Obligor in all respects) on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date.

3.02        Joinder to Master Intercompany Note. By executing and delivering this Amendment, the Additional Obligor, becomes a “Payor” under that certain Master Intercompany Note dated December 22, 2015 (the “Master Intercompany Note”) and related Note Power (the “Note Power”) and a “Payee” and “Holder” under the Note Power thereto with the same force and effect as if originally named therein as a “Payor”, “Payee” and/or “Holder” as applicable, and the Additional Obligor hereby (a) agrees to all of the terms and provisions of the Master Intercompany Note and the Note Power thereto applicable to it as a “Payor”, “Payee” and/or “Holder” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Payor”, “Payee” and/or “Holder” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. Each reference to a “Payor,” “Payee” and/or “Holder” in the Master Intercompany Note or the Note Power thereto shall be deemed to include the Additional Obligor. The Master Intercompany Note and Note Power are incorporated herein by reference

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the date hereof, as of the Amendment Effective Date, and at each time that the following representations and warranties are made or deemed to be made thereafter, as follows:

4.01        Authority. The execution, delivery and performance by such Obligor of each Loan Document described in Section 6.01 hereof, and the transactions contemplated hereby or thereby, have been duly authorized by all necessary action, and this Amendment is a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.02        Representations and Warranties. Each representation and warranty of such Obligor in the Loan Documents is true and correct as of the date hereof, after giving effect to this Amendment (except for representations and warranties that expressly relate to an earlier date and except for the representations and warranties set forth in Section 9.1.4(d) {No Material Adverse Change} and Section 9.1.15(d) {Solvency} of the Loan Agreement).

4.03      Governmental Approvals; No Conflicts. The execution, delivery, and performance by such Obligor of the Loan Documents described in Section 6.01 hereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Obligor or any Subsidiary of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or any Subsidiary of any Obligor, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any Subsidiary of any Obligor, except Liens created under the Loan Documents and Liens permitted by Section 10.2.2 of the Loan Agreement, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect.

4.04      No Defaults. No Default or Event of Default has occurred and is continuing.

4.05      Beneficial Ownership Certification. As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification (as defined in the Loan Agreement after giving effect to this Amendment), if applicable, is true and correct in all respects.

ARTICLE V

CERTIFICATIONS

The Obligors hereby certify to Agent and Lenders that (a) the Fifth Amendment to Credit Agreement, dated on or about the date hereof, by and among Parent Borrower, the Term Loan Lenders party thereto, and the Term Loan Agent (the “Term Loan Agreement Amendment”) is not prohibited by Section 10.2.11 of the Loan Agreement, as amended by this Amendment, and (b) neither the execution or performance of this Amendment nor the incurrence of any Obligations by Obligors pursuant to the Loan Documents violates the Term Loan Documents or the Senior Term Loan Documents (as defined in the Loan Agreement after giving effect to this Amendment).

ARTICLE VI

CONDITIONS PRECEDENT AND FURTHER ACTIONS

6.01        Conditions Precedent. This Amendment shall be deemed effective as of the date first set forth above when each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent and its counsel (such date, the “Amendment Effective Date”):

(a)        The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent and the Required Lenders;

(b)        The Agent shall have received fully executed copies of Term Loan Agreement Amendment, which shall be on terms and conditions satisfactory to Agent and in full force and effect, and all conditions precedent set forth in Section 4 of the Term Loan Agreement Amendment shall have been met or waived by the Term Loan Agent and/or the Term Loan Lenders in accordance with the terms of the Term Loan Documents.

(c)        (i) The Agent shall have received fully executed copies (certified by an officer of Parent Borrower) of the Senior Term Credit Agreement (as defined in the Loan Agreement after giving effect to this Amendment) and other the Senior Term Loan Documents delivered on or about the Amendment Effective Date, which shall be on terms and conditions satisfactory to Agent and in full force and effect, and all conditions precedent set forth in Section 4.01 of the Senior Term Credit Agreement shall have been met or waived by the Senior Term Loan Agent and/or the applicable lenders thereunder in accordance with the terms of the Senior Term Loan Documents; and (ii) the Parent Borrower shall have received (or will receive concurrently with the effectiveness of the Amendment) the net proceeds of a borrowing of not less than $10,000,000 of Senior Term Loans (as defined in the Loan Agreement after giving effect to this Amendment).

(d)        The Agent shall have received a fully executed copy of the Second Amendment to Intercreditor Agreement in the form of Exhibit B hereto, which shall be on terms and conditions satisfactory to Agent and in full force and effect.

(e)        Upon the reasonable request of any Lender made at least five days prior to the Amendment Effective Date, the Obligors shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with the AML Legislation, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Amendment Effective Date;

(f)        At least five days prior to the Amendment Effective Date, any Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Obligor; and

(g)        The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders providing their written consent to this Amendment, an amendment fee equal to $30,000, which shall be shared by each consenting Lender in accordance with such consenting Lender’s ratable share of the outstanding Obligations owing to all consenting Lenders.

(h)        The Borrowers shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Amendment Effective Date shall be limited to such legal fees as to which Borrowers have received a summary invoice) owed to and/or incurred by the Agent in connection with this Amendment.

6.02        Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE VII

REAFFIRMATION

Each Obligor hereby (i) acknowledges and consents to this Amendment; (ii) reaffirms its obligations under the Guaranties, the Security Documents and the other Loan Documents; (iii) reaffirms the Liens granted by it pursuant to the Security Documents; and (iv) confirms that the Guaranties, the Security Documents and the other Loan Documents remain in full force and effect, without defense, offset or counterclaim. Although each Guarantor has been informed of the terms of the Amendment, such Guarantor hereby confirms that it understands and agrees that the Agent and the Lenders have no duty to so notify such Guarantor or any other guarantor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transaction, past or future.

ARTICLE VIII

MISCELLANEOUS

8.01        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns. The successors and assigns of the Obligors include, without limitation, their respective receivers, trustees, and debtors-in-possession.

8.02        Further Assurances. Each Obligor party hereto hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the other Loan Documents.

8.03        Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Loan Agreement.

8.04        Governing Law. THIS AMENDMENT AND, UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF

NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

8.05        Consent to Forum.

(a)        Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(b)        Other Jurisdictions. Nothing herein shall limit the right of Agent, any Security Trustee or any Lender to bring proceedings against any Obligor (other than a Mexican Domiciled Obligor) in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law (except with respect to service of process to Mexican Domiciled Obligors). Nothing in this Amendment shall be deemed to preclude enforcement by Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against an Obligor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Obligor is domiciled, by suit on the judgment.

(c)        Each Mexican Domiciled Obligor waives any right to any jurisdiction (other than as provided under Section 8.04 above and this Section 8.05) to which they may be entitled under Applicable Law, by reason of its present or future domicile, or otherwise, for the purposes of proceedings against or involving any of the Mexican Domiciled Obligors, and waives any objection to those courts on the ground of venue or forum non conveniens.

8.06        Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

8.07        Entire Agreement. Time is of the essence of this Amendment. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.08        Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective on the Amendment Effective Date. Delivery of a signature page of this

Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

8.09        Costs and Expenses. The Borrowers agree to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

8.10        Reference to and Effect upon the Loan Documents. The amendments and modifications described in this Amendment shall apply and be effective only with respect to the provisions of the Loan Agreement, Master Intercompany Note, Note Power and ABL Guarantee specifically identified in this Amendment. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and are hereby ratified and confirmed. In each case except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

8.11        Authorizations and Instructions. Effective immediately upon their execution of this Amendment, the Lenders party thereto, which collectively constitute the Required Lenders, hereby authorize the Agent, in its discretion, to defer issuing directions to implement the sweeping of ledger balances in the Dominion Accounts of the Borrowers to a date not later than February 22, 2019 if a Dominion Trigger Period occurs prior to such date and the Amendment Effective Date has not yet occurred. The Lenders party thereto, which collectively constitute the Required Lenders, hereby instruct and authorize the Agent, solely in its capacity as the Administrative Agent, to execute and deliver on the Amendment Effective Date the Second Amendment to Intercreditor Agreement in the form of Exhibit B hereto.

8.12        Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Balance of Page Intentionally Left Blank

Signature Pages Follow

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment and the parties have delivered this Amendment, each as of the day and year first written above.

OBLIGORS:

HORIZON GLOBAL CORPORATION,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor, a UK Facility Obligor and the Borrower Agent

By: /s/ Brian Whittman

Name: Brian Whittman

Title: Vice President, Finance

HORIZON GLOBAL AMERICAS INC.,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ Brian Whittman

Name: Brian Whittman

Title: Vice President, Finance

CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641, as UK Borrower, a UK Facility Obligor, a Canadian Facility Guarantor and a Canadian Facility Obligor

By: /s/ Jay Goldbaum

Name: Jay Goldbaum

Title: Director

CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario, as Canadian Borrower, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ Jay Goldbaum

Name: Jay Goldbaum

Title: Vice President and Secretary

[Signatures continue on next page.]

HORIZON GLOBAL COMPANY LLC,

a Delaware limited liability company, as a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ Brian Whittman

Name: Brian Whittman

Title: Vice President, Finance

HORIZON INTERNATIONAL HOLDINGS LLC,

a Delaware limited liability company, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor, a UK Facility Obligor, a U.S. Facility Guarantor and a U.S. Facility Obligor

By: /s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

CEQUENT NEDERLAND HOLDINGS B.V., a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

CEQUENT MEXICO HOLDINGS B.V., a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director [Signatures continue on next page.]

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Director
CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Director

[Signatures continue on next page.]

AGENT AND REQUIRED LENDERS:

BANK OF AMERICA, N.A.,

as Agent, a U.S. Lender, a UK Lender and UK Swingline Lender

By: /s/ Kindra M. Mullarky

Name: Kindra M. Mullarky

Title: SVP

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender and Canadian Swingline Lender

By: /s/ Sylwia Durkiewicz

Name: Sylwia Durkiewicz

Title: Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as UK Security Trustee

By: /s/ Kindra M. Mullarky

Name: Kindra M. Mullarky

Title: SVP

[Signatures continue on next page.]

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as a U.S. Lender

By: /s/ Nykole Hanna

Name: Nykole Hanna

Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE

CORPORATION CANADA, as a Canadian Lender

By: /s/ David G. Phillips

Name: David G. Phillips

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL

ASSOCIATION, (London branch), as a UK Lender

By: /s/ N B Hogg

Name: N B Hogg

Title: Authorized Signatory

[Signatures continue on next page.]

EXHIBIT A

Amendments to Loan Agreement

{see attached}

Exhibit A

Conformed to Fourth Amendment dated as of February 20, 2019

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of December 22, 2015

HORIZON GLOBAL CORPORATION,

CEQUENT PERFORMANCE PRODUCTS, INC., and

CEQUENT CONSUMER PRODUCTS, INC.,

as the U.S. Borrowers,

CEQUENT UK LIMITED,

as the UK Borrower,

CEQUENT TOWING PRODUCTS OF CANADA LTD.,

as the Canadian Borrower,

and the other Obligors party hereto from time to time

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

SECTION 1	DEFINITIONS; RULES OF CONSTRUCTION	5

1.1	Definitions	5
1.2	Accounting Terms	73
1.3	Uniform Commercial Code/PPSA	74
1.4	Certain Matters of Construction	74
1.5	Currency Equivalents	74
1.6	Interpretation (Québec)	75

SECTION 2	CREDIT FACILITIES	76

2.1	Revolver Commitment	76
2.2	Canadian Letter of Credit Facility	81
2.3	UK Letter of Credit Facility	84
2.4	U.S. Letter of Credit Facility	87
2.5	Resignation of Issuing Banks	89
2.6	Effect of Amendment and Restatement	89

SECTION 3	INTEREST, FEES AND CHARGES	90

3.1	Interest	90
3.2	Fees	92
3.3	Computation of Interest, Fees, Yield Protection	93
3.4	Reimbursement Obligations	94
3.5	Illegality	94
3.6	Inability to Determine Rates	95
3.7	Increased Costs; Capital Adequacy	95
3.8	Mitigation	96
3.9	Funding Losses	96
3.10	Maximum Interest	97

SECTION 4	LOAN ADMINISTRATION	98

4.1	Manner of Borrowing and Funding Revolver Loans	98
4.2	Defaulting Lender	100
4.3	Number and Amount of Interest Period Loans; Determination of Rate	101
4.4	Borrower Agent	101
4.5	One Obligation	101
4.6	Effect of Termination	102
4.7	Limitation on Borrowings	102

SECTION 5	PAYMENTS	103

5.1	General Payment Provisions	103
5.2	Repayment of Revolver Loans	103
5.3	Payment of Other Obligations	103
5.4	Marshaling; Payments Set Aside	103
5.5	Application and Allocation of Payments	104
5.6	Dominion Account	108
5.7	Account Stated	108
5.8	Taxes	108
5.9	Lender Tax Information	117
5.10	Nature and Extent of Each Borrower’s Liability	119

5.11	Currency Matters	124

SECTION 6	CONDITIONS PRECEDENT	125

6.1	Conditions Precedent to Closing Date	125
6.2	Conditions Precedent to All Credit Extensions	127

SECTION 7	COLLATERAL	127

7.1	Grant of Security Interest	127
7.2	Cash Collateral	128
7.3	Collateral Assignment of Leases	128
7.4	Limitations	128

SECTION 8	COLLATERAL ADMINISTRATION	128

8.1	Borrowing Base Reports; Reallocation of U.S. Availability	128
8.2	Accounts	129
8.3	Inventory	130
8.4	[Reserved.]	130
8.5	Deposit Accounts	130
8.6	General Provisions	130

SECTION 9	REPRESENTATIONS AND WARRANTIES	131

9.1	General Representations and Warranties	131

SECTION 10	COVENANTS AND CONTINUING AGREEMENTS	141

10.1	Affirmative Covenants	141
10.2	Negative Covenants	153
10.3	Financial Covenant	165

SECTION 11	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	165

11.1	Events of Default	165
11.2	Remedies upon Default	168
11.3	License	169
11.4	Setoff	169
11.5	Remedies Cumulative; No Waiver	170

SECTION 12	AGENT	170

12.1	Appointment, Authority and Duties of Agent	170
12.2	Security Trustees	172
12.3	Agreements Regarding Collateral and Borrower Materials	175
12.4	Reliance By Agent	177
12.5	Action Upon Default	178
12.6	Ratable Sharing	178
12.7	Indemnification	178
12.8	Successor Agent and Co-Agents	178
12.9	Limitation on Responsibilities of Agent	179
12.10	Due Diligence and Non-Reliance	179
12.11	Remittance of Payments and Collections	180

12.12	Individual Capacities	180
12.13	Titles	180
12.14	Bank Product Providers	180
12.15	No Third Party Beneficiaries	181
12.16	Authorization Regarding Intercreditor Agreement	181
12.17	Withholding Taxes	181

SECTION 13	BENEFIT OF AGREEMENT; ASSIGNMENTS	183

13.1	Successors and Assigns	183
13.2	Participations	183
13.3	Assignments	184
13.4	Replacement of Certain Lenders	185

SECTION 14	MISCELLANEOUS	185

14.1	Consents, Amendments and Waivers	185
14.2	Indemnity	187
14.3	Notices and Communications	187
14.4	Performance of Obligors’ Obligations	188
14.5	Credit Inquiries	188
14.6	Severability	188
14.7	Cumulative Effect; Conflict of Terms	188
14.8	Counterparts; Execution	189
14.9	Entire Agreement	189
14.10	Relationship with Lenders	189
14.11	No Advisory or Fiduciary Responsibility	189
14.12	Confidentiality	189
14.13	Certifications Regarding Senior Term Loan Documents and Term Loan Documents	190
14.14	GOVERNING LAW	190
14.15	Consent to Forum	190
14.16	Waivers by Obligors	191
14.17	Patriot Act Notice and “Know Your Client/Customer” Checks	191
14.18	Canadian Anti-Money Laundering Legislation	192
14.19	NO ORAL AGREEMENT	192
14.20	Process Agent	192

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment
Exhibit B	Assignment Notice
Exhibit C-1	Form of In-Transit Inventory Lien Waiver
Exhibit C-2	Form of Vendor Lien Waiver
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Special Irrevocable Power of Attorney
Exhibit F	Form of Notice of Borrowing

Schedule 1.1(A)	Existing Letters of Credit
Schedule 1.1(B)	Commitments of Lenders

Schedule 9.1.3	Governmental Licenses
Schedule 9.1.5	Real Property
Schedule 9.1.6	Disclosed Matters
Schedule 9.1.12	Subsidiaries
Schedule 9.1.13	Insurance
Schedule 9.1.23	Material Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.4	Existing Investments
Schedule 10.2.5	Permitted Asset Dispositions
Schedule 10.2.9	Existing Affiliate Transactions
Schedule 10.2.10	Existing Restrictive Agreements

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT is dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), and is by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer”), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Cequent Performance, Cequent Consumer, and Cequent UK, collectively, “Borrowers”), the other Persons from time to time party to this Agreement as Obligors (as defined herein), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for itself and the other Secured Parties (“Agent”).

R E C I T A L S:

Parent Borrower, Cequent Performance, Cequent Consumer, certain Lenders, and Agent are party to that certain Loan Agreement dated as of June 30, 2015 (as amended, restated or otherwise modified prior to the date hereof, the “Original Loan Agreement”), pursuant to which Agent and such Lenders made certain loans and other financial accommodations to such Borrowers;

Borrowers have elected to exercise their rights under Section 2.1.7 of the Original Loan Agreement to seek an increase in the Commitments up to an aggregate principal amount of $99,000,000 and, subject to the terms and conditions set forth in this Agreement, the Lenders party hereto have agreed to modify their respective Commitments to the levels described on Schedule 1.1(B) hereto;

Borrowers, Lenders and Agent desire to amend in certain respects and restate in its entirety the Original Loan Agreement as set forth herein; and

Borrowers have requested that Lenders provide credit facilities to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree that the Original Loan Agreement shall be amended and restated to read in its entirety as set forth herein, and the parties further agree as follows:

SECTION 1

DEFINITIONS; RULES OF CONSTRUCTION

1.1         Definitions. As used herein, the following terms have the meanings set forth below:

“Account” as defined in the UCC or the PPSA, as applicable, and in any event shall include all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

“Account Debtor” a Person obligated under an Account, Chattel Paper or General Intangible.

“Accounts Formula Amount” the Canadian Accounts Formula Amount or the U.S. Accounts Formula Amount, as the context requires.

“Acquisition” a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

“Acquisition Lease Financing” any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $20,000,000 at any time after the Original Closing Date, which property is rented or leased by the Parent Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.

“Affiliate” with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Indemnitees” Agent and its officers, directors, employees, Affiliates, branches, agents and attorneys, including, without limitation, the Security Trustees.

“Agent Professionals” attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreed Security Principles” shall mean, with respect to only the Foreign Facility Obligations and the Foreign Obligors that are not U.S. Obligors, principles in recognition of certain legal and practical difficulties in obtaining effective guarantees and security from such Foreign Obligors in jurisdictions in which it has been agreed that a Lien on Collateral will be granted in order to secure the Foreign Facility Obligations, and the agreement that in such jurisdictions or with respect to the Foreign Facility Obligations of such Foreign Obligors:

(a)        general statutory limitations, financial assistance, capital maintenance, corporate benefit, corporate interest(vennootschappelijk belang), fraudulent preference, “thin capitalization” rules, tax restrictions or costs, retention of title claims, liquidity maintenance and similar principles may limit the ability of any such Foreign Obligor to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise;

(b)        the consent of certain supervisory boards, works councils or other external bodies or persons may be required under Applicable Law in such jurisdiction to enable any such Foreign Obligor to provide a guarantee or security, and such Foreign Obligor shall use best efforts to obtain such consent, but such guarantee and/or security shall not be required unless such consent has been received;

(c)        any such Foreign Obligor will not be required to give guarantees or enter into Security Documents if it would conflict with the fiduciary duties of the directors, officers, managers (or equivalent) of such Foreign Obligor or contravene any legal prohibition or would result in (or in a material risk of) personal or criminal liability on the part of any directors, officers, managers (or equivalent) of any such Foreign Obligor;

(d)        the Liens (including, for the avoidance of doubt, the maximum amount secured thereunder to the extent required by any Applicable Law) securing the Foreign Facility Obligations and the extent of their perfection will be agreed by Agent and the Borrower Agent, taking into account the cost (including material adverse tax consequences or material adverse effects on interest deductibility and stamp duty, notarization and registration fees) to such Foreign Obligors of providing such Liens so as to ensure that it is not excessive in light of the benefit accruing to the Foreign Facility Secured Parties;

(e)        in certain jurisdictions it may be either legally impossible or impractical (such impossibility or impracticality to be agreed by Agent and the Borrower Agent) to grant guarantees or create Liens over certain categories of assets in which event such guarantees will not be granted and Liens will not be taken over such assets; provided that, to the extent a change in law makes it possible or practical to grant a Lien where it was previously considered impossible or impractical, such Foreign Obligors will provide such guarantees and/or Liens subject to these Agreed Security Principles as soon as reasonably practicable;

(f)        no such Foreign Obligor shall be required to guarantee or grant Liens to secure the Foreign Facility Obligations to the extent that providing such guarantee or Liens would result in material adverse tax consequences (including creation of any investment in United States property under Section 956 of the Code) to an Obligor or a Subsidiary of an Obligor, as reasonably determined by Borrower Agent in consultation with Agent; and

(g)        perfection of Liens, when required, and other legal formalities will be completed as soon as reasonably practicable and, in any event, within the time periods specified in the relevant Security Documents or this Agreement (as such times may be extended by Agent in its reasonable discretion if the relevant provision so allows).

As of the Closing Date, the Obligors agree that no condition of any of the types described in the foregoing clauses (a) through (g) exists, and that the Agreed Security Principles shall not, as of the Closing Date, limit the guarantees provided and Liens granted by the Foreign Obligors on the Closing Date.

“Agreement Currency” as defined in Section 1.5.

“Allocable Amount” as defined in Section 5.10.3.

“Alternative Incremental Debt” any Debt incurred by a U.S. Obligor in the form of one or more series of secured or unsecured bonds, debentures, notes or similar instruments or in the form of loans; provided that

(a)        if such Debt is secured, (i) such Debt shall be secured only by a Lien on the Collateral securing the Term Loan Debt having the same priorities in the Term Priority Collateral and the Revolver Priority Collateral as the Term Loan Debt (or on a junior basis) and shall not be secured by any properties or assets of any Obligor other than the Collateral securing the Term Loan Debt (provided that if such Debt is in the form of loans, it may be secured by Liens on the Collateral only on a junior basis to the Liens on the Collateral securing the Obligations), (ii) the security agreements relating to such Debt shall be substantially similar to the Term Loan Security Documents (with such differences as are reasonably satisfactory to Agent and other than, in the case of Debt secured on a junior basis, with respect to priority) and (iii) such Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to Agent,

(b)        such Debt does not mature earlier than the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Term Loan Debt with the Latest Maturity Date in effect at the time of incurrence of such Debt,

(c)        the definitive documentation in respect of such Debt (i) contains covenants, events of default and other terms that are customary for similar Debt in light of then-prevailing market conditions and (ii) shall not contain additional covenants or events of default not otherwise applicable to the Term Loan Debt or the Loans or covenants more restrictive than the covenants applicable to the Term Loan Debt or the Loans; provided that the foregoing clause (ii) shall not apply to covenants or events of default applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Debt; provided further that any such Debt may include additional covenants or events of default not otherwise applicable to the Term Loan Debt or the Loans or covenants more restrictive than the covenants applicable to the Term Loan Debt or the Loans in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Debt so long as this Agreement is amended to provide all of the Lenders with the benefits of such additional covenants, events of default or more restrictive covenants,

(d)        such Debt does not provide for any mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, conversion or exchange in the case of convertible or exchangeable Debt, customary asset sale or event of loss mandatory offers to purchase, and customary acceleration rights after an event of default) prior to the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence of such Debt; provided that any such Debt secured by Liens on a pari passu basis with the Liens on the Collateral securing the Term Loan Debt (any such Debt, “Pari Passu Alternative Incremental Debt”) may be subject to a mandatory prepayment offer from the Net Proceeds of any event that triggers a mandatory prepayment of the Term Loan Debt so long as the holders of such Debt receive no more than their ratable share of such prepayment (such ratable share to be calculated by reference to the outstanding amount of such Debt, the outstanding amount of the Term Loan Debt and the outstanding amount of Pari Passu Permitted Term Loan Refinancing Debt, in each case immediately prior to such prepayment),

(e)        at the time of incurrence of such Alternative Incremental Debt, (i) no Default shall have occurred and be continuing hereunder nor any “Default” under and as defined in the Term Loan Agreement, both immediately prior to and immediately after giving effect to the incurrence of such Alternative Incremental Debt and (ii) the representations and warranties of each Obligor set forth in the Loan Documents and the Term Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date; and

(f)        such Debt is not guaranteed by any Person other than U.S. Obligors.

Alternative Incremental Debt will include any Registered Equivalent Notes issued in exchange therefor.

“AML Legislation” as defined in Section 14.17.

“Anti-Corruption Laws” all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles (including, without limitation, any banking, exchange control, financial assistance, minimum capitalization, fraudulent conveyance, mandatory labor advice or similar rules or regulations), and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Lenders” (a) with respect to the Canadian Borrower, the Canadian Lenders, (b) with respect to the UK Borrower, the UK Lenders, and (c) with respect to the U.S. Borrowers, the U.S. Lenders.

“Applicable Margin” the margin set forth below, as determined by the average daily Total Availability for the last Fiscal Quarter:

		U.S. Base Rate	Canadian BA	Base Rate FILO	LIBOR FILO
	Average Daily	Loans, Canadian	Rate Loans,	Loans	Loans

Level	Availability	Base Rate Loans	LIBOR Revolver

		and Canadian	Loans
		Prime Rate	(other than the
		Loans, UK Base	FILO Loans)
		Rate Loans
		(other than the
		FILO Loans)

I	> $75,000,000	0.25%	1.25%	1.00%	2.00%
II	> $50,000,000 and <	0.50%	1.50%	1.25%	2.25%
	$75,000,000
III	> $25,000,000 and <	0.75%	1.75%	1.50%	2.50%
	$50,000,000

IV	< $25,000,000	1.00%	2.00%	1.75%	2.75%

Until the six-month anniversary of the Original Closing Date, margins shall be determined as if Level III were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Total Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level IV were applicable until the first day of the calendar month following its receipt.

“Approved Fund” any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

“Asset Disposition” a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

“Assignment” an assignment agreement between a Lender and an Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

“Assumed Preferred Stock” any preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the Original Closing Date; provided that (a) such preferred stock or preferred equity interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $10,000,000 at any time outstanding, less the aggregate principal amount of Debt incurred and outstanding pursuant to Section 10.2.1(a)(x).

“Availability Reserve” the Canadian Availability Reserve, the UK Availability Reserve and/or the U.S. Availability Reserve, as the context requires.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” Bank of America, N.A., a national banking association, and its successors and assigns.

“Bank of America (Canada)” Bank of America (acting through its Canada branch).

“Bank of America (London)” Bank of America (acting through its London branch).

“Bank of America Indemnitees” Bank of America, Bank of America (Canada), Bank of America (London), and their respective officers, directors, employees, Affiliates, branches, agents and attorneys.

“Bank Product” any of the following products, services or facilities extended to any Borrower or Affiliate of a Borrower by a Lender or any of its Affiliates or branches: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) Supply Chain Finance Arrangements; and (e) other banking products or services, other than Letters of Credit.

“Bank Product Reserve” the Canadian Bank Product Reserve, the UK Bank Product Reserve and/or the U.S. Bank Product Reserve, as the context requires.

“Base Incremental Amount” as of any date, an amount equal to (a) $~~75,000,000~~45,000,000 less (b) the aggregate principal amount of Incremental Term Commitments established prior to such date under the Term Loan Agreement in reliance on the Base Incremental Amount less (c) the aggregate principal amount of Alternative Incremental Debt established prior to such date in reliance on the Base Incremental Amount.

“Base Rate” Canadian Base Rate and/or U.S. Base Rate, as the context requires.

“Base Rate Loan” a Canadian Base Rate Loan, UK Base Rate Loan and/or U.S. Base Rate Loan, as the context requires.

~~1~~ “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowed Money” with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments or (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); (b) Capital Lease Obligations and (c) reimbursement obligations with respect to letters of credit.

“Borrower Agent” as defined in Section 4.4.

“Borrower Group” a group consisting of (a) the Canadian Borrower, (b) the UK Borrower, or (c) the U.S. Borrowers, as the context requires.

“Borrower Group Commitment” with respect to the commitment of (a) a Canadian Lender, its Canadian Revolver Commitment, (b) a UK Lender, its UK Revolver Commitment and (c) a U.S. Lender, its U.S. Revolver Commitment. The term “Borrower Group Commitments” means (i) the Borrower Group Commitment of all Canadian Lenders, (ii) the Borrower Group Commitment of all UK Lenders, or (iii) the Borrower Group Commitment of all U.S. Lenders, as the context requires. To the extent any Lender has more than one Borrower Group Commitment, each such Commitment shall be considered as a separate Commitment for purposes of this definition.

“Borrower Materials” Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

“Borrowing” a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

~~1 Added per Third Amendment.~~

“Borrowing Base” (a) the Canadian Borrowing Base, (b) the UK Borrowing Base, and/or (c) the U.S. Borrowing Base, as the context requires.

“Borrowing Base Report” a report of each Borrowing Base and the Total Borrowing Base by Borrower Agent, on behalf of Borrowers, together with information regarding any retention of title from vendors to UK Borrower, all in form and substance satisfactory to Agent.

“Borrowing Base Trigger Period” the period (a) commencing on the day that an Event of Default occurs or U.S. Adjusted Availability is less than or equal to, for 2 consecutive Business Days, the lesser of (i) 15% of the U.S. Borrowing Base or (ii) 15% of the aggregate amount of all U.S. Revolver Commitments; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, U.S. Adjusted Availability has been greater than the lesser of (i) 15% of the U.S. Borrowing Base or (ii) 15% of the aggregate amount of all U.S. Revolver Commitments.

“Business Day” any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, North Carolina or Illinois, and when used in reference to (a) a LIBOR Loan, the term shall also exclude any day on which dealings in Dollar deposits are not conducted in the London interbank market, (b) a UK Revolver Loan, the term shall also exclude any day (i) on which banks are not open for the transaction of banking business in London, England and (ii) in respect of any such UK Revolver Loan denominated in Euros, any day that is not a TARGET Day, and (c) a Canadian Revolver Loan, the term shall also exclude a day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business.

“Canadian Accounts Formula Amount” 85% of the Value of Canadian Eligible Accounts; provided, however, that such percentage shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent of the Canadian Borrower exceeds 5%.

“Canadian Allocated U.S. Availability” U.S. Availability designated by the Borrower Agent for application to the Canadian Borrowing Base.

“Canadian Availability” the Canadian Borrowing Base minus the Canadian Revolver Usage.

“Canadian Availability Reserve” the sum (without duplication) of (a) the Canadian Inventory Reserve; (b) the Canadian Rent and Charges Reserve; (c) the Canadian Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Canadian Facility Collateral that are (or, in the opinion of Agent in the exercise of its Permitted Discretion, may be) senior to Agent’s Liens or that Agent in its Permitted Discretion determines may be required to be paid to permit or facilitate exercise of rights or remedies with respect to Canadian Facility Collateral (but imposition of any such reserve shall not waive an Event of Default arising therefrom), including, without limitation, any such amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar Taxes (to the extent impacting any Canadian Facility Collateral), all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Pension Plan or Canadian Multi-Employer Plan and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until two (2) Business Days after notice thereof (which may be oral notice, promptly confirmed in writing) to the Borrower Agent unless (i)

a Default has occurred and is then continuing, (ii) the reserve or change in reserve is the result of a Lien, senior in priority to Agent’s or the applicable Security Trustee’s Lien, attached to any Canadian Facility Collateral included in the Canadian Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); and provided further that during any such two (2) Business Day notice period, Lenders shall have no obligations to fund any Canadian Revolver Loan or cause to be issued any Canadian Letter of Credit to the extent that, after giving pro forma effect to the making of such Canadian Revolver Loan or issuance of such Canadian Letter of Credit and to the establishment of any such new reserve or change in such reserve, a Canadian Overadvance would exist.

“Canadian BA Rate” with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Local Time on such day at which a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) as selected by Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term). In no event shall the Canadian BA Rate be less than zero.

“Canadian BA Rate Loan” a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

“Canadian Bank Product Reserve” the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations for the account of the Canadian Domiciled Obligors and any Affiliate thereof domiciled in Canada.

“Canadian Base Rate” on any date, the highest of (a) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Base Rate”, (b) the sum of 0.50% plus the Federal Funds Rate for such day, and (c) the sum of 1.00% plus the LIBOR rate for a thirty (30) day Interest Period as of such day. The “Base Rate” is a rate set by Bank of America (Canada) based upon various factors including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Dollars in Canada, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day of such change. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Base Rate”, clause (a) of Canadian Base Rate shall mean the “Base Rate” (being the rate for loans made in Dollars in Canada) publicly announced by a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) selected by Agent. In no event shall the Canadian Base Rate be less than zero.

“Canadian Base Rate Loan” a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

“Canadian Borrower” Cequent Canada (as defined in the preamble to this Agreement).

“Canadian Borrowing Base” on any date of determination, an amount (expressed in Dollars, based on the Dollar Equivalent thereof) equal to the lesser of (a) the aggregate Canadian Revolver Commitments and (b) the sum of the Canadian Accounts Formula Amount, plus the Canadian Inventory Formula Amount, plus Canadian Allocated U.S. Availability, minus the Canadian Availability Reserve; provided, however, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the Canadian Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Section 10.1.1) satisfactory to Agent.

“Canadian Commitment Termination Date” the earliest to occur of (a) the Revolver Termination Date; (b) the date on which U.S. Borrowers terminate the U.S. Revolver Commitments pursuant to Section 2.1.4; (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2; (d) the date on which Canadian Borrower terminates the Canadian Revolver Commitments pursuant to Section 2.1.4; and (e) the date on which the Canadian Revolver Commitments are terminated pursuant to Section 11.2.

“Canadian Deposit Account Control Agreement” a control agreement (whether in the form of an agreement, notice and acknowledgement or like instrument) satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor in favor of Agent or Security Trustee as security for the Canadian Facility Obligations of such Obligor.

“Canadian Dollars or Cdn$” the lawful currency of Canada.

“Canadian Domiciled Obligor” Canadian Borrower and each Canadian Subsidiary that is or is required to be liable for payment of any Foreign Facility Obligations or that has granted a Lien on its assets in favor of Agent to secure any Foreign Facility Obligations, and “Canadian Domiciled Obligors” means all such Persons, collectively.

“Canadian Dominion Account(s)” one or more special accounts established by the Canadian Borrower at Bank of America (Canada) or another bank reasonably acceptable to Agent, and, as required under Section 8.2.4, with respect to which Agent has the right to issue a notice of exclusive control for withdrawal purposes during a Dominion Trigger Period.

“Canadian Eligible Account” an Account owing to Canadian Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars or Canadian Dollars and is deemed by Agent, in its Permitted Discretion, to be a Canadian Eligible Account. Without limiting the foregoing, no Account shall be a Canadian Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Canadian Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds (but solely to the extent of such excess) 15% of the aggregate Canadian Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC or any other Governmental

Authority; or Canadian Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to Agent and on terms reasonably satisfactory to Agent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to Agent and on terms reasonably satisfactory to Agent; (h) it is owing by a Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the United States federal Assignment of Claims Act or (ii) the Account Debtor is the government of Canada or a province or territory thereof, or any department, agency or instrumentality of any such government, and the Account has been assigned to Agent in compliance with the Financial Administration Act (Canada) (or similar Applicable Law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of Agent on such Account have been complied with to Agent’s satisfaction; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent, unless a Canadian Availability Reserve is in effect with respect thereto)); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old will be excluded.

“Canadian Eligible Inventory” Inventory owned by Canadian Borrower that Agent, in its Permitted Discretion, deems to be Canadian Eligible Inventory. Without limiting the foregoing, no Inventory shall be Canadian Eligible Inventory unless it (a) is finished goods or raw materials or work-in-process and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC or any other Governmental Authority, and does not constitute Hazardous Materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent, unless a Canadian Availability Reserve is in effect with respect thereto)); (h) is within the continental United States or Canada, is not in transit except between locations of Canadian Borrower, and is not consigned to any Person; (i) is not subject to any negotiable document; (j) is not subject to any License or other arrangement that restricts Canadian Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or an appropriate Canadian Rent and Charges Reserve has been established; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Canadian Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

“Canadian Employee Plan” any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Obligor, or with respect to which a Canadian Domiciled Obligor has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

“Canadian Facility Collateral” Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Obligations.

“Canadian Facility Guarantor” each Dutch Domiciled Obligor, each U.S. Domiciled Obligor, each UK Domiciled Obligor, each Mexican Domiciled Obligor, each Canadian Subsidiary Obligor, and each other Person that guarantees or is required to guarantee payment or performance of the Canadian Facility Obligations (including pursuant to a Foreign Cross-Guarantee) pursuant to Section 10.1.9 and/or the Collateral and Guarantee Requirement.

“Canadian Facility Obligations” all Obligations of the Canadian Facility Obligors owed to the Canadian Facility Secured Parties, and the other Foreign Facility Obligations that are the subject of a cross-Guarantee (including, without limitation, the Foreign Cross-Guarantee) made by the Canadian Facility Obligors.

“Canadian Facility Obligor” Canadian Borrower, each Canadian Facility Guarantor and each other Person that has or is required pursuant to Section 10.1.9 and/or the Collateral and Guarantee Requirement to grant a Lien on its assets in favor of Agent to secure any Canadian Facility Obligations.

“Canadian Facility Secured Parties” Agent, Canadian Issuing Bank, Canadian Lenders, any Security Trustee with respect to the Canadian Facility Obligations and Secured Bank Product Providers of Bank Products for the account of Canadian Domiciled Obligors and their Affiliates domiciled in Canada, and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Canadian Facility Obligors.

“Canadian Guaranties” each guaranty agreement executed by a Canadian Facility Guarantor in favor of Agent in order to guaranty the payment and/or performance of the Canadian Facility Obligations (including without limitation this Agreement and the Foreign Facility Guarantee and Collateral Agreement).

“Canadian Inventory Formula Amount” (a) the lesser of (i) 70% of the Value of Canadian Eligible Inventory or (ii) 85% of the NOLV Percentage of the Value of Canadian Eligible Inventory; plus (b) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory owned by Canadian Borrower, or (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory owned by Canadian Borrower; provided that (i) prior to the date that the conditions set forth in clause (b) of the definition of “Eligible In-Transit Inventory” are met, whether or not an Eligible In-Transit Inventory Trigger Period has occurred and is continuing, the Inventory Formula Amount applicable to the Eligible In-Transit Inventory of all Borrowers shall not exceed an aggregate amount of $10,000,000 at any time and (ii) the

Inventory Formula Amount applicable to the Eligible In-Transit Inventory of all Foreign Borrowers that is in transit to Mexico shall not exceed an aggregate amount of $2,000,000 at any time.

“Canadian Inventory Reserve” reserves established by Agent to reflect factors that may negatively impact the Value of Inventory of Canadian Borrower, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Canadian IP Assignment” a collateral assignment or security agreement pursuant to which a Canadian Facility Obligor grants a Lien on its Intellectual Property to Agent, as security for (or given with the intent to secure) the Canadian Facility Obligations.

“Canadian Issuing Bank” Bank of America (Canada) (including any Lending Office of Bank of America), any Affiliate thereof, or any replacement issuer appointed pursuant to Section 2.5 that agrees to issue Canadian Letters of Credit.

“Canadian Issuing Bank Indemnitees” Canadian Issuing Bank and its officers, directors, employees, Affiliates, branches, agents and attorneys.

“Canadian LC Application” an application by Borrower Agent or Canadian Borrower to Canadian Issuing Bank for issuance of a Canadian Letter of Credit, in form and substance satisfactory to Canadian Issuing Bank and Agent.

“Canadian LC Conditions” the following conditions necessary for issuance of a Canadian Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total Canadian LC Obligations do not exceed the Canadian Letter of Credit Subline, no Canadian Overadvance exists and Canadian Revolver Usage does not exceed the Canadian Borrowing Base; (c) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars, Dollars or other currency satisfactory to Agent and Canadian Issuing Bank; and (d) the purpose and form of the proposed Canadian Letter of Credit are satisfactory to Agent and Canadian Issuing Bank in their Permitted Discretion.

“Canadian LC Documents” all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by Canadian Borrower or any other Person to Canadian Issuing Bank or Agent in connection with any Canadian Letter of Credit.

“Canadian LC Obligations” the Dollar Equivalent of the sum of (a) all amounts owing by Canadian Borrower for drawings under Canadian Letters of Credit; and (b) the Stated Amount of all outstanding Canadian Letters of Credit.

“Canadian LC Request” a request for issuance of a Canadian Letter of Credit, to be provided by Borrower Agent or Canadian Borrower to Canadian Issuing Bank, in form satisfactory to Agent and Canadian Issuing Bank.

“Canadian Lenders” Bank of America (Canada), each other lender party to this Agreement that has issued a Canadian Revolver Commitment, the Canadian Swingline Lender, and any Person who hereafter becomes a “Lender” with a Canadian Revolver Commitment pursuant to an Assignment, including any Lending Office of the foregoing. Unless an Event of Default shall have occurred and be continuing, each Canadian Lender shall be a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada) or is not prohibited by Applicable Law, including the Bank Act (Canada), from having a Canadian

Revolver Commitment, or making any Canadian Revolver Loans or having any Canadian LC Obligations under this Agreement, and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution is not a “specified shareholder” of a Canadian Domiciled Obligor and deals at arm’s length with each Canadian Domiciled Obligor and each “specified shareholder” of each Canadian Domiciled Obligor for purposes of the Income Tax Act (Canada).

“Canadian Letter of Credit” any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Canadian Issuing Bank for the account or benefit of Canadian Borrower or an Affiliate of Canadian Borrower.

“Canadian Letter of Credit Subline” the lesser of (a) $0 and (b) the Canadian Revolver Commitments.

“Canadian Mortgage” a mortgage, deed of immovable hypothec, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure (or given with the intent to secure) the Canadian Facility Obligations. Each Canadian Mortgage shall be in form and substance reasonably satisfactory to Agent.

“Canadian Multi-Employer Plan” each multi-employer plan, within the meaning of the regulations under the Income Tax Act (Canada).

“Canadian Overadvance” as defined in Section 2.1.5.

“Canadian Overadvance Loan” a Canadian Base Rate Loan and/or a Canadian Prime Rate Loan made to Canadian Borrower when a Canadian Overadvance exists or is caused by the funding thereof.

“Canadian Overadvance Loan Balance” on any date, the Dollar Equivalent of the amount by which the aggregate Canadian Revolver Loans of Canadian Borrower exceed the amount of the Canadian Borrowing Base on such date.

“Canadian Pension Plan” a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Domiciled Obligor in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

“Canadian Prime Rate” on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Prime Rate”, (ii) the sum of 0.50% plus the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, and (iii) the sum of 1.00% plus the Canadian BA Rate for a 30 day Interest Period as of such day. The “Prime Rate” is a rate set by Bank of America (Canada) based upon various factors including the costs and desired return of Bank of America (Canada), general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Prime Rate”, clause (i) of Canadian Prime Rate shall mean the “Prime Rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) selected by Agent. In no event shall the Canadian Prime Rate be less than zero.

“Canadian Prime Rate Loan” a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

“Canadian Protective Advances” as defined in Section 2.1.6.

“Canadian Reimbursement Date” as defined in Section 2.2.2.

“Canadian Rent and Charges Reserve” the aggregate of (a) all past due rent and other amounts owing by Canadian Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Canadian Facility Collateral or could assert a Lien on any Canadian Facility Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“Canadian Revolver Commitment” for any Canadian Lender, its obligation to make Canadian Revolver Loans and to participate in Canadian LC Obligations up to the maximum principal amount shown on Schedule 1.1(B), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7 or an Assignment to which it is a party. “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.

“Canadian Revolver Loan” a loan made by a Canadian Lender to Canadian Borrower pursuant to Section 2.1, which loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a LIBOR Loan, in each case as selected by the Borrower Agent on behalf of the Canadian Borrower, and any Canadian Swingline Loan, Canadian Overadvance Loan or Canadian Protective Advance.

“Canadian Revolver Usage” the Dollar Equivalent of an amount equal to (a) the aggregate amount of outstanding Canadian Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Canadian Letters of Credit, except to the extent Cash Collateralized by any Obligor.

“Canadian Security Agreement” that certain Canadian Security Agreement, dated as of the Closing Date, by and between Canadian Borrower and Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Canadian Security Documents” the Foreign Facility Guarantee and Collateral Agreement, the Canadian Security Agreement, each Deed of Movable Hypothec, if any, among any of the Canadian Facility Obligors and Agent in order to secure any of the Canadian Facility Obligations, the Canadian Guaranties, the Canadian Mortgages, the Canadian IP Assignments, the Canadian Deposit Account Control Agreements, the Dutch Security Documents, the Mexican Security Documents, the UK Security Documents, the U.S. Security Documents and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Canadian Facility Obligations.

“Canadian Subsidiary” each Subsidiary that is incorporated or organized under the laws of Canada or any province or territory of Canada.

“Canadian Subsidiary Obligor” any Subsidiary directly owned by a Canadian Domiciled Obligor that is not an Immaterial Subsidiary, if any.

“Canadian Swingline Lender” Bank of America (Canada) in its capacity as provider of Canadian Swingline Loans.

“Canadian Swingline Loan” any Borrowing of Canadian Revolver Loans funded with Canadian Swingline Lender’s funds, until such Borrowing is settled among Canadian Lenders or repaid by Canadian Borrower, which Canadian Revolver Loan shall, if denominated in Canadian Dollars, be a Canadian Prime Rate Loan and shall, if denominated in Dollars, be a Canadian Base Rate Loan, in each case as selected by the Borrower Agent on behalf of Canadian Borrower.

“Capital Expenditures” for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP other than (x) such additions and expenditures classified as Permitted Acquisitions and (y) such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by the Parent Borrower and its consolidated Subsidiaries during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Original Closing Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Original Closing Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

“Cash Collateral” cash, and any interest or other income earned thereon, that is delivered to Agent or a Security Trustee to Cash Collateralize any Obligations.

“Cash Collateral Account” a Foreign Cash Collateral Account or a U.S. Cash Collateral Account, as the context requires.

“Cash Collateralize” the delivery of cash to Agent or a Security Trustee, as security for the payment of Obligations, in an amount equal to (a) with respect to any LC Obligations, 103% of the aggregate of such LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

“Cash Management Services” services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CCAA” the Companies’ Creditors Arrangement Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Cequent Mexico Holdings Share Pledge” a Dutch law governed notarial deed of pledge over the shares in the capital of Cequent Mexico Holdings B.V., made between UK Borrower as pledgor and Agent as pledgee, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“Cequent Nederland Holdings Share Pledge” a Dutch law governed notarial deed of pledge over the shares in the capital of Cequent Nederland Holdings B.V., made between Horizon International Holdings LLC as pledgor and Agent as pledgee, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“CFC” a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” any Subsidiary, other than Foreign Subsidiaries, substantially all the assets of which consist of Equity Interests of one or more Foreign Subsidiaries.

“Change in Control” (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent Borrower, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (c) the occurrence of any change in control (or similar event, however denominated) with respect to the Parent Borrower under (i) any indenture or other agreement in respect of Material Debt to which the Parent Borrower or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000.

“Change in Law” the occurrence, after the Original Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Civil Code” the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

“Claims” all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date” as defined in Section 6.1.

“Code” the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” all Property described in any Security Documents as security for any Obligations and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

“Collateral and Guarantee Requirement” the Foreign Facility Collateral and Guarantee Requirement and/or the U.S. Facility Collateral and Guarantee Requirement, as the context requires.

“Commission” the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Commitment” for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments (not to exceed the Maximum Facility Amount), which on the Closing Date consist of (a) $2,000,000 in respect of the Canadian Revolver Commitments, (b) $3,000,000 in respect of the UK Revolver Commitments, and (c) $94,000,000 in respect of the U.S. Revolver Commitments.

“Commitment Termination Date” (a) with respect to the Canadian Revolver Commitments, the Canadian Commitment Termination Date, (b) with respect to the UK Revolver Commitments, the UK Commitment Termination Date and (c) with respect to the U.S. Revolver Commitments, the U.S. Commitment Termination Date.

“Commodity Exchange Act” the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” a certificate, in form and substance satisfactory to Agent, by which Borrower Agent certifies compliance with Section 10.3.

“Consolidated EBITDA” for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vi) all losses during such period that relate to the retirement of Debt, (vii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of the Parent Borrower or any of the Subsidiaries, (viii) the aggregate amount of deferred financing expenses for such period, (ix) all other noncash expenses or losses of the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (x) any nonrecurring fees, expenses or charges realized by the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Debt, whether or not consummated, (xi) fees and expenses in connection with the Original Closing Date Transactions, (xii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Original Closing Date, (xiii) the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions, and other synergies not to exceed $12,500,000 resulting from the Westfalia Acquisition that are projected by the Parent Borrower in good faith and certified by a Financial Officer of the Parent Borrower in writing to the Agent to result from actions either taken or expected to be taken within eighteen (18) months of the

Westfalia Acquisition Closing Date, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, and synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such period), (xiv) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, (xv) net losses from discontinued operations, (xvi) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on January 1, 2015 from discontinued operations, and (xvii) losses or charges associated with asset sales otherwise permitted hereunder, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-cash income, profits or gains for such period and (iii) any gains realized from the retirement of Debt after the Original Closing Date, all determined on a consolidated basis in accordance with GAAP; provided, however that the amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvii) above for any period shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined without including amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvii) above for such period). If any Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 10.2.5 during the relevant period for determining any leverage ratio hereunder, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining such leverage ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if such Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Debt of the Subject Person is included in Total Debt for purposes of calculating the applicable leverage ratio in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Borrowers in consultation with Agent.

“Consolidated Net Income” for any period, the net income or loss of the Parent Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower or a Significant Investment) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with Applicable Law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary and (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

“Contingent Obligation” any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control” the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Accounts” each Deposit Account and Securities Account required to be subject to the Lien and control of Agent or a Security Trustee pursuant to the Loan Documents.

“Controlling Term Loan Agent” means (a) Senior Term Loan Agent until the end of the Senior Term Period and (b) Term Loan Agent at all times thereafter.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Party” Agent, a Lender or any Issuing Bank; and “Credit Parties” means Agent, Lenders and Issuing Banks.

“Creditor Representative” under any Applicable Law, a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary.

“CTA” the Corporation Tax Act 2009 (UK), as amended from time to time.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for Borrowed Money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the Ordinary Course of Business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Debt” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or Equity Interests and (b) trade payables and accrued expenses in each case arising in the Ordinary Course of Business.

“Deed of Movable Hypothec” a deed of hypothec charging the movable (personal) property of an Obligor pursuant to the Civil Code, in the event that any of the Canadian Facility Obligors own movable (personal) property in Quebec.

“Default” any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

“Defaulting Lender” any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or (ii) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements; and provided further, that a Lender shall not be deemed to be a Defaulting Lender under clauses (a), (b) or (c) if it has notified Agent and Borrowers in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.

“Deposit Account” (a) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (b) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

“Deposit Account Control Agreements” the Canadian Deposit Account Control Agreements, the UK Deposit Account Control Agreements and/or the U.S. Deposit Account Control Agreements, as the context requires.

“Dilution Percent” the percent, determined for each Borrower Group for the most recently ended twelve-month period, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to the Accounts of the Borrower(s) in the applicable Borrower Group, divided by (b) gross sales of the Borrower(s) in the applicable Borrower Group.

“Discharge of Senior Obligations” shall have the meaning as defined in the Term Intercreditor Agreement.

“Disclosed Matters” the actions, suits and proceedings and the environmental matters disclosed in Schedule 9.1.6.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Full Payment of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date with respect to the Obligations.

“Distribution” any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Document” as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Obligor, a “document of title” as defined in the PPSA) or any other Applicable Law, as applicable.

“Dollar Equivalent” on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Spot Rate to obtain the stated amount of the other currency.

“Dollars” lawful money of the United States.

“Domestic Subsidiary” any Subsidiary, other than the Foreign Subsidiaries.

“Dominion Account” with respect to (a) the Canadian Borrower, each Canadian Dominion Account, (b) the UK Borrower, each UK Dominion Account, and (c) the U.S. Borrowers, each U.S. Dominion Account.

“Dominion Trigger Period” (I) prior to February 28, 2019, the period (a) commencing on the ~~date~~day that an Event of Default occurs ~~or U.S. Adjusted~~, or U.S. Availability is less than or equal to $6,700,000 (computed without reference to the U.S. Special Availability Block), and (b) continuing until the earlier of (x) February 28, 2019 and (y) no Event of Default having existed and U.S. Availability having been greater than $6,700,000 (computed without reference to the U.S. Special Availability Block) during each of the preceding 30 consecutive days; or (II) from and after February 28, 2019 (a) commencing on the day that an Event of Default occurs, or U.S. Availability is less than the Dominion

Trigger Threshold and (b) continuing until no Event of Default exists and, during each of the previous 30 consecutive days, U.S. Adjusted Availability has been not less than the Dominion Trigger Threshold.

“Dominion Trigger Threshold” the greater of (a) 10% of the U.S. Revolver Commitments and (b) $10,000,000.

“Dutch Collateral and Guarantee Requirement” subject to any applicable limitations set forth in the Security Documents and the Agreed Security Principles, with respect to any and all Dutch Domiciled Obligors (provided that the scope of the Lien granted by the Netherland Holdcos (as defined in the Foreign Facility Guarantee and Collateral Agreement) shall exclude the Netherland Holdco Excluded Property (as defined in the Foreign Facility Guarantee and Collateral Agreement)), the requirement that:

(a) each Dutch Domiciled Obligor shall have obtained all consents and approvals required to be obtained by it in accordance with Dutch law and its articles of association in connection with the execution of all Dutch Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens thereunder, and in each case except to the extent not required to be obtained pursuant to the terms of the Loan Documents;

(b) each Dutch Domiciled Obligor shall have validly executed the notarial power of attorney for the purpose of executing the Dutch Security Document to which it is a party;

(c) each Dutch Security Document shall have been executed before a Dutch law civil notary (notaris);

(d) Agent shall have received certified copies of each of the Dutch Security Documents; and

(e) each Lien which is granted by means of the Dutch Security Documents shall have been registered in the relevant shareholders register.

“Dutch Domiciled Obligors” Cequent Nederland Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its registered office (statutaire zetel) in Amsterdam, the Netherlands and registered with the trade register of the chamber of commerce, under number 34347776, Cequent Mexico Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its registered office (statutaire zetel) in Amsterdam, the Netherlands and registered with the trade register of the chamber of commerce, under number 55435637, and each other Obligor organized under the laws of the Netherlands or any jurisdiction thereof.

“Dutch Security Documents” the Cequent Nederland Holdings Share Pledge and the Cequent Mexico Holdings Share Pledge.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” the (a) Canadian Eligible Accounts and/or (b) U.S. Eligible Accounts, as the context requires.

“Eligible Assignee” a Person that is (a) a Lender, Affiliate or branch of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; and (c) during an Event of Default under Section 11.1(a), (b), (h) or (i) (without regard to any waiting period) or any other Event of Default that has occurred and remains continuing for a period equal to or exceeding 30 days, any Person acceptable to Agent in its Permitted Discretion.

“Eligible Inventory” the (a) Canadian Eligible Inventory, (b) UK Eligible Inventory, and/or (c) U.S. Eligible Inventory, as the context requires.

“Eligible In-Transit Inventory” Inventory owned by a Borrower that would be Eligible Inventory of such Borrower if it were not of a type subject to a Document and/or in transit from a foreign location to a location of (x) the Canadian Borrower within the United States or Canada, (y) the UK Borrower within the United States or Mexico or (z) a U.S. Borrower within the United States, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, (a) no Inventory shall be Eligible In-Transit Inventory unless (i) it is insured in an amount and manner reasonably satisfactory to Agent; (ii) it is not sold by a vendor that has asserted any right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (iii) it is subject to purchase orders and other sale documentation satisfactory to Agent, and title has passed to such Borrower; (iv) it is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC or any other Governmental Authority; (v) it is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver in the form of Exhibit C-1 (with appropriate modifications to remove the references to the Senior Term Agent, the Senior Term Loan Documents, the Term Loan Agent and the Term Loan Documents if such Lien Waiver is delivered with respect to an Obligor that is not a U.S. Obligor) or on terms acceptable to Agent in its Permitted Discretion; and (vi) if purchased from any Affiliate of a Borrower (including without limitation, TriMas Sourcing B.V. and any successor thereof) or any Affiliate of TriMas Corporation, such Affiliate shall have executed a Lien Waiver in the form of Exhibit C-2 (with appropriate modifications to remove the references to the Senior Term Agent, the Senior Term Loan Documents, the Term Loan Agent and the Term Loan Documents if such Lien Waiver is delivered with respect to an Obligor that is not a U.S. Obligor) or on terms acceptable to Agent in its Permitted Discretion; and (b) no Inventory shall be Eligible In-Transit Inventory during an Eligible In-Transit Inventory Trigger Period unless it (i) satisfies all of the conditions set forth in the foregoing clause (a) and (ii) is subject to a negotiable Document showing Agent or a Security Trustee (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve.

“Eligible In-Transit Inventory Trigger Period” the period (a) commencing on the day that (i) an Event of Default occurs, (ii) U.S. Adjusted Availability is less than or equal to, for 3 consecutive Business Days, the lesser of (A) 30% of the U.S. Borrowing Base or (B) 30% of the aggregate amount of all U.S. Revolver Commitments, or (iii) U.S. Adjusted Availability is at any time less than or equal to the lesser of

(A) 25% of the U.S. Borrowing Base or (B) 25% of the aggregate amount of all U.S. Revolver Commitments; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, U.S. Adjusted Availability has been greater than the lesser of (i) 30% of the U.S. Borrowing Base or (ii) 30% of the aggregate amount of all U.S. Revolver Commitments.

“Enforcement Action” any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

“Environmental Laws” all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Equity Interest” shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests, but excluding any debt securities convertible into or referencing any of the foregoing.

~~2~~ “ERISA” the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a U.S. Pension Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any U.S. Pension Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such U.S. Pension Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with

~~2 Amended per Third Amendment.~~

respect to any U.S. Pension Plan; (d) a determination that any U.S. Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any U.S. Pension Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any U.S. Pension Plan or U.S. Pension Plans or to appoint a trustee to administer any U.S. Pension Plan; (g) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any U.S. Pension Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” the single currency of the Participating Member States.

“Event of Default” as defined in Section 11.

“Excluded Account” (a) Excluded Trust Accounts, (b) Deposit Accounts and Securities Accounts of the Obligors located in the United States, Canada or the United Kingdom and containing not more than $50,000 individually or $250,000 in the aggregate at any time, (c) zero-balance accounts that sweep on a daily basis to an account maintained with Agent or subject to a Deposit Account Control Agreement and (d) Deposit Accounts and Securities Accounts of the Foreign Domiciled Obligors not located in the United States, Canada or the United Kingdom and containing not more than $300,000 individually or $1,000,000 in the aggregate for any period of time exceeding three (3) consecutive Business Days.

“Excluded Swap Obligation” with respect to any Obligor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” (a) Taxes imposed on or measured by a Recipient’s net or overall gross income or net worth or similar Taxes (however denominated), capital Taxes within the meaning of Section 190.1 of the Income Tax Act (Canada) (or similar Taxes imposed by Canada or any political subdivision thereof), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, any U.S. withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender (i) acquires such interest in the Loan or Commitment (except any assignee pursuant to an assignment request by Borrower Agent under Section 13.4) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.8.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender become a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; (d) U.S. withholding Taxes imposed pursuant to FATCA; and (e) any Canadian withholding Taxes resulting from (i) a Lender not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with a Credit Party or (ii) a Lender being, or not dealing at arm’s length with, a “Specified Shareholder” within the meaning of Section 18(5) of the Income Tax Act (Canada) of a Credit Party.

“Excluded Trust Accounts” means Deposit Accounts or Securities Accounts used exclusively (a) for payroll, taxes or employee benefits, (b) to receive proceeds of Accounts sold to third parties pursuant to Specified Vendor Receivables Financings permitted under the Loan Documents, (c) to hold cash and/or cash equivalents pledged to secure other obligations of the Parent Borrower or any Subsidiary thereof pursuant to Liens permitted under the Loan Documents, (d) as escrow accounts, (e) as fiduciary or trust accounts held exclusively for the benefit of third parties, other than an Obligor and (f) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances”, including in connection with any letters of credit issued pursuant to such clauses, if the documents governing such deposits prohibit the granting of a Lien on such deposits.

“Existing Letters of Credit” those letters of credit existing on the Closing Date and identified on Schedule 1.1(A).

“Extraordinary Expenses” all costs, expenses or advances that Agent or any Security Trustee may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Security Trustee, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s and/or Security Trustee’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and/or Security Trustee in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“FATCA” (a) Sections 1471 through 1474 of the Code as of the Original Closing Date or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Original Closing Date or any amended or successor provision as described in clause (a) above and (c) any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Rate” (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

“FILO Amount” from and after the FILO Commencement Date, as of any date of determination, the Dollar-equivalent result of:

(a)        the sum of (i) (a) 5% of the Value of U.S. Eligible Accounts, plus (b) 10% of the NOLV Percentage of the Value of U.S. Eligible Inventory at such time, multiplied by

(b)        (i) one (1), during the 21 month period following the FILO Commencement Date and (ii) at all times thereafter (up to the FILO Termination Date), a fraction, the numerator of which shall be the number of full fiscal quarterly periods remaining prior to FILO Termination Date and the denominator of which shall be 6; provided that from and after the FILO Termination Date, the FILO Amount shall be zero ($0). For purposes of clarity, the first “full fiscal quarterly period” shall mean a fiscal quarterly period commencing on the same calendar day that corresponds to the 21 month anniversary of the FILO Commencement Date with reductions in the FILO Amount being effective on the first day of each applicable full fiscal quarterly period.

“FILO Commencement Date” June 30, 2015.

“FILO Loan” a U.S. Revolver Loan constituting a FILO Loan that is borrowed and deemed outstanding pursuant to Section 4.1.1(a).

“FILO Termination Date” June 30, 2018.

“Financial Covenant Trigger Period” the period (a) commencing on the day that an Event of Default occurs, or U.S. Availability (computed without reference to the U.S. Special Availability Block during the period from the Fourth Amendment Effective Date to but excluding February 28, 2019) is less than or equal to ~~(i) if no principal amount of FILO Loans is outstanding,~~ the lesser of (A) 10% of the U.S. Borrowing Base or (B) 10% of the aggregate amount of all U.S. Revolver Commitments, ~~or (ii) if any portion of the principal amount of FILO Loans is outstanding, the lesser of (A) 15% of the U.S. Borrowing Base or (B) 15% of the aggregate amount of all U.S. Revolver Commitments;~~ and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and U.S. Availability (computed without reference to the U.S. Special Availability Block during the period from the Fourth Amendment Effective Date to but excluding February 28, 2019) has been greater than ~~(i) if no principal amount of FILO Loans is outstanding,~~ the lesser of (A) 10% of the U.S. Borrowing Base or (B) 10% of the aggregate amount of all U.S. ~~Revolver Commitments, or (ii) if any portion of the principal amount of FILO Loans is outstanding, the lesser of (A) 15% of the U.S. Borrowing Base or (B) 15% of the aggregate amount of all U.S.~~ Revolver Commitments.

“Financial Officer” the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

“First Lien Net Leverage Ratio” on any date, the ratio of (a) First Lien Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“First Lien Secured Debt” Total Debt that is secured by a first priority Lien on any asset of the Parent Borrower or any of its Subsidiaries (it being understood that any Debt outstanding under this Agreement and any Debt outstanding under the Senior Term Loan Agreement and the Term Loan Agreement is First Lien Secured Debt).

“Fiscal Quarter” each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year” the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio” the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 12 months, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges. For purposes of calculating the Fixed Charge Coverage Ratio for the 12-month periods ending December 31, 2015, January 31, 2016, February 29, 2016, March 31, 2016, April 30, 2016, and May 31, 2016, cash taxes paid for each such 12-month period shall be calculated by using the amount of cash taxes paid for the period from July 1, 2015 through the last day of the applicable 12-month period and multiplying such amount by (i) 2, in the case of the 12-month period ending December 31, 2015, (ii) 12/7, in the case of the 12-month period ending January 31, 2016, (iii) 3/2, in the case of the 12-month period ending February 29, 2016, (iv) 4/3, in the case of the 12-month period ending March 31, 2016, (v) 6/5, in the case of the12-month period ending April 30, 2016, and (vi) 12/11, in the case of the 12-month period ending May 31, 2016.

“Fixed Charges” the sum of interest expense (other than payment-in-kind), scheduled principal payments made on Borrowed Money, and cash Distributions made by the Parent Borrower.

“Floating Rate Loan” a Base Rate Loan or a Canadian Prime Rate Loan.

“FLSA” the Fair Labor Standards Act of 1938, as amended from time to time.

“Foreign Allocated U.S. Availability” Canadian Allocated U.S. Availability and UK Allocated U.S. Availability.

“Foreign Allocated U.S. Availability Reserve” the aggregate amount of U.S. Availability allocated by Borrower Agent for inclusion in the Borrowing Bases of the Foreign Borrowers.

“Foreign Borrowers” the Canadian Borrower and the UK Borrower.

“Foreign Cash Collateral Account” a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be held in the United States and shall be subject to a Lien in favor of Agent for the benefit of the Foreign Facility Secured Parties.

“Foreign Cross-Guarantee” as defined in Section 5.10.4.

“Foreign Domiciled Obligor” any Obligor that is not a U.S. Domiciled Obligor.

“Foreign Facility Collateral and Guarantee Requirement” subject to any applicable limitations set forth in the Security Documents and the Agreed Security Principles:

(a)	with respect to any and all Canadian Facility Obligors, the requirement that:

(i)         Agent shall have received from each party thereto (other than Agent) either (A) a counterpart of the Foreign Facility Guarantee and Collateral Agreement (with respect to Foreign Domiciled Obligors and, to the extent requested by Agent, U.S. Domiciled Obligors) and each of the other Canadian Security Documents to which such Person is a party, duly executed and delivered on behalf of such Canadian Facility Obligor, as applicable, or (B) in the case of any Person that becomes a Canadian Facility Obligor after the Closing Date, a joinder to this Agreement and a supplement or a counterpart to the Foreign Facility Guarantee and Collateral Agreement (with respect to Foreign Domiciled Obligors and, to the extent requested by Agent, U.S. Domiciled Obligors) and each other applicable Canadian Security Document, in each case in the form specified therein, duly executed and delivered on behalf of such Canadian Facility Obligor, as applicable;

(ii)        all outstanding Equity Interests of each Subsidiary Obligor owned by or on behalf of any Canadian Facility Obligor shall have been pledged pursuant to an appropriate Canadian Security Document and, subject to the Intercreditor Agreement, Agent or Controlling Term Loan Agent, as applicable, shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(iii)        all Debt for borrowed money having an aggregate principal amount in excess of $500,000 that is owing to any Canadian Facility Obligor shall be evidenced by a promissory note and shall have been pledged pursuant to an appropriate Canadian Security Document, and, subject to the Intercreditor Agreement, Agent and/or Controlling Term Loan Agent, as applicable, shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(iv)        all documents and instruments, including UCC and PPSA financing statements, required by Applicable Law or reasonably requested by Agent to be filed, registered or recorded to create the Liens on the assets of such Canadian Facility Obligor intended to be created by the Canadian Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Canadian Security Documents (with respect to U.S. Obligors that are also Canadian Facility Obligors, in each case subject to the Intercreditor Agreement), shall have been filed, registered or recorded;

(v)         Agent shall have received, with respect to any Mortgaged Property of any Canadian Facility Obligor (A) counterparts of a Canadian Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (B) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Canadian Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2.2, together with such endorsements, coinsurance and reinsurance as Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (1) available in the relevant jurisdiction (provided in no event shall Agent request a creditors’ rights endorsement) and (2) available at commercially reasonable rates, (C) if reasonably requested by Agent, a current appraisal of any such Mortgaged Property, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders (it being understood that if such appraisal is required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), (D) if reasonably requested by Agent, an environmental assessment with respect to any such Mortgaged Property, prepared by environmental engineers reasonably acceptable to Agent, and such other reports, certificates, studies or data with respect to such

Mortgaged Property as Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), and (E) such abstracts, legal opinions and other documents as Agent or the Required Lenders may reasonably request with respect to any such Canadian Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any such Mortgaged Property;

(vi)        each Canadian Facility Obligor shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Canadian Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, and in each case except to the extent not required to be obtained pursuant to the terms of the Loan Documents; and

(vii)       the U.S. Facility Collateral and Guarantee Requirement (with respect to U.S. Obligors only), the Mexican Collateral and Guarantee Requirement (with respect to Mexican Domiciled Obligors only), and the Dutch Collateral and Guarantee Requirement (with respect to Dutch Domiciled Obligors only) shall be met; and

(b)	with respect to any and all UK Facility Obligors, the requirement that:

(i) Agent shall have received from each party thereto (other than Agent) either (A) a counterpart of the Foreign Facility Guarantee and Collateral Agreement (with respect to Foreign Domiciled Obligors and, to the extent requested by Agent, U.S. Domiciled Obligors) and each of the other UK Security Document to which such Person is a party, duly executed and delivered on behalf of such UK Facility Obligor, as applicable, or (B) in the case of any Person that becomes a UK Facility Obligor after the Closing Date, a joinder to this Agreement and deeds of accession or supplements to the Foreign Facility Guarantee and Collateral Agreement (with respect to Foreign Domiciled Obligors and, to the extent requested by Agent, U.S. Domiciled Obligors) and each other applicable UK Security Document, in each case in the form specified therein, duly executed and delivered on behalf of such UK Facility Obligor, as applicable;

(ii)        all outstanding Equity Interests of each Subsidiary Obligor owned by or on behalf of any UK Facility Obligor shall have been pledged pursuant to an appropriate UK Security Document (such as the Mexican Equity Pledges) and, subject to the Intercreditor Agreement, Agent or Controlling Term Loan Agent, as applicable, shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(iii)       each UK Facility Obligor shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all UK Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, and in each case except to the extent not required to be obtained pursuant to the terms of the Loan Documents;

(iv)       Agent shall have received all documents and instruments required by law or reasonably requested by Agent to be filed, registered or recorded to create the Liens intended to be created by the UK Security Documents and perfect such Liens to the extent required by the UK Security Documents shall have been filed, registered, recorded or delivered to Agent for filing, registration or recording (including without limitation, with respect to the UK Borrower, the ratified notarial instrument corresponding to the Mexican Asset Pledge); and

(v)         the U.S. Facility Collateral and Guarantee Requirement (with respect to U.S. Obligors only), the Mexican Collateral and Guarantee Requirement (with respect to Mexican Domiciled Obligors only), and the Dutch Collateral and Guarantee Requirement (with respect to Dutch Domiciled Obligors only) shall be met.

“Foreign Facility Guarantee and Collateral Agreement” that certain Foreign Facility Guarantee and Collateral Agreement, dated as of the Closing Date, by and among Cequent Performance, Horizon International Holdings LLC, a Delaware limited liability company, the Canadian Domiciled Obligors, the UK Domiciled Obligors, the Mexican Domiciled Obligors, Cequent Nederland Holdings B.V., certain other Obligors and Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Foreign Facility Obligations” the Canadian Facility Obligations and the UK Facility Obligations.

“Foreign Facility Secured Parties” Canadian Facility Secured Parties and/or UK Facility Secured Parties, as the context requires.

“Foreign Lender” (a) with respect to each Borrower that is a U.S. Person, each Lender or Issuing Bank that is not a U.S. Person, and (b) with respect to each Borrower that is not a U.S. Person, each Lender or Issuing Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes.

“Foreign Obligor” each Obligor that is not a U.S. Obligor. For the avoidance of confusion, “Foreign Obligors” shall include all U.S. Domiciled Obligors that are not U.S. Facility Obligors, including, without limitation, CFC Holdcos and U.S. Holdcos.

“Foreign Plan” any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by Parent Borrower or any of its Subsidiaries with respect to employees employed outside of the U.S. or Canada, other than any state social security arrangements.

“Foreign Revolver Commitments” the Canadian Revolver Commitment and/or the UK Revolver Commitment, as the context requires.

“Foreign Subsidiary” any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to this Agreement, dated as of February 20, 2019 among the Borrowers, the other Obligors party thereto, the Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the “Amendment Effective Date” as set forth in the Fourth Amendment.

“Fronting Exposure” a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

“FSCO” The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Authority succeeding to the functions thereof.

“Full Payment” with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) (other than contingent indemnification obligations for which no claim has been asserted or is reasonably expected to be asserted); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of required Cash Collateral); and (c) the release of any and all claims of the Obligors against Agent, Lenders and their Affiliates arising on or before the payment date. “Fully Paid” has a correlative meaning. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

“GAAP” generally accepted accounting principles in effect in the United States from time to time.

“General Intangibles” as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Obligor, an “intangible” as defined in the PPSA) or any other Applicable Law, as applicable.

“Governmental Approvals” all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether it is or is not associated with Canada, the United Kingdom, the U.S. or any state, province, district or territory thereof, or any other foreign entity or government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Guarantee and Collateral Agreement” that certain ABL Guarantee and Collateral Agreement, dated as of June 30, 2015, by and among the U.S. Obligors and Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Guarantor Payment” as defined in Section 5.10.3.

“Guarantors” Canadian Facility Guarantors, UK Facility Guarantors, U.S. Facility Guarantors, and each other Person that guarantees payment or performance of Obligations, in each case as the context requires.

“Guaranties” the Canadian Guaranties, the UK Guaranties and/or the U.S. Guaranties, as the context requires.

“Hazardous Materials” all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” any (i) interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, (ii) Permitted Bond Hedge Transactions and (iii) Permitted Warrant Transactions.

“Immaterial Subsidiary” at any date, any Subsidiary of the Parent Borrower that, together with its consolidated Subsidiaries (i) does not, as of the last day of the Fiscal Quarter of the Parent Borrower most recently ended on or prior to such date for which financial statements are available, have assets with a value in excess of 2.5% of the consolidated total assets of the Parent Borrower and its consolidated Subsidiaries and (ii) did not, during the period of four consecutive Fiscal Quarters of the Parent Borrower most recently ended on or prior to such date for which financial statements are available, have revenues exceeding 2.5% of the total revenues of the Parent Borrower and its consolidated Subsidiaries; provided that, the aggregate assets or revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5.0% of consolidated assets or consolidated revenues, respectively, of the Parent Borrower and its consolidated Subsidiaries, collectively, at any time (and the Parent Borrower will promptly designate in writing to Agent the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“IMPI” the Mexican Institute of Intellectual Property (Instituto Mexicano de la Propiedad Industrial).

“Incremental Facility Agreement” an Incremental Facility Agreement, in form and substance reasonably satisfactory to Agent, among the Parent Borrower, the Term Loan Agent and one or more Term Loan Lenders and effecting such other amendments to the Term Loan Documents as are contemplated by Section 2.21 of the Term Loan Agreement.

“Incremental Term Commitment” with respect to any Term Loan Lender, the commitment, if any, of such Term Loan Lender, established pursuant to an Incremental Facility Agreement and Section 2.21 of the Term Loan Agreement, to make Incremental Term Loans of any series under the Term Loan Agreement, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such series to be made by such Term Loan Lender.

“Incremental Term Loans” any term loans made pursuant to Section 2.21(a) of the Term Loan Agreement.

“Indemnified Taxes” (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

“Insolvency Proceeding” any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, including without limitation the Mexican Bankruptcy Law, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada) and the CCAA; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off of the Person (other than in connection with a solvent reorganization permitted by Section 10.2.3); (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; or (g) in the case of a UK Domiciled Obligor, any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Domiciled Obligor being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Domiciled Obligor other than a solvent liquidation or reorganization of such UK Domiciled Obligor permitted by Section 10.2.3, (iii) a composition, assignment or arrangement with any class of creditors of such UK Domiciled Obligor or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Domiciled Obligor or any of its assets.

“Intellectual Property” the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation or violation thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Claim” any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercreditor Agreement” the Intercreditor Agreement, dated as of June 30, 2015, between Term Loan Agent and Agent, acknowledged by the U.S. Domiciled Obligors and relating to the Term Loan Debt, as amended by that certain First Amendment to Intercreditor Agreement, dated as of October 3, 2016, and by that certain Second Amendment to Intercreditor Agreement, dated on or about the Fourth Amendment Effective Date and supplemented by that certain Joinder Agreement to Intercreditor Agreement dated on or about the Fourth Amendment Effective Date and as further amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Interest Period” as defined in Section 3.1.4.

“Interest Period Loan” a Canadian BA Rate Loan or a LIBOR Loan.

“Inventory” as defined in the UCC, the PPSA or any other Applicable Law, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

“Inventory Formula Amount” the Canadian Inventory Formula Amount, the UK Inventory Formula Amount and/or the U.S. Inventory Formula Amount, as the context requires.

“Inventory Reserve” the Canadian Inventory Reserve, the UK Inventory Reserve and/or the U.S. Inventory Reserve, as the context requires.

“IRS” the United States Internal Revenue Service.

“Issuing Bank Indemnitees” the Canadian Issuing Bank Indemnitees, the UK Issuing Bank Indemnitees and the U.S. Issuing Bank Indemnitees.

“Issuing Banks” the Canadian Issuing Banks, the UK Issuing Banks and/or the U.S. Issuing Banks, as the context requires.

“ITA” the Income Tax Act 2007 (United Kingdom), as amended from time to time.

“Judgment Currency” as defined in Section 1.5.

“Latest Maturity Date” as of any date of determination, the latest maturity date applicable to any Loans outstanding or Commitments in effect hereunder and/or any Term Loan Debt or Incremental Term Commitment.

“LC Document” any of the Canadian LC Documents, UK LC Documents, and/or the U.S. LC Documents, as the context requires.

“LC Obligations” the Canadian LC Obligations, the UK LC Obligations and/or the U.S. LC Obligations, as the context requires.

“LC Request” a Canadian LC Request, a UK LC Request or a U.S. LC Request, as the context requires.

“Lender Indemnitees” Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, branches, agents and attorneys.

“Lenders” lenders party to this Agreement, including (a) Bank of America and its Affiliates and branches in their respective capacities as the Canadian Swingline Lender, the UK Swingline Lender and the U.S. Swingline Lender, (b) the Canadian Lenders, (c) the UK Lenders, (d) the U.S. Lenders and (e) their respective permitted successors and assigns and, where applicable, any Issuing Bank, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

“Lending Office” the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrower Agent.

“Letters of Credit” the Canadian Letters of Credit, the UK Letters of Credit and/or the U.S. Letters of Credit, as the context requires.

“LIBOR” the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

“LIBOR Loan” each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

“LIBOR Revolver Loan” a Revolver Loan that bears interest based on LIBOR; provided, however, that a Canadian Base Rate Loan bearing interest as set forth in clause (c) of the definition of Canadian Base Rate, or a U.S. Base Rate Loan bearing interest as set forth in clause (c) of the definition of U.S. Base Rate, shall not constitute a LIBOR Revolver Loan.

“License” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Licensor” any Person from whom an Obligor obtains the right to use any Intellectual Property.

“Lien” with respect to any asset, (a) any mortgage (hypotheek), deed of trust, lien and in general any right in rem (beperkte recht), pledge (pandrecht), hypothecation, encumbrance, charge, trust (deemed, constructive, statutory or otherwise) or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Waiver” documents in the form of Exhibits C-1 and C-2 (in each case with appropriate modifications to remove the references to the Term Loan Agent, the Term Loan Documents, the Term Loan Agent and the Term Loan Documents if such Lien Waiver is delivered with respect to an Obligor that is not a U.S. Obligor) and each other landlord waiver, bailee letter, or acknowledgement agreement of any lessor, mortgagee, warehouseman, processor, shipper, customs broker, freight forwarder, repairman, mechanic, bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s books and records, Equipment, or Inventory, or, with respect to any Collateral subject to a Licensor’s Intellectual Property rights, an agreement of such Licensor, in each case, in form and substance reasonably satisfactory to Agent.

“Loan” a Revolver Loan.

“Loan Documents” this Agreement, Other Agreements and Security Documents.

“Loan Year” each 12 month period commencing on the Original Closing Date and on each anniversary of the Original Closing Date.

“Local Time” with respect to (a) Canadian Revolver Loans, prevailing time in Toronto, Ontario, Canada, (b) UK Revolver Loans, prevailing time at Agent’s notice address under Section 14.3.1 and (c) U.S. Revolver Loans, prevailing time at Agent’s notice address under Section 14.3.1.

“Margin Stock” as defined in Regulation U of the Board.

“Material Adverse Effect” a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Parent Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Obligor in any material respect to perform any of its obligations under any

Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document or the validity or priority of Agent’s or any Security Trustee’s Liens on any Collateral.

“Material Agreements” any agreements or instruments relating to Material Debt.

“Material Debt” (a) the Term Loan Debt ~~and (b~~, (b) the Debt outstanding in respect of the Senior Term Loan Documents and (c) any other Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. For the avoidance of doubt, the term “Material Debt” shall not include any obligations under any Permitted Warrant Transaction.

“Maximum Alternative Incremental Debt Amount” an aggregate principal amount of Alternative Incremental Debt that would not, immediately after giving effect to the establishment thereof and any other Debt incurred substantially simultaneously therewith (and any related repayment of Debt), cause (a) with respect to any Pari Passu Alternative Incremental Debt, the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 3.25 to 1.00, (b) with respect to any Alternative Incremental Debt secured by Liens that are junior to the Liens on the Collateral securing the Term Loan Debt, the Secured Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 3.50 to 1.00 and (c) with respect to any unsecured Alternative Incremental Debt, the Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 4.00 to 1.00.

“Maximum Facility Amount” $99,000,000.

“Mexican Asset Pledges” (i) three (3) non-possessory pledge agreements (contratos de prenda sin transmisión de posesión) dated on or about the Closing Date and satisfactory to Agent, pursuant to which the Mexican Domiciled Obligors have pledged and granted a first priority Lien in favor of Agent over all or substantially all of the present and future movable assets (bienes muebles) and/or equipment owned by each Mexican Domiciled Obligor located in Mexico, including but not limited to Inventory, Equipment, Intellectual Property, among others; and (ii) one (1) pledge agreement dated on or about the Closing Date and satisfactory to Agent, pursuant to which the UK Borrower has pledged and granted a first priority Lien in favor of Agent over all present and future assets and/or equipment owned by the UK Borrower located in Mexico, including but not limited to Inventory, Equipment, Intellectual Property, among others, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mexican Bankruptcy Law” the Mexican Ley de Concursos Mercantiles, as amended, implemented and/or supplemented from time to time.

“Mexican Collateral and Guarantee Requirement” subject to any applicable limitations set forth in the Security Documents and the Agreed Security Principles, with respect to all Mexican Domiciled Obligors, the requirement that Agent shall have received evidence of the following documents:

(a)         a copy of the mercantile folio (folio mercantil) of each Mexican Domiciled Obligor, issued by the corresponding Public Registry of the Property and Commerce (Registro Público de la Propiedad y del Comercio) evidencing the absence of any Insolvency Proceedings;

(b)         notarized copies of the partner’s resolutions of the Mexican Domiciled Obligors: (i) authorizing the execution, delivery and performance of the Loan Documents to which such Mexican Domiciled Obligors are party; (ii) authorizing a specific person or persons to execute the Loan Documents to which each such Mexican Domiciled Obligor is a party on behalf of such Mexican Domiciled Obligor; (iii) authorizing a specific person or persons, on behalf of each Mexican Domiciled Obligor, to sign and/or dispatch all documents and notices to be signed or dispatched by such Mexican Domiciled Obligor under or in connection with the Loan Documents to which it is a party; (iv) authorizing the appointment of the Borrower Agent as each Mexican Domiciled Obligor’s agent for service of process in New York; and (v) waiving the pre-emptive rights of each Mexican Domiciled Obligor in respect of any pledged Equity Interests, authorizing the division of such Equity Interests and approving any sale of such Equity Interests conducted in the context of foreclosures under the Security Documents;

(c)         a certificate of a member of the board of managers or an authorized officer of each Mexican Domiciled Obligor as to the Solvency of such Mexican Domiciled Obligor;

(d)         a ratified notarial instrument by a Mexican notary public of the Mexican Asset Pledges and Mexican Equity Pledges;

(e)         all documents and instruments, required by law or reasonably requested by Agent to be filed, registered or recorded to create the Liens intended to be created by the Foreign Facility Guarantee and Collateral Agreement and by the Mexican Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Foreign Facility Guarantee and Collateral Agreement and by the Mexican Security Documents, shall have been filed, registered or recorded or delivered to Agent for filing, registration or recording; and

(f)         duly executed Canadian Guaranties and UK Guaranties.

“Mexican Domiciled Obligors” Cequent Sales Company de Mexico, S. de R.L. de C.V., a limited liability company organized under the laws of Mexico, Cequent Trailer Products, S. de R.L. de C.V., a limited liability company organized under the laws of Mexico, Cequent Electrical Products de Mexico, S. de R.L. de C.V., a limited liability company organized under the laws of Mexico, and each other Obligor organized or incorporated under the laws of Mexico or any jurisdiction thereof.

“Mexican Equity Pledges” three (3) non- possessory pledge agreements (contratos de prenda sin transmisión de posesión), dated on or about the Closing Date and satisfactory to Agent, pursuant to which the interest holders of the Mexican Domiciled Obligors have pledged and granted a first priority Lien in favor of Agent over all of the Equity Interests in each of the Mexican Domiciled Obligors, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mexican Security Documents” the Mexican Asset Pledges, the Mexican Equity Pledges, and all other documents, instruments and agreements governed by the laws of Mexico now or hereafter securing (or given with the intent to secure) any of the Foreign Facility Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mexico” means the United Mexican States.

“Moody’s” Moody’s Investors Service, Inc., and its successors.

“Mortgages” the Canadian Mortgages, the UK Mortgages and/or the U.S. Mortgages, as the context requires.

“Mortgaged Property” each parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 10.1.9.

“Multiemployer Plan” any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Leverage Ratio” on any date, the ratio of (a) Total Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“Net Proceeds” with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Debt (other than Loans, Debt in respect of the Senior Term Loans, Term Loan Debt, Pari Passu Alternative Incremental Debt or any Permitted Term Loan Refinancing Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods.

“New Borrower” as defined in Section 10.1.9(d).

“New Lender” each Lender that becomes a party to this Agreement after the Closing Date.

“NOLV Percentage” the net orderly liquidation value of any particular type of Inventory (whether raw materials, work-in-process or finished goods), expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

“Notice of Borrowing” a request by Borrower Agent of a Borrowing of Revolver Loans in the form attached as Exhibit F hereto or otherwise in form satisfactory to Agent.

“Notice of Conversion/Continuation” a request by Borrower Agent of a conversion or continuation of any Loans as Canadian BA Rate Loans or LIBOR Loans, in form satisfactory to Agent.

“Obligations” all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including without limitation the Foreign Facility Obligations and the U.S. Facility Obligations; provided that Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Obligors” the Canadian Facility Obligors, the UK Facility Obligors and the U.S. Facility Obligors, collectively, and “Obligor” means any of the Obligors, individually.

“Obligor Group” a group consisting of (a) the Canadian Facility Obligors, (b) the UK Facility Obligors or (c) the U.S. Facility Obligors, as the context requires.

“OFAC” Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Course of Business” the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

“Organic Documents” with respect to any Person, its charter, certificate or articles of incorporation, memorandum of association, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Original Closing Date” June 30, 2015.

“Original Closing Date Dividend” as defined in the definition of “Original Closing Date Transactions”.

“Original Closing Date Transactions” collectively, (a) the consummation of the Spin-Off in accordance with the terms of the Spin-Off Agreement, (b) the payment of a dividend in an amount not to exceed $225,000,000, $200,000,000 of such dividend being funded with Term Loan Debt and the remaining amount being funded with cash on-hand, made on the Original Closing Date by the Parent Borrower to TriMas in accordance with the Spin-Off Agreement (the “Original Closing Date Dividend”), (c) the execution, delivery and performance on the Original Closing Date by each U.S. Obligor of the Loan Documents to which it was a party as of such date, the borrowing (if any) of the Loans on the Original Closing Date and issuance (if any) of Letters of Credit under the Original Loan Agreement on the Original Closing Date and the use of the proceeds of the foregoing, (d) the execution, delivery and performance by each U.S. Obligor of the Term Loan Documents to which it is a party, the borrowing of Term Loan Debt on the Original Closing Date and the use of the proceeds thereof and (e) the payment of the fees and expenses payable in connection with the foregoing.

“OSHA” the Occupational Safety and Hazard Act of 1970.

“Other Agreement” the Intercreditor Agreement and each LC Document, fee letter, Lien Waiver, Borrowing Base Report, Compliance Certificate, Perfection Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent, a Security Trustee or a Lender in connection with any transactions relating hereto.

“Other Connection Taxes” Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes” all present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).

“Overadvance” a Canadian Overadvance, a UK Overadvance or a U.S. Overadvance, as the context requires.

“Overadvance Loan” a Canadian Overadvance Loan, a UK Overadvance Loan or a U.S. Overadvance Loan, as the context requires.

“Parent Borrower” as defined in the preamble to this Agreement.

“Pari Passu Alternative Incremental Debt” as defined in the definition of “Alternative Incremental Debt”.

“Pari Passu Permitted Term Loan Refinancing Debt” Permitted Term Loan Refinancing Debt that is secured by Liens on a pari passu basis with the Liens on the Collateral securing the Term Loan Debt.

“Participant” as defined in Section 13.2.

“Participating Member State” any member state of the European Union that has the Euro as its lawful currency in accordance with the legislation of the European Union relating to the Economic and Monetary Union.

“Patents” with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications and any and all industrial designs and industrial design applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Patriot Act” the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Item” each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

“PBA” the Pension Benefits Act (Ontario), as amended from time to time, or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan is required to be registered.

“PBGC” the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” a certificate in the form of Exhibit D hereto or any other form approved by Agent.

“Permitted Acquisition” any Acquisition, whether by purchase, merger, consolidation or otherwise, by the Parent Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such Acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with Applicable Laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken under Section 10.1.9 have been taken, (iv) the investment is permitted under clauses (q), (r) or (s) of Section 10.2.4, (v) any Debt or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 10.2.1 and (vi) the Parent Borrower has delivered to Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (v) above, together with all relevant financial information for the Person or assets to be acquired. Notwithstanding anything to the contrary herein, no acquisition or other transaction shall be deemed to be a Permitted Acquisition during the Senior Term Period.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) purchased by the Parent Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness” means senior, unsecured Debt of the Parent Borrower that (i) has no scheduled principal amortization prior to maturity, (ii) has a scheduled maturity date not earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations and (iii) is convertible into shares of common stock of the Parent Borrower (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities).

“Permitted Discretion” a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

“Permitted Encumbrances”

(a)         Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 10.1.6;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 10.1.6;

(c)         pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)         deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e)         judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11.1;

(f)         easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary and, with respect to any Real Estate located in Canada, the qualifications, limitations, reservations and provisos contained in the original grant from the Crown, as varied by statutes;

(g)        ground leases in respect of real property on which facilities owned or leased by any Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h)        Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(i)         leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrowers and the Subsidiaries, taken as a whole;

(j)         banker’s liens, rights of set-off or similar rights, in each case arising by operation of law;

(k)        Liens in favor of a landlord on leasehold improvements in leased premises; and

(l)         any Lien arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Permitted Incremental Term Loans” any Incremental Term Commitment (and the Incremental Term Loans in respect thereof) incurred so long as the aggregate principal amount thereof, as of the date of incurrence of such Debt, did not exceed (i) (together with the amount of Alternative Incremental Debt established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount as of the date of incurrence of such Debt plus (ii) an additional amount so long as after giving effect to the establishment of such Incremental Term Commitment (and assuming such Incremental Term Commitment was fully drawn) and any other Debt incurred substantially simultaneously therewith and any related repayment of Debt, the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash) did not exceed 3.50 to 1.00.

“Permitted Investments”

(a)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)         investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)         fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)         securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f)         securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g)         investments of the same quality as those identified on Schedule 10.2.4 as “Qualified Foreign Investments” made in the Ordinary Course of Business;

(h)         cash; and

(i)         investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

“Permitted Jurisdiction” as defined in Section 10.1.9(a).

“Permitted Term Loan Refinancing Debt” any Debt incurred to refinance all or any portion of the outstanding Term Loan Debt or Incremental Term Loans; provided that, (i) such refinancing Debt, if secured, is secured only by the Collateral securing the Term Loan Debt, and having lien priorities no more beneficial than those applicable to the Term Loan Debt as in effect on the Original Closing Date, (ii) no Subsidiary that is not originally obligated with respect to repayment of the Debt being refinanced is obligated with respect to the refinancing Debt, (iii) the weighted average life to maturity of the refinancing Debt shall be no shorter than the remaining weighted average life to maturity of the Term Loan Debt being refinanced, (iv) the maturity date in respect of the refinancing Debt shall not be earlier than the maturity date in respect of the Debt being refinanced, (v) the principal amount of such refinancing Debt does not exceed the principal amount of the Debt so refinanced except by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such refinancing, (vi) the Debt being so refinanced is paid down on a dollar-for-dollar basis by such refinancing Debt (other than by the Additional Permitted Amount), (vii) the terms of any such refinancing Debt (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such refinancing Debt than those applicable to the Debt being refinanced (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Debt; provided further that any such refinancing Debt may contain, without any Lender’s consent, additional covenants or events of default not otherwise applicable to the Debt being refinanced or covenants more restrictive than the covenants applicable to the Debt being refinanced, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Debt, so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants and (viii) such refinancing Debt, if secured, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to Agent.

“Permitted Unsecured Debt” any unsecured notes or bonds or other unsecured debt securities; provided that (a) such Debt shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Debt and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Debt provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Debt, (b) such Debt is not Guaranteed by any Subsidiary of Parent Borrower other than the U.S. Obligors (which Guarantees shall be unsecured and shall be permitted only to the extent permitted by Section 10.2.1(a)(vii)), (c) such Debt shall not have any financial maintenance covenants, (d) such Debt shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein and (e) such Debt, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are, in Agent’s reasonable judgment, customary under then-existing market convention.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a Permitted Bond Hedge Transaction.

“Person” any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Platform” as defined in Section 14.3.3.

“PPSA” the Personal Property Security Act (Ontario), as amended from time to time, (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Obligor are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Preferred Dividends” any cash dividends of the Parent Borrower permitted hereunder to be paid with respect to preferred stock of the Parent Borrower in reliance on Section 10.2.8(a)(iv).

“Prime Rate” the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

“Pro Rata” with respect to any Lender and any Borrower Group, a percentage (rounded to the ninth decimal place) determined, (a) by dividing the amount of such Lender’s Borrower Group Commitment to such Borrower Group by the aggregate outstanding Borrower Group Commitments of all Lenders to such Borrower Group; or (b) following termination of the Borrower Group Commitments to such Borrower Group, by dividing the amount of such Lender’s Loans and LC Obligations with respect to such Borrower Group by the aggregate outstanding Loans and LC Obligations with respect to such Borrower Group or, if all Loans and LC Obligations with respect to such Borrower Group have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations with respect to such Borrower Group by the aggregate remaining Obligations with respect to such Borrower Group.

“Proceeds of Crime Act” the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and including all regulations thereunder.

“Property” any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protected Party” a Lender, Agent or a Security Trustee which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) from the Relevant Borrower under a Loan Document.

“Protective Advances” Canadian Protective Advances, UK Protective Advances and/or U.S. Protective Advances, as the context requires.

~~3~~ “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Debt” (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien” a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease Obligation or a purchase money security interest under the UCC or PPSA.

“Qualified ECP” an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Qualified Equity Interests” means and refers to any Equity Interests issued by an Obligor that are not Disqualified Equity Interests.

“Qualified Parent Borrower Preferred Stock” any preferred Equity Interests of Parent Borrower (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Equity Interests and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Debt or preferred stock that is not Qualified Parent Borrower Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which Parent Borrower has delivered a notice to Agent that it has issued preferred Equity Interests in lieu of incurring Debt permitted under Section 10.2.1(a)(xii), with such notice specifying to which of such Debt such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Debt hereunder, less the aggregate principal amount of such Debt then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent Borrower and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Debt or (c) having an aggregate initial liquidation value not to exceed $10,000,000; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent Borrower.

“Qualifying Lender” as defined, in relation to United Kingdom Tax matters, in Section 5.8.4.

“Real Estate” all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

~~3 Added per Third Amendment.~~

“Reallocation” as defined in Section 2.1.7(a).

“Reallocation Date” as defined in Section 2.1.7(a).

“Recipient” Agent, Issuing Bank, any Lender, any Security Trustee or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

“Registered Equivalent Notes” with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the Commission.

“Regulation U” Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Borrower” as defined, in relation to United Kingdom Tax matters, in Section 5.8.4.

“Rent and Charges Reserve” the Canadian Rent and Charges Reserve, the UK Rent and Charges Reserve or the U.S. Rent and Charges Reserve, as the context requires.

“Report” as defined in Section 12.3.3.

“Reporting Trigger Period” the period (a) commencing on the day that an Event of Default occurs, or U.S. Adjusted Availability (computed without reference to the U.S. Special Availability Block during the period from the Fourth Amendment Effective Date to but excluding February 28, 2019) is less than or equal to the greater of (i) the lesser of (A) 20% of the U.S. Borrowing Base or (B) 20% of the aggregate amount of all U.S. Revolver Commitments or (ii) $17,500,000; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, U.S. Adjusted Availability (computed without reference to the U.S. Special Availability Block during the period from the Fourth Amendment Effective Date to but excluding February 28, 2019) has been greater than the greater of (i) the lesser of (A) 20% of the U.S. Borrowing Base or (B) 20% of the aggregate amount of all U.S. Revolver Commitments or (ii) $17,500,000.

“Required Conditions” with respect to any event, the following conditions: no Default exists or is caused thereby and upon giving pro forma effect thereto, either (a) during each of the preceding 30 consecutive days and as of such event, U.S. Availability is greater than or equal to the greater of (i) the lesser of (A) 20% of the U.S. Borrowing Base or (B) 20% of the aggregate amount of all U.S. Revolver Commitments or (ii) $17,500,000; or (b) (i) during each of the preceding 30 consecutive days and as of such event, U.S. Availability is greater than or equal to the greater of (A) the lesser of (1) 15% of the U.S. Borrowing Base or (2) 15% of the aggregate amount of all U.S. Revolver Commitments or (B) $12,500,000 and (ii) the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to such event, is not less than 1.0 to 1.0, whether or not a Financial Covenant Trigger Period exists.

“Required Lenders” Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been Fully Paid, the aggregate remaining Obligations; provided, however, (i) if there are more than one (1), but fewer than three (3) unaffiliated Secured Parties at such time, “Required Lenders” must include at least two (2) unaffiliated Secured Parties and (ii) that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

“Restricted Debt” Debt of the Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 10.2.8(b).

“Restricted Payment” any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary.

“Revolver Commitments” the Canadian Revolver Commitments, the UK Revolver Commitments and/or the U.S. Revolver Commitments, as the context requires.

“Revolver Loan” a Canadian Revolver Loan, a UK Revolver Loan or a U.S. Revolver Loan, as the context requires.

“Revolver Priority Collateral” the “ABL Priority Collateral”, as defined in the Intercreditor Agreement.

“Revolver Termination Date” the fifth anniversary of the Original Closing Date.

“Revolver Usage” the Canadian Revolver Usage, the UK Revolver Usage or the U.S. Revolver Usage, as the context requires.

“RUG” the Mexican Sole Registry of Liens Over Movable Assets (Registro Único de Garantías Mobiliarias).

“S&P” Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Country” at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Bank Product Obligations” Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations; and provided, further, that the aggregate amount of Secured Bank Product Obligations attributable to Supply Chain Finance Arrangements shall not exceed $20,000,000 at any time.

“Secured Bank Product Provider” (a) Bank of America or any of its Affiliates or branches; and (b) any other Lender or Affiliate or branch of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

“Secured Debt” Total Debt that is secured by a Lien on any asset of the Parent Borrower or any of its Subsidiaries.

“Secured Net Leverage Ratio” on any date, the ratio of (a) Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“Secured Parties” the Canadian Facility Secured Parties, the UK Facility Secured Parties and/or the U.S. Facility Secured Parties, as the context requires.

“Securities Accounts” all present and future “securities accounts” (as defined in Article 8 of the UCC or the STA, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the STA, as applicable) contained therein.

“Securities Account Control Agreement” means with respect to a Securities Account established by an Obligor (or a Securities Account of an Obligor in existence as of the Closing Date), an agreement, in form and substance reasonably satisfactory to Agent, establishing Control of such Securities Account by Agent or a Security Trustee to perfect Agent’s or such Security Trustee’s Lien on such Securities Account and whereby the bank or other financial institution maintaining such Securities Account agrees to comply only with the instructions originated by Agent or such Security Trustee without the further consent of any Obligor upon the delivery of a notice of sole control by Agent or such Security Trustee. As used in this definition, “Control” has the meaning set forth in the PPSA, the STA, Article 8 or Section 9-102(b) of Article 9 or, if applicable, shall mean satisfaction of the requirements set forth in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Security Documents” without duplication, the Canadian Security Documents, the Mexican Security Documents, the UK Security Documents, the Dutch Security Documents, and/or the U.S. Security Documents, as the context requires.

“Security Trustee” the UK Security Trustee and/or any other security trustee appointed by Agent from time to time, as the context requires.

“Senior Debt” Total Debt less Subordinated Debt.

“Senior Officer” the chairman of the board, president, chief executive officer or chief financial officer, or in the case of a UK Domiciled Obligor, a director, of a Borrower or, if the context requires, an Obligor; provided, however, that the vice president of the Canadian Borrower shall be deemed to be a Senior Officer.

“Senior Term Agent” the Administrative Agent under the Senior Term Credit Agreement.

“Senior Term Credit Agreement” the Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Horizon Global Corporation, the several banks and other financial institutions or entities from time to time party thereto and Cortland Capital Market Services LLC, as Administrative Agent.

“Senior Term Loan Debt” the Debt and “Obligations” (as defined under the Senior Term Loan Agreement) evidenced by the Senior Term Loan Documents, in aggregate principal amount (in the case of loans) not to exceed $10,000,000.

“Senior Term Loans” the “Loans” as defined in the Senior Term Credit Agreement.

“Senior Term Loan Documents” the “Loan Documents” as defined in the Senior Term Credit Agreement.

“Senior Term Loan Debt” the Debt and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents, in aggregate principal amount (in the case of loans) not to exceed $10,000,000.

“Senior Term Period” means the period beginning on the Fourth Amendment Effective Date and ending at the time of the Discharge of Senior Obligations. “Settlement Report” a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

“Significant Investment” any acquisition by a Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 10.2.4.

“Solvent” (a) as to any Person (other than a Person incorporated or organized under the laws of any legal jurisdiction of Canada, Mexico, the Netherlands or any legal jurisdiction of the UK, or any province or territory of Canada), such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (iii) is able to pay all of its debts as they mature; (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (v) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates; (b) as to any Person incorporated or organized under the laws of Canada or any province or territory of Canada, such Person is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada); (c) as to any Person incorporated or organized under the laws of Mexico, such Person is not under an Insolvency Proceeding or a “concurso mercantil” as defined in the Mexican Bankruptcy Law; (d) as to any Person incorporated or organized under the laws of the Netherlands, such Person is not declared bankrupt (in staat van faillissement verklaard) or granted (provisional) suspension of payments ((voorlopige) surceance van betaling verleend); and (e) as to any Person incorporated in any legal jurisdiction of the UK, such Person is able or does not admit its inability to pay its debts as they fall due, does not suspend or threaten to suspend making payments on any of its debt, does not by reason of actual or anticipated financial difficulties, commence negotiations with its creditors with a view of rescheduling its indebtedness and no moratorium is declared in respect of its indebtedness. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. “Solvency” has a correlative meaning.

“Specified Obligor” an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

“Specified Vendor Payables Financing” the sale by one or more vendors of the Parent Borrower and certain Subsidiaries of accounts receivable (which such accounts receivable are accounts payable of the Parent Borrower and such Subsidiaries) to a Lender or any of its Affiliates pursuant to financing agreements to which the Parent Borrower and such Subsidiaries are party, in transactions constituting “true sales”; provided that the aggregate amount of all such vendor payables financings shall not exceed $30,000,000 at any time outstanding.

“Specified Vendor Payables Financing Documents” all documents and agreements relating to the Specified Vendor Payables Financing.

“Specified Vendor Receivables Financing” the sale by the Parent Borrower and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $50,000,000 at any time outstanding.

“Specified Vendor Receivables Financing Documents” all documents and agreements relating to Specified Vendor Receivables Financing.

“Spin-Off” a “spin-off” transaction that occurred on the Original Closing Date with respect to the Parent Borrower such that all of the Equity Interests in the Parent Borrower were “spun-off” from TriMas ratably to the holders of all the Equity Interests in TriMas and the Parent Borrower ceased to be a Subsidiary of TriMas and became a public company.

“Spin-Off Agreement” a Separation and Distribution Agreement, dated as of or prior to the Original Closing Date, by and between the Parent Borrower and TriMas.

“Spin-Off Documentation” collectively, the Spin-Off Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation, (i) an employee matters agreement by and between the Parent Borrower and TriMas, (i) a tax sharing agreement by and between the Parent Borrower and TriMas, and (iii) a transition services agreement by and between the Parent Borrower and TriMas.

“Spot Rate” the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in Agent’s principal foreign exchange trading office for the first currency.

“STA” the Securities Transfer Act, 2006 (Ontario) (or any successor statute), as amended from time to time, and the regulations thereunder.

“Stated Amount” the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

“Sterling” the lawful currency of the United Kingdom.

“Subject Person” as defined in the definition of “Significant Investment.”

“Subordinated Debt” Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

“Subsidiary” any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

“Subsidiary Obligor” a Canadian Subsidiary Obligor, a UK Subsidiary Obligor, a U.S. Subsidiary Obligor and/or any other Obligor that is a Subsidiary, as the context requires.

“Supply Chain Finance Arrangements” means an arrangement entered into by a Borrower or an Affiliate of a Borrower with a Secured Bank Product Provider pursuant to which such Secured Bank Product Provider finances open account payables of a Borrower or an Affiliate of Borrower owing to its vendors.

“Swap” any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” with respect to any person, any obligation to pay or perform under any Swap.

“Swingline Loan” a Canadian Swingline Loan, a UK Swingline Loan or a U.S. Swingline Loan, as the context requires.

“Synthetic Purchase Agreement” any swap, derivative or other agreement or combination of agreements pursuant to which the Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in the Parent Borrower) in connection with a purchase by a third party from a Person other than the Parent Borrower or a Subsidiary of any Equity Interest or Restricted Debt or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Debt; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements. For the avoidance of doubt, the term “Synthetic Purchase Agreement” shall not include any agreement, indenture or other document governing any Permitted Bond Hedge Transaction, Permitted Convertible Indebtedness or Permitted Warrant Transaction.

“TARGET Day” any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Intercreditor Agreement” means that Term Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, among the Obligors, the Term Loan Agent and the Senior Term Agent, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Term Loan Agent” JPMorgan Chase Bank, N.A. in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

“Term Loan Agreement” that certain Term Loan Credit Agreement, dated as of June 30, 2015, among Term Loan Agent, the Term Loan Lenders, the Parent Borrower, and the other parties thereto.

~~4~~ “Term Loan Agreement Fourth Amendment” that certain Fourth Amendment to Credit Agreement, dated as of July 31, 2018, among Term Loan Agent, the Term Loan Lenders party thereto, the Parent Borrower, Horizon Global Americas Inc., a Delaware corporation, Horizon Global Company LLC, a Delaware limited liability company, and the other parties thereto.

“Term Loan Debt” the Debt and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents, in aggregate principal amount (in the case of loans) not to exceed (a) $200,000,000 plus (b) the aggregate principal amount of Permitted Incremental Term Loans less (c) the aggregate principal amount of Senior Term Loans.

“Term Loan Documents” collectively” (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.

“Term Loan Lenders” the lenders party to the Term Loan Agreement.

“Term Loan Security Documents” collectively, the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), the Mortgages (as defined in the Term Loan Agreement) and all other security documents delivered to the Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Term Priority Collateral” the “Term Priority Collateral”, as defined in the Intercreditor Agreement.

~~4 Added per Third Amendment.~~

“Termination Event” (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Domiciled Obligor; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any such plan.

“Total Availability” the sum of the Canadian Availability, the UK Availability and the U.S. Availability.

“Total Borrowing Base” the sum of the Canadian Borrowing Base, the UK Borrowing Base and the U.S. Borrowing Base.

“Total Debt” as of any date, the aggregate principal amount of Debt for Borrowed Money of the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

“Total Revolver Usage” the sum of the Canadian Revolver Usage, the UK Revolver Usage and the U.S. Revolver Usage.

“Trademarks” with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Transactions” collectively, (a) the Original Closing Date Transactions, (b) the execution, delivery and performance on the Closing Date by each Obligor of the Loan Documents to which it was a party as of such date, the borrowing (if any) of the Loans on the Closing Date and issuance (if any) of Letters of Credit hereunder on the Closing Date and the use of the proceeds of the foregoing, and (c) the payment of the fees and expenses payable in connection with the foregoing.

“Transferee” any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“Treaty” a double taxation agreement.

“Treaty Lender” a Lender which:

(a)         is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b)         does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c)         meets all of the conditions in the Treaty for full exemption from Taxes imposed by the United Kingdom on interest, subject to the completion of any necessary procedural formalities.

“Treaty State” as defined, in relation to United Kingdom Tax matters, in Section 5.8.4.

“TriMas” TriMas Company LLC, a Delaware limited liability company.

“UCC” the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“UK or United Kingdom” the United Kingdom of Great Britain and Northern Ireland.

“UK Allocated U.S. Availability” U.S. Availability designated by the Borrower Agent for application to the UK Borrowing Base.

“UK Availability” the UK Borrowing Base minus the UK Revolver Usage.

“UK Availability Reserve” the sum (without duplication) of (a) the UK Inventory Reserve; (b) the UK Rent and Charges Reserve; (c) the UK Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon UK Facility Collateral that are (or, in the opinion of Agent in the exercise of its Permitted Discretion, may be) senior to Agent’s or any Security Trustee’s Liens or that Agent in its Permitted Discretion determines may be required to be paid to permit or facilitate exercise of rights or remedies with respect to UK Facility Collateral (but imposition of any such reserve shall not waive an Event of Default arising therefrom); including, without limitation, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the “prescribed part” of floating charge realisations held for unsecured creditors and (iii) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer) and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until two (2) Business Days after notice thereof (which may be oral notice, promptly confirmed in writing) to the Borrower Agent unless (i) a Default has occurred and is then continuing, (ii) the reserve or change in reserve is the result of a Lien, senior in priority to Agent’s or applicable Security Trustee’s Lien, attached to any UK Facility Collateral included in the UK Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); and provided further that during any such two (2) Business Day notice period, Lenders shall have no obligations to fund any UK Revolver Loan or cause to be issued any UK Letter of Credit to the extent that, after giving pro forma effect to the making of such UK Revolver Loan or issuance of such UK Letter of Credit and to the establishment of any such new reserve or change in such reserve, a UK Overadvance would exist.

“UK Bank Product Reserve” the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations for the account of the UK Domiciled Obligors and any Affiliate thereof domiciled in the UK.

“UK Base Rate Loan” a UK Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the U.S. Base Rate.

“UK Borrower” Cequent UK (as defined in the preamble to this Agreement).

“UK Borrowing Base” on any date of determination, an amount (expressed in Dollars, based on the Dollar Equivalent thereof) equal to the lesser of (a) the aggregate UK Revolver Commitments and (b) the sum of the UK Inventory Formula Amount, plus UK Allocated U.S. Availability, minus the UK Availability Reserve; provided, however, that no Inventory or other Property acquired in a Permitted

Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the UK Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Section 10.1.1) satisfactory to Agent.

“UK Commitment Termination Date” the earliest to occur of (a) the Revolver Termination Date; (b) the date on which U.S. Borrowers terminate the U.S. Revolver Commitments pursuant to Section 2.1.4; (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2; (d) the date on which UK Borrower terminates the UK Revolver Commitments pursuant to Section 2.1.4; (c) the date on which the UK Revolver Commitments are terminated pursuant to Section 11.2.

“UK Debenture” the debenture, governed by English law dated on or about the date of this Agreement and made between UK Borrower and UK Security Trustee, as such debenture is amended, restated, supplemented or otherwise modified from time to time.

“UK Deposit Account Control Agreement” a control agreement (whether in the form of an agreement, notice and acknowledgement or like instrument) satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor in favor of Agent as security for the UK Facility Obligations of such Obligor.

“UK Domiciled Obligor” UK Borrower and each UK Subsidiary that is or is required to be liable for payment of any Foreign Facility Obligations or that has granted a Lien on its assets in favor of Agent or any Security Trustee to secure any Foreign Facility Obligations, and “UK Domiciled Obligors” means all such Persons, collectively.

“UK Dominion Account(s)” one or more special accounts established by the UK Borrower at Bank of America or another bank reasonably acceptable to Agent, held in the United States, and, as required under Section 8.2.4, with respect to which Agent has the right to issue a notice of exclusive control for withdrawal purposes during a Dominion Trigger Period.

“UK Eligible Inventory” Inventory owned by UK Borrower that Agent, in its Permitted Discretion, deems to be UK Eligible Inventory. Without limiting the foregoing, no Inventory shall be UK Eligible Inventory unless it (a) is finished goods or raw materials or work-in-process and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute Hazardous Materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s or a Security Trustee’s duly perfected, first priority Lien, and no other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent or of the Security Trustee, as applicable, unless a UK Availability Reserve is in effect with respect thereto)); (h) is within the UK, U.S. or Mexico, is not in transit except between locations of UK Borrower, and is not consigned to any Person; (i) is not subject to any negotiable document; (j) is not subject to any License or other arrangement that restricts UK Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or an appropriate UK Rent and Charges Reserve has been established; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate UK Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

“UK Facility Collateral” Collateral that now or hereafter secures (or is intended to secure) any of the UK Facility Obligations.

“UK Facility Guarantor” each Dutch Domiciled Obligor, each U.S. Domiciled Obligor, each Canadian Domiciled Obligor, each Mexican Domiciled Obligor, each UK Subsidiary Obligor, and each other Person that guarantees or is required to guarantee payment or performance of the UK Facility Obligations (including pursuant to a Foreign Cross-Guarantee) pursuant to Section 10.1.9 and/or the Collateral and Guarantee Requirement.

“UK Facility Obligations” all Obligations of the UK Facility Obligors owed to the UK Facility Secured Parties, and the other Foreign Facility Obligations that are the subject of a cross-Guarantee (including, without limitation, the Foreign Cross-Guarantee) made by the UK Facility Obligors.

“UK Facility Obligor” UK Borrower, each UK Facility Guarantor and each other Person that has or is required pursuant to Section 10.1.9 and/or the Collateral and Guarantee Requirement to grant a Lien on its assets in favor of Agent or any Security Trustee to secure any UK Facility Obligations.

“UK Facility Secured Parties” Agent, UK Issuing Bank, UK Lenders, UK Security Trustee, any other Security Trustee with respect to the UK Facility Obligations, and Secured Bank Product Providers of Bank Products for the account of UK Domiciled Obligors and their Affiliates domiciled in the UK, and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the UK Domiciled Obligors.

“UK Guaranties” each guaranty executed by a UK Facility Guarantor in favor of Agent in order to guaranty the payment and/or performance of the UK Facility Obligations (including without limitation this Agreement and the Foreign Facility Guarantee and Collateral Agreement).

“UK Inventory Formula Amount” (a) the lesser of (i) 70% of the Value of UK Eligible Inventory or (ii) 85% of the NOLV Percentage of the Value of UK Eligible Inventory; plus (b) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory owned by UK Borrower or (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory owned by UK Borrower; provided that (i) prior to the date that the conditions set forth in clause (b) of the definition of “Eligible In-Transit Inventory” are met, whether or not an Eligible In-Transit Inventory Trigger Period has occurred and is continuing, the Inventory Formula Amount applicable to the Eligible In-Transit Inventory of all Borrowers shall not exceed an aggregate amount of $10,000,000 at any time and (ii) the Inventory Formula Amount applicable to the Eligible In-Transit Inventory of all Foreign Borrowers that is in transit to Mexico shall not exceed an aggregate amount of $2,000,000 at any time.

“UK Inventory Reserve” reserves established by Agent to reflect factors that may negatively impact the Value of Inventory of the UK Borrower, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“UK IP Assignment” a Lien on the Intellectual Property of a UK Facility Obligor in favor of Agent or a Security Trustee, as security for (or given with the intent to secure) the UK Facility Obligations.

“UK Issuing Bank” Bank of America (including any Lending Office of Bank of America), any Affiliate thereof, or any replacement issuer appointed pursuant to Section 2.5 that agrees to issue UK Letters of Credit.

“UK Issuing Bank Indemnitees” UK Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

“UK LC Application” an application by Borrower Agent or UK Borrower to UK Issuing Bank for issuance of a UK Letter of Credit, in form and substance satisfactory to UK Issuing Bank and Agent.

“UK LC Conditions” the following conditions necessary for issuance of a UK Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total UK LC Obligations do not exceed the UK Letter of Credit Subline, no UK Overadvance exists and UK Revolver Usage does not exceed the UK Borrowing Base; (c) the UK Letter of Credit and payments thereunder are denominated in Sterling, Euros, Dollars or other currency satisfactory to Agent and UK Issuing Bank; and (d) the purpose and form of the proposed UK Letter of Credit are satisfactory to Agent and UK Issuing Bank in their Permitted Discretion.

“UK LC Documents” all documents, instruments and agreements (including UK LC Requests and UK LC Applications) delivered by UK Borrower or any other Person to UK Issuing Bank or Agent in connection with any UK Letter of Credit.

“UK LC Obligations” the Dollar Equivalent of the sum of (a) all amounts owing by UK Borrower for drawings under UK Letters of Credit; and (b) the Stated Amount of all outstanding UK Letters of Credit.

“UK LC Request” a request for issuance of a UK Letter of Credit, to be provided by Borrower Agent or UK Borrower to UK Issuing Bank, in form satisfactory to Agent and UK Issuing Bank.

“UK Lenders” Bank of America, each other lender party to this Agreement that has issued a UK Revolver Commitment, the UK Swingline Lender, and any Person who hereafter becomes a “Lender” with a UK Revolver Commitment pursuant to an Assignment, including any Lending Office of the foregoing.

“UK Letter of Credit” any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by UK Issuing Bank for the account or benefit of UK Borrower or an Affiliate of UK Borrower.

“UK Letter of Credit Subline” the lesser of (a) $0 and (b) the UK Revolver Commitments.

“UK Mortgage” a Lien on any Mortgaged Property to secure (or given with the intent to secure) the UK Facility Obligations. Each UK Mortgage shall be in form and substance reasonably satisfactory to Agent.

“UK Overadvance” as defined in Section 2.1.5.

“UK Overadvance Loan” a UK Base Rate Loan made to UK Borrower when a UK Overadvance exists or is caused by the funding thereof.

“UK Overadvance Loan Balance” on any date, the Dollar Equivalent of the amount by which the aggregate UK Revolver Loans of the UK Borrower exceed the amount of the UK Borrowing Base on such date.

“UK Protective Advances” as defined in Section 2.1.6.

“UK Reimbursement Date” as defined in Section 2.3.2.

“UK Rent and Charges Reserve” the aggregate of (a) all past due rent and other amounts owing by UK Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any UK Facility Collateral or could assert a Lien on any UK Facility Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“UK Revolver Commitment” for any UK Lender, its obligation to make UK Revolver Loans and to participate in UK LC Obligations up to the maximum principal amount shown on Schedule 1.1(B), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7 or an Assignment to which it is a party. “UK Revolver Commitments” means the aggregate amount of such commitments of all UK Lenders.

“UK Revolver Loan” a loan made by a UK Lender to UK Borrower pursuant to Section 2.1, which loan shall be either a LIBOR Loan (in which case such loan shall be denominated in Sterling, Dollars or Euros) or a UK Base Rate Loan (in which case such loan shall be denominated in Dollars), in each case as selected by the Borrower Agent on behalf of the UK Borrower, and any UK Swingline Loan, UK Overadvance Loan or UK Protective Advance.

“UK Revolver Usage” the Dollar Equivalent of an amount equal to (a) the aggregate amount of outstanding UK Revolver Loans; plus (b) the aggregate Stated Amount of outstanding UK Letters of Credit, except to the extent Cash Collateralized by UK Borrower.

“UK Security Agreements” the UK Debenture, the UK Share Mortgage and each other debenture or security agreement governed by English law among any Obligor and Agent or UK Security Trustee.

“UK Security Documents” the UK Security Agreements, the UK Guaranties, the UK Mortgages, the UK IP Assignments, the UK Deposit Account Control Agreements, the Foreign Facility Guarantee and Collateral Agreement, the Dutch Security Documents, the Mexican Security Documents, the Canadian Security Documents, the U.S. Security Documents and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any UK Facility Obligations.

“UK Security Trustee” Bank of America (London) or any successor security trustee appointed in accordance with Section 12.2.

“UK Share Mortgage” the share mortgage governed by English law among Cequent Nederland Holdings B.V. and UK Security Trustee.

“UK Subsidiary” each Subsidiary that is incorporated or organized under the laws of any legal jurisdiction of the United Kingdom.

“UK Subsidiary Obligor” any Subsidiary directly owned by a UK Domiciled Obligor that is not an Immaterial Subsidiary.

“UK Swingline Lender” Bank of America or an Affiliate of Bank of America in its capacity as provider of UK Swingline Loans.

“UK Swingline Loan” any Borrowing of UK Revolver Loans funded with UK Swingline Lender’s funds, until such Borrowing is settled among UK Lenders or repaid by UK Borrower, which UK Revolver Loan shall be a UK Base Rate Loan.

“Unfunded Current Liability” of any Canadian Pension Plan shall mean the excess of the present value of the benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions over the current value of the assets, and in any event includes any unfunded liability, solvency liability or wind up deficiency in respect of any Canadian Pension Plan.

“Unrestricted Domestic Cash” as of any date, domestic unrestricted cash and domestic unrestricted Permitted Investments of the Parent Borrower and its Domestic Subsidiaries as of such date.

“Unrestricted Foreign Cash” as of any date, unrestricted cash and unrestricted Permitted Investments of the Obligors (other than Parent Borrower and its Domestic Subsidiaries) as of such date.

“Unused Line Fee Rate” a per annum rate equal to 0.25%.

“U.S. or United States” the United States of America.

“U.S. Accounts Formula Amount” 85% of the Value of U.S. Eligible Accounts; provided, however, that such percentage shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5%.

“U.S. Adjusted Availability” the difference of (a) the U.S. Borrowing Base, calculated as though the FILO Amount were equal to $0, minus (b) U.S. Revolver Usage.

“U.S. Availability” the U.S. Borrowing Base minus U.S. Revolver Usage.

“U.S. Availability Reserve” the sum (without duplication) of (a) the U.S. Inventory Reserve; (b) the U.S. Rent and Charges Reserve; (c) the U.S. Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon U.S Facility Collateral that are (or, in the opinion of Agent in the exercise of its Permitted Discretion, may be) senior to Agent’s Liens or any Security Trustee’s Liens or that Agent in its Permitted Discretion determines may be required to be paid to permit or facilitate exercise of rights or remedies with respect to U.S. Facility Collateral (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Foreign Allocated U.S. Availability Reserve, (f) the U.S. Special Availability Block and (~~f~~g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until two (2) Business Days after notice thereof (which may be oral notice, promptly confirmed in writing) to the Borrower Agent unless (i) a Default has occurred and is then continuing, (ii) the reserve or change in reserve is the result of a Lien, senior in priority to Agent’s or applicable Security Trustee’s Lien, attached to any U.S. Facility Collateral that is Revolver Priority Collateral included in the U.S. Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); provided further that during any such two (2) Business Day notice period, Lenders shall have no obligations to fund any U.S. Revolver Loan or cause to be issued any U.S. Letter of Credit to the extent that, after giving pro forma effect to the making of such U.S. Revolver Loan or issuance of such U.S. Letter of

Credit and to the establishment of any such new reserve or change in such reserve, a U.S. Overadvance would exist; and provided still further that the Foreign Allocated U.S. Availability Reserve and changes thereto will be effective immediately without necessity of notice to Borrower Agent.

“U.S. Bank Product Reserve” the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations for the account of the U.S. Domiciled Obligors and the Affiliates thereof domiciled in the U.S.

“U.S. Bankruptcy Code” Title 11 of the United States Code.

“U.S. Base Rate” for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

“U.S. Base Rate Loan” any Revolver Loan that bears interest based on the U.S. Base Rate.

“U.S. Borrowers” Parent Borrower, Cequent Performance and Cequent Consumer (each as defined in the preamble to this Agreement).

“U.S. Borrowing Base” on any date of determination, an amount equal to the lesser of (a) the aggregate U.S. Revolver Commitments and (b) the sum of the U.S. Accounts Formula Amount, plus the U.S. Inventory Formula Amount, plus on and after the FILO Commencement Date, the FILO Amount, minus the U.S. Availability Reserve; provided, however, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the U.S. Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Section 10.1.1) satisfactory to Agent.

“U.S. Cash Collateral Account” a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to a Lien in favor of Agent for the benefit of the U.S. Facility Secured Parties.

“U.S. Commitment Termination Date” the earliest to occur of (a) the Revolver Termination Date; (b) the date on which U.S. Borrowers terminate the U.S. Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.

“U.S. Deposit Account Control Agreement” a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account, as security for (or given with the intent to secure) the Obligations.

“U.S. Domiciled Obligor” each U.S. Borrower and each U.S. Subsidiary that is or is required to be liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent or any Security Trustee to secure any Obligations, and “U.S. Domiciled Obligors” means all such Persons, collectively.

“U.S. Dominion Account(s)” one or more special accounts established by one or more U.S. Borrowers at Bank of America or another bank reasonably acceptable to Agent, and, as required under Section 8.2.4, with respect to which Agent has the right to issue a notice of exclusive control for withdrawal purposes during a Dominion Trigger Period.

“U.S. Eligible Account” an Account owing to a U.S. Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be a U.S. Eligible Account. Without limiting the foregoing, no Account shall be a U.S. Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not U.S. Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds (but solely to the extent of such excess) 15% of the aggregate U.S. Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or the applicable U.S. Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to Agent and on terms reasonably satisfactory to Agent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to Agent and on terms reasonably satisfactory to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent or of the Security Trustee, as applicable, unless a U.S. Availability Reserve is in effect with respect thereto)); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old will be excluded.

“U.S. Eligible Inventory” Inventory owned by a U.S. Borrower that Agent, in its Permitted Discretion, deems to be U.S. Eligible Inventory. Without limiting the foregoing, no Inventory shall be U.S. Eligible Inventory unless it (a) is finished goods or raw materials or work-in-process and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute Hazardous Materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien

(other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent or of the Security Trustee, as applicable, unless a U.S. Availability Reserve is in effect with respect thereto)); (h) is within the continental United States or Canada, is not in transit except between locations of U.S. Borrowers, and is not consigned to any Person; (i) is not subject to any negotiable document; (j) is not subject to any License or other arrangement that restricts such U.S. Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or an appropriate U.S. Rent and Charges Reserve has been established; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate U.S. Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

“U.S. Facility Collateral” Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Obligations.

“U.S. Facility Collateral and Guarantee Requirement” with respect to any and all U.S. Facility Obligors, the requirement that, subject to any applicable limitations set forth in the Security Documents:

(a)         Agent shall have received from each party thereto (other than Agent) either (i) a counterpart of each applicable U.S. Security Document, duly executed and delivered on behalf of such U.S. Facility Obligor, or (ii) in the case of any Person that becomes a U.S. Facility Obligor after the Original Closing Date, a joinder to this Agreement and a supplement to each applicable U.S. Security Document and the Intercreditor Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such U.S. Facility Obligor;

(b)         all outstanding Equity Interests of the Parent Borrower and each Subsidiary owned by or on behalf of any U.S. Facility Obligor shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the U.S. Facility Obligors shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, any CFC (other ~~CFC, or any CFC Holdco~~than any CFC organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands)) to secure the U.S. Facility Obligations; provided, however, that if one or more of the Senior Term Loan Documents and/or the Term Loan Documents would require a greater pledge, the limitation in this parenthetical shall be automatically deemed to be modified to require a pledge equivalent to that required by the Senior Term Loan Documents and/or the Term Loan Documents) and, subject to the Intercreditor Agreement, Agent or the Controlling Term Loan Agent, as applicable, shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)         all Debt for borrowed money having an aggregate principal amount in excess of $500,000 that is owing to any U.S. Facility Obligor shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement and subject to the Intercreditor Agreement, Agent and/or the Controlling Term Loan Agent, as applicable, shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d)         all documents and instruments, including UCC financing statements, required by law or reasonably requested by Agent to be filed, registered or recorded to create the Liens intended to be created by the U.S. Security Documents and perfect such Liens to the extent required by, and with the priority required by, the U.S. Security Documents (in each case subject to the Intercreditor Agreement), shall have been filed, registered or recorded or delivered to Agent for filing, registration or recording;

(e)         Agent shall have received, with respect to any Mortgaged Property of any U.S. Facility Obligor, (i) counterparts of a U.S. Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such U.S. Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2.2, together with such endorsements, coinsurance and reinsurance as Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the Board of Governors, and an acknowledged notice to U.S. Facility Obligors, (iv) if reasonably requested by Agent, a current appraisal of any such Mortgaged Property, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders (it being understood that if such appraisal is required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), (v) if reasonably requested by Agent, an environmental assessment with respect to any such Mortgaged Property, prepared by environmental engineers reasonably acceptable to Agent, and such other reports, certificates, studies or data with respect to such Mortgaged Property as Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), and (vi) such abstracts, legal opinions and other documents as Agent or the Required Lenders may reasonably request with respect to any such U.S. Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any such Mortgaged Property; ~~and~~

(f)         each U.S. Facility Obligor shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all U.S. Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, and in each case except to the extent not required to be obtained pursuant to the Loan Documents;

provided, that, (i) with respect to any U.S. Facility Obligor that is a Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), or the Netherlands, the U.S. Collateral and Guarantee Requirement shall require the provision of the documents and satisfaction of the requirements set forth in Schedule I to the Fourth Amendment and (ii) with respect to any U.S. Facility Obligor that is a Foreign Subsidiary organized under the laws of any other jurisdiction, the U.S. Collateral and Guarantee Requirement shall be modified as reasonably requested by the Required Lenders to reflect the requirements and limitations of the jurisdiction in which such Foreign Subsidiary is organized.

“U.S. Facility Guarantor” each U.S. Borrower, Horizon Global Company LLC, a Delaware limited liability company, each other U.S. Subsidiary Obligor. and each other Person that has or is required by Section 10.1.9 and/or the U.S. Facility Collateral and Guarantee Requirement to provide a guarantee in favor of Agent of any U.S. Facility Obligations.

“U.S. Facility Obligor” each U.S. Borrower, each U.S. Facility Guarantor and each other Person that has or is required by Section 10.1.9 and/or the U.S. Facility Collateral and Guarantee Requirement to grant a Lien on its assets in favor of Agent to secure any U.S. Facility Obligations.

“U.S. Facility Obligations” all Obligations of the U.S. Facility Obligors owed to the U.S. Facility Secured Parties and the Obligations of the U.S. Facility Guarantors as guarantors of the Foreign Facility Obligations).

“U.S. Facility Secured Parties” Agent, U.S. Issuing Bank, U.S. Lenders and Secured Bank Product Providers of Bank Products for the account of U.S. Domiciled Obligors and their Affiliates domiciled in the U.S.

“U.S. Guaranties” the Guarantee and Collateral Agreement and each other guaranty agreement executed by a U.S. Facility Guarantor in favor of Agent in order to guarantee the payment and/or performance of the U.S. Facility Obligations (including without limitation this Agreement).

“U.S. Holdco” any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries, so long as such existing or newly formed Subsidiary does not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

“U.S. Inventory Formula Amount” (a) the lesser of (i) 70% of the Value of U.S. Eligible Inventory or (ii) 85% of the NOLV Percentage of the Value of U.S. Eligible Inventory; plus (b) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory owned by a U.S. Borrower, or (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory owned by a U.S. Borrower; provided that notwithstanding anything to the contrary contained in this Agreement, prior to the date that the conditions set forth in clause (b) of the definition of “Eligible In-Transit Inventory” are met, whether or not an Eligible In-Transit Inventory Trigger Period has occurred and is continuing, the Inventory Formula Amount applicable to the Eligible In-Transit Inventory of all Borrowers shall not exceed an aggregate amount of $10,000,000 at any time.

“U.S. Inventory Reserve” reserves established by Agent to reflect factors that may negatively impact the Value of Inventory of the U.S. Borrowers, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“U.S. IP Assignment” a collateral assignment or security agreement pursuant to which a U.S. Facility Obligor grants a Lien on its Intellectual Property to Agent, as security for (or given with the intent to secure) the U.S. Facility Obligations.

“U.S. Issuing Bank” Bank of America (including any Lending Office of Bank of America), any Affiliate thereof, or any replacement issuer appointed pursuant to Section 2.5 that agrees to issue U.S. Letters of Credit.

“U.S. Issuing Bank Indemnitees” U.S. Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

“U.S. LC Application” an application by Borrower Agent or a U.S. Borrower to U.S. Issuing Bank for issuance of a U.S. Letter of Credit, in form and substance satisfactory to U.S. Issuing Bank and Agent.

“U.S. LC Conditions” the following conditions necessary for issuance of a U.S. Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total U.S. LC Obligations do not exceed the U.S. Letter of Credit Subline, no U.S. Overadvance exists and U.S. Revolver Usage does not exceed the U.S. Borrowing Base; (c) the U.S. Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and U.S. Issuing Bank; and (d) the purpose and form of the proposed U.S. Letter of Credit are satisfactory to Agent and U.S. Issuing Bank in their Permitted Discretion.

“U.S. LC Documents” all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by Borrowers or any other Person to U.S. Issuing Bank or Agent in connection with any U.S. Letter of Credit.

“U.S. LC Obligations” the sum of (a) all amounts owing by U.S. Borrowers for drawings under U.S. Letters of Credit; and (b) the Stated Amount of all outstanding U.S. Letters of Credit.

“U.S. LC Request” a request for issuance of a U.S. Letter of Credit, to be provided by Borrower Agent or a U.S. Borrower to U.S. Issuing Bank, in form satisfactory to Agent and U.S. Issuing Bank.

“U.S. Lenders” Bank of America, each other lender party to this Agreement that has issued a U.S. Revolver Commitment, U.S. Swingline Lender, and any Person who hereafter becomes a “Lender” with a U.S. Revolver Commitment pursuant to an Assignment, including any Lending Office of the foregoing.

“U.S. Letter of Credit” any of the Existing Letters of Credit and any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by U.S. Issuing Bank for the account or benefit of a U.S. Borrower or Affiliate of a U.S. Borrower.

“U.S. Letter of Credit Subline” the lesser of (a) the positive difference of (i) $20,000,000 less (ii) the sum of all Canadian LC Obligations and UK LC Obligations and (b) the U.S. Revolver Commitments.

“U.S. Mortgage” a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure (or given with the intent to secure) the U.S. Facility Obligations. Each U.S. Mortgage shall be in form and substance reasonably satisfactory to Agent.

“U.S. Obligor” any Obligor that is both a U.S. Domiciled Obligor and a U.S. Facility Obligor.

“U.S. Overadvance” as defined in Section 2.1.5.

“U.S. Overadvance Loan” a U.S. Base Rate Loan made to the U.S. Borrowers when an U.S. Overadvance exists or is caused by the funding thereof.

“U.S. Overadvance Loan Balance” on any date, the amount by which the aggregate U.S. Revolver Loans of the U.S. Borrowers exceed the amount of the U.S. Borrowing Base on such date.

“U.S. Pension Plan” any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“U.S. Person” “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Protective Advances” as defined in Section 2.1.6.

“U.S. Reimbursement Date” as defined in Section 2.4.2.

“U.S. Rent and Charges Reserve” the aggregate of (a) all past due rent and other amounts owing by a U.S. Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any U.S. Facility Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“U.S. Revolver Commitment” for any U.S. Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal amount shown on Schedule 1.1(B), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7, Section 2.1.8 or an Assignment to which it is a party. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

“U.S. Revolver Loan” a loan made in Dollars by a U.S. Lender to a U.S. Borrower made pursuant to Section 2.1, and any U.S. Swingline Loan, U.S. Overadvance Loan or U.S. Protective Advance.

“U.S. Revolver Usage” (a) the aggregate amount of outstanding U.S. Revolver Loans; plus (b) the aggregate Stated Amount of outstanding U.S. Letters of Credit, except to the extent Cash Collateralized by U.S. Borrowers.

“U.S. Security Documents” the U.S. Guaranties, the Guarantee and Collateral Agreement, the U.S. Mortgages, the U.S. IP Assignments, the U.S. Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any U.S Facility Obligations.

“U.S. Special Availability Block” means $6,700,000.

“U.S. Subsidiary” each Subsidiary that is organized under the laws of a jurisdiction of the United States of America or any State thereof or the District of Columbia.

“U.S. Subsidiary Obligor” means any Subsidiary that is not (a) a Foreign Subsidiary~~, (b) a CFC, (c) a CFC Holdco,~~ (other than any Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (b) a CFC (other than any CFC organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (c) a U.S. Holdco or (d) ~~a U.S. Holdco or (e)~~ an Immaterial Subsidiary.; provided, that the Required Lenders, in their sole discretion, may at any time request any Foreign Subsidiary, CFC or U.S. Holdco to become a U.S. Subsidiary Obligor if such Foreign Subsidiary, CFC or U.S. Holdco has become a “Loan Party” under the Senior Term Loan Documents.

“U.S. Swingline Lender” Agent in its capacity as provider of U.S. Swingline Loans.

“U.S. Swingline Loan” any Borrowing of U.S. Base Rate Loans funded with U.S. Swingline Lender’s funds, until such Borrowing is settled among U.S. Lenders or repaid by U.S. Borrowers.

“U.S. Tax Compliance Certificate” as defined in Section 5.9.2(b)(iii).

“Value” (a) for any particular type of Inventory (whether raw materials, work-in-process or finished goods), its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

“VAT”

“(a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

“(b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.

“VAT Recipient” as defined in Section 5.8.4.

“VAT Relevant Party” as defined in Section 5.8.4.

“VAT Supplier” as defined in Section 5.8.4.

“Westfalia Acquisition” the acquisition of all Equity Interests of Westfalia-Automotive Holding GmbH, a limited liability company organized under the laws of Germany, and TeIJs Holding B.V., a private company with limited liability organized under the laws of the Netherlands (collectively, the “Westfalia Group”), by Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, and the guarantee by Parent Borrower of the obligations of Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, under the Westfalia Purchase Agreement, all pursuant to the Westfalia Purchase Agreement and all in accordance with the terms of the Westfalia Purchase Agreement without giving effect to any amendment thereto.

“Westfalia Acquisition Closing Date” means October 4, 2016.

“Westfalia Group” as defined in the definition of “Westfalia Acquisition”.

“Westfalia Purchase Agreement” that certain Sale and Purchase Agreement, recorded in Munich on August 24, 2016, by and among Parcom Deutschland I GmbH & Co. KG, a limited partnership organized under the laws of Germany, as a seller; Co-Investment Partners Europe L.P., a limited partnership organized under the laws of the Cayman Islands, as a seller; Bayernlb Private Equity GmbH, a limited liability company organized under the laws of Germany, as a seller; Walter Gnauert, an individual resident of Cavaion, Italy, as a seller; Dr. Bernd Welzel, an individual resident of Bramsche, Germany, as a seller; Frank Klebedamz, an individual resident of Gladbeck, Germany, as a seller; Jurgen Lotter, an individual resident of Rosrath, Germany, as a seller; Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG, a limited partnership organized under the laws of Germany, as a seller; Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, as purchaser; and Parent Borrower, as guarantor.

“Withdrawal Liability” liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2        “Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrowers delivered to Agent with respect to the Fiscal Year ending on December 31, 2014 and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3        Uniform Commercial Code/PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Equipment,” “Goods,” “Instrument” and “Investment Property”; provided, however, that (a) as such terms relate to any such Property of any Canadian Domiciled Obligor, such terms shall refer to such Property as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Property encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable. In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the UCC or the PPSA shall have the meanings set forth in the UCC or the PPSA, as applicable and as the context requires.

1.4        Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) time of day mean time of day at Agent’s notice address under Section 14.3.1. All determinations (including calculations of the Total Borrowing Base, each component of the Total Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any Security Trustee, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5        Currency Equivalents.

1.5.1     Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2        Judgments. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, Obligors shall discharge their obligations in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Secured Parties or Security Trustees of payment in the Judgment Currency, such Secured Parties or such Security Trustees, as applicable, can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, Obligors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Parties and Security Trustees against such loss. If the purchased amount is greater than the sum originally due, Secured Parties or Security Trustees, as applicable, shall return the excess amount to Obligors (or to the Person legally entitled thereto). The covenants contained in this Section 1.5.2 shall survive the Full Payment of the Obligations.

1.6        Interpretation (Québec). For purposes of any Collateral located in the Province of Québec or charged by any Deed of Movable Hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any Applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

SECTION 2

CREDIT FACILITIES

2.1        Revolver Commitment.

2.1.1            Revolver Loans.

(a)        Canadian Revolver Loans. Each Canadian Lender agrees, severally on a Pro Rata basis up to its Canadian Revolver Commitment, on the terms set forth herein, to make Canadian Revolver Loans to Canadian Borrower from time to time through the Canadian Commitment Termination Date. The Canadian Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Canadian Lenders have any obligation to honor a request for a Canadian Revolver Loan if Canadian Revolver Usage at such time plus the requested Canadian Revolver Loan would exceed the Canadian Borrowing Base.

(b)        UK Revolver Loans. Each UK Lender agrees, severally on a Pro Rata basis up to its UK Revolver Commitment, on the terms set forth herein, to make UK Revolver Loans to UK Borrower from time to time through the UK Commitment Termination Date. The UK Revolver Loans may be repaid and reborrowed as provided herein. In no event shall UK Lenders have any obligation to honor a request for a UK Revolver Loan if UK Revolver Usage at such time plus the requested UK Revolver Loan would exceed the UK Borrowing Base.

(c)        U.S. Revolver Loans. Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of the “Revolver Loans” as of the date hereof made under the Original Loan Agreement was $0.00 (the “Outstanding Original Revolver Loan Balance”). Immediately upon giving effect to this Agreement, the Outstanding Original Revolver Loan Balance shall be continued and shall convert automatically, for all purposes of this Agreement, to outstanding U.S. Revolver Loans hereunder owing to the U.S. Lenders as if such U.S. Revolver Loans had been made by the U.S. Lenders to U.S. Borrowers hereunder on a Pro Rata basis in accordance with their respective U.S. Revolver Commitments. Each U.S. Lender agrees, severally on a Pro Rata basis up to its U.S. Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans to U.S. Borrowers from time to time through the U.S. Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall U.S. Lenders have any obligation to honor a request for a U.S. Revolver Loan if U.S. Revolver Usage at such time plus the requested U.S. Revolver Loan would exceed the U.S. Borrowing Base.

(d)        Cap on Total Revolver Usage. Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Revolver Loan (and after giving effect thereto and all pending requests for Revolver Loans), the Total Revolver Usage exceeds (or would exceed) the Commitments.

2.1.2            Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers within the Borrower Group to which such Lender has extended a Commitment shall deliver promissory note(s) to such Lender, evidencing its Loan(s), in the amount of such Lender’s Commitment to such Borrower Group.

2.1.3            Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4            Voluntary Reduction or Termination of Revolver Commitments.

(a)        The Canadian Revolver Commitments shall terminate on the Canadian Commitment Termination Date. Upon at least 90 days prior written notice to Agent from Borrower Agent at any time after the first Loan Year, Canadian Borrower may, at its option, terminate the Canadian Revolver Commitments. On the Canadian Commitment Termination Date, Canadian Borrower shall make Full Payment of all Canadian Facility Obligations.

(b)        The UK Revolver Commitments shall terminate on the UK Commitment Termination Date. Upon at least 90 days prior written notice to Agent from Borrower Agent at any time after the first Loan Year, UK Borrower may, at its option, terminate the UK Revolver Commitments. On the UK Commitment Termination Date, UK Borrower shall make Full Payment of all UK Facility Obligations.

(c)        The U.S. Revolver Commitments shall terminate on the U.S. Commitment Termination Date. Upon at least 90 days prior written notice to Agent from Borrower Agent at any time after the first Loan Year, U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments and this credit facility. If the U.S. Borrowers elect to terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Foreign Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments. On the U.S. Commitment Termination Date, U.S. Borrowers shall make Full Payment of all U.S. Facility Obligations.

(d)        Any notice of termination given by Borrower Agent shall be irrevocable.

(e)        Borrowers may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 90 days prior written notice from Borrower Agent to Agent delivered at any time after the first Loan Year, which notice shall (i) specify the amount of the reduction, (ii) specify the allocation of the reduction to, and the corresponding reductions of, each Foreign Revolver Commitment and/or the U.S. Revolver Commitment (each of which shall be allocated to the Lenders among the affected Borrower Groups on a ratable basis at the time of such reduction) and (iii) be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof; provided that in no event may any reduction of a Borrower Group Commitment be made pursuant to this Section 2.1.4(e) if, after giving effect thereto, the U.S. Revolver Commitments would be less than 75% of the Commitments.

2.1.5            Overadvances.

(a)        Canadian Overadvances. If Canadian Revolver Usage exceeds the Canadian Borrowing Base (a “Canadian Overadvance”) at any time (whether as a result of fluctuations in Spot Rates or otherwise), the excess amount shall be payable by the Canadian Borrower on demand by Agent, but all such Canadian Revolver Loans shall nevertheless constitute Canadian Facility Obligations secured by the Canadian Facility Collateral and entitled to all benefits of the Loan Documents.

(b)        UK Overadvances. If UK Revolver Usage exceeds the UK Borrowing Base (a “UK Overadvance”) at any time (whether as a result of fluctuations in Spot Rates or otherwise), the excess amount shall be payable by the UK Borrower on demand by Agent, but all such UK Revolver Loans shall nevertheless constitute UK Facility Obligations secured by the UK Facility Collateral and entitled to all benefits of the Loan Documents.

(c)        U.S. Overadvances. If U.S. Revolver Usage exceeds the U.S. Borrowing Base (a “U.S. Overadvance”) at any time, the excess amount shall be payable by the U.S. Borrowers on demand by Agent, but all such U.S. Revolver Loans shall nevertheless constitute U.S. Facility Obligations secured by the U.S. Facility Collateral and entitled to all benefits of the Loan Documents.

(d)        Funding of Overadvance Loans. Agent may require Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) (A) if a Canadian Overadvance, such Overadvance, when combined with all Canadian Protective Advances and all other Canadian Overadvances existing at such time, is not known by Agent to exceed 10% of the Canadian Borrowing Base, (B) if a UK Overadvance, such Overadvance, when combined with all UK Protective Advances and all other UK Overadvances existing at such time, is not known by Agent to exceed 10% of the UK Borrowing Base or (C) if a U.S. Overadvance, such Overadvance, when combined with all U.S. Protective Advances and all other U.S. Overadvances existing at such time, is not known by Agent to exceed 10% of the U.S. Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days. Required Lenders may at any time revoke Agent’s authority under the immediately preceding sentence to require Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrowers to cure an Overadvance by written notice to Agent. In no event shall Overadvance Loans be required that would cause (A) Canadian Revolver Usage to exceed the aggregate Canadian Revolver Commitments, (B) the UK Revolver Usage to exceed the aggregate UK Revolver Commitments or (C) the U.S. Revolver Usage to exceed the aggregate U.S. Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6            Protective Advances.

(a)        Canadian Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Canadian Base Rate Loans or Canadian Prime Rate Loans to Canadian Borrower (as applicable, through its Canadian Lending Office, branch or Affiliate) (“Canadian Protective Advances”) (i) up to an aggregate amount, when combined with all Canadian Overadvances and all other Canadian Protective Advances, of 10% of the Canadian Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Canadian Facility Collateral, or to enhance the collectability or repayment of the Canadian Facility Obligations, as long as such Loans do not cause Canadian Revolver Usage to exceed the Canadian Borrowing Base; or (ii) to pay any other amounts chargeable to Canadian Facility Obligors under any of the Loan Documents, including interest, costs, fees and expenses. Canadian Lenders shall participate on a Pro Rata basis in Canadian Protective Advances outstanding from time to time. Required

Lenders may at any time revoke Agent’s authority to make further Canadian Protective Advances under clause (i) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Canadian Protective Advance is appropriate shall be conclusive. All Canadian Protective Advances shall be Canadian Facility Obligations, secured by the Canadian Facility Collateral and, if denominated in Canadian Dollars, shall be treated for all purposes as a Canadian Prime Rate Loan or, if denominated in Dollars, shall be treated for all purposes as a Canadian Base Rate Loan.

(b)        UK Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make UK Base Rate Loans to UK Borrower (“UK Protective Advances”) (i) up to an aggregate amount, when combined with all UK Overadvances and all other UK Protective Advances, of 10% of the UK Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect UK Facility Collateral, or to enhance the collectability or repayment of the UK Facility Obligations, as long as such Loans do not cause UK Revolver Usage to exceed the UK Borrowing Base; or (ii) to pay any other amounts chargeable to UK Facility Obligors under any of the Loan Documents, including interest, costs, fees and expenses. UK Lenders shall participate on a Pro Rata basis in UK Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further UK Protective Advances under clause (i) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a UK Protective Advance is appropriate shall be conclusive. All UK Protective Advances shall be UK Facility Obligations and secured by the UK Facility Collateral.

(c)        U.S. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make U.S. Base Rate Loans to U.S. Borrowers (“U.S. Protective Advances”) (i) up to an aggregate amount, when combined with all U.S. Overadvances and all other U.S. Protective Advances, of 10% of the U.S. Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect U.S. Facility Collateral, or to enhance the collectability or repayment of the U.S. Facility Obligations, as long as such Loans do not cause U.S. Revolver Usage to exceed the U.S. Borrowing Base; or (ii) to pay any other amounts chargeable to U.S. Facility Obligors under any of the Loan Documents, including interest, costs, fees and expenses. U.S. Lenders shall participate on a Pro Rata basis in U.S. Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further U.S. Protective Advances under clause (i) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a U.S. Protective Advance is appropriate shall be conclusive. All U.S. Protective Advances shall be U.S. Facility Obligations and secured by the U.S. Facility Collateral.

2.1.7      Reallocation of Revolver Commitments.

(a)        Reallocation Mechanism. Subject to the terms and conditions of this Section 2.1.7, the Borrower Agent may request that the Lenders to certain Borrower Groups (and such Lenders hereby agree to) change the then current allocation of each such Lender’s (and, if applicable, each of its Affiliate’s and branch’s) Commitments among the Borrower Group Commitments in order to effect an increase or decrease to particular Borrower Group Commitments, with any such increase or decrease in a Borrower Group Commitment to be accompanied by a concurrent and equal decrease or increase, respectively, in the other Borrower Group Commitments (each, a “Reallocation”). Any such Reallocation shall be subject to the following conditions: (i) the Borrower Agent shall have provided to Agent a written request (in reasonable detail) at least ten (10) Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Borrower Group Commitment reallocations to be effected, (ii) any such Reallocation shall increase or decrease the applicable Borrower Group Commitments in an amount equal to $2,500,000 and in increments of $500,000 in excess thereof, (iii) after giving effect to any such Reallocation (A) the U.S. Revolver Commitments shall be at least 75% of the Commitments and (B) the UK Revolver Commitments shall in no event exceed $10,000,000, (iv) no more than one Reallocation may be requested in any Fiscal Quarter, (v) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (vi) any increase in a Borrower Group Commitment shall result in a dollar-for-dollar decrease in one or more of the other Borrower Group Commitments, and any decrease in a Borrower Group Commitment pursuant to this Section 2.1.7 shall result in a dollar-for-dollar increase in one or more of the other Borrower Group Commitments, (vii) in no event shall the sum of all the Borrower Group Commitments exceed the aggregate amount of the Commitments then in effect, (viii) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom, and (ix) at least three (3) Business Days prior to the proposed Reallocation Date, a Senior Officer of the Borrower Agent shall have delivered to Agent a certificate in form and substance acceptable to Agent certifying as to compliance with the foregoing conditions and demonstrating (in reasonable detail) the calculations required in connection therewith, which certificate shall be deemed recertified to Agent by a Senior Officer of the Borrower Agent on and as of the Reallocation Date.

(b)        Reallocations Generally. Agent shall promptly inform the Lenders of the affected Borrower Groups of any request for a Reallocation. On the Reallocation Date, each Lender’s affected Borrower Group Commitments shall be increased or decreased on a pro rata basis based on the affected Borrower Group Commitments of the Lenders. If the conditions set forth in Section 2.1.7(a) are not satisfied on the applicable Reallocation Date (or, to the extent such conditions relate to an earlier date, on such earlier date), Agent shall notify the Borrower Agent in writing that the requested Reallocation will not be effectuated; provided that Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Borrower Agent pursuant to Section 2.1.7(a) in making its determination as to the satisfaction of the conditions set forth in Section 2.1.7(a). On each Reallocation Date, Agent shall notify the Lenders of the affected Borrower Groups and the Borrower Agent, on or before 3:00 p.m. (Eastern time) by facsimile, e-mail or other electronic means, of the occurrence of the Reallocation to be effected on such Reallocation Date, the amount of the Loans held by each such Lender as a result thereof and the amount of the affected Borrower Group Commitments of each such Lender as a result thereof. To the extent necessary where a Lender in one Borrower Group and its separate Affiliate or branch that is a Lender in another Borrower Group are participating in a Reallocation, the Reallocation among such Persons shall be deemed to have been consummated pursuant to an Assignment. The respective Pro Rata shares of the Lenders shall thereafter be determined based on such reallocated amounts (subject to any subsequent changes thereto in accordance with this Agreement), and Agent and the affected Lenders shall make such adjustments as Agent shall deem necessary so that the outstanding Loans and LC Obligations of each Lender equals its Pro Rata share thereof after giving effect to the Reallocation.

2.1.8      Increase in U.S. Revolver Commitments. U.S. Borrowers may request an increase in U.S. Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing

U.S. Revolver Commitments, except for a closing fee specified by U.S. Borrowers, (b) increases under this Section 2.1.8 do not exceed $25,000,000 in the aggregate and no more than five (5) increases are made, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement, (e) the requested increase does not cause the Commitments to exceed 90% of any applicable cap contained in the Term Loan Documents (excluding the effect of any provision permitting Revolver Loans or Letters of Credit in amounts exceeding any expressed dollar cap in reliance upon the Borrowing Base), and (f) the Obligors deliver such resolutions, acknowledgements, and reaffirmations as are requested by the Agent in connection with such increase. Agent shall promptly notify U.S. Lenders of the requested increase and, within ten (10) Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such U.S. Lender commits to increase its U.S. Revolver Commitment. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. If U.S. Lenders fail to commit to the full requested increase, other Lenders or Eligible Assignees may issue additional U.S. Revolver Commitments and become U.S. Lenders hereunder. Agent may allocate, in its discretion, the increased U.S. Revolver Commitments among committing U.S. Lenders and, if necessary, other Lenders and Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders, other Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following U.S. Borrowers’ increase request. Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments. On the effective date of an increase, the U.S. Revolver Usage and other exposures under the U.S. Revolver Commitments shall be reallocated among U.S. Lenders, and settled by Agent if necessary, in accordance with U.S. Lenders’ adjusted shares of such Commitments.

2.2        Canadian Letter of Credit Facility.

2.2.1            Issuance of Canadian Letters of Credit. Canadian Issuing Bank shall issue Canadian Letters of Credit in Canadian Dollars or, at the option of Canadian Borrower, Dollars, or any other currency acceptable to Agent and Canadian Issuing Bank, from time to time until 30 days prior to the Revolver Termination Date (or until the Canadian Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        Canadian Borrower acknowledges that Canadian Issuing Bank’s issuance of any Canadian Letter of Credit is conditioned upon Canadian Issuing Bank’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Canadian Issuing Bank shall have no obligation to issue any Canadian Letter of Credit unless (i) Canadian Issuing Bank receives a Canadian LC Request and Canadian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Canadian LC Condition is satisfied; and (iii) if a Defaulting Lender exists that is a Canadian Lender, such Canadian Lender or Canadian Borrower has entered into arrangements satisfactory to Agent and Canadian Issuing Bank to eliminate any Fronting Exposure associated with such Canadian Lender. If, in sufficient time to act, Canadian Issuing Bank receives written notice from Agent or Required Lenders that a Canadian LC Condition has not been satisfied, Canadian Issuing Bank shall not issue the requested Canadian Letter of Credit. Prior to receipt of any such notice, Canadian Issuing Bank shall not be deemed to have knowledge of any failure of Canadian LC Conditions.

(b)        Canadian Letters of Credit may be requested by Canadian Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Canadian Letter of Credit shall be treated as issuance of a new Canadian Letter of Credit, except that Canadian Issuing Bank may require a new Canadian LC Application in its discretion.

(c)        Canadian Borrower assumes all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, Canadian Issuing Bank or any Canadian Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Document; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Canadian Issuing Bank, Agent or any Canadian Lender, including any act or omission of a Governmental Authority. The rights and remedies of Canadian Issuing Bank under the Loan Documents shall be cumulative. Canadian Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Canadian Borrower are discharged with proceeds of any Canadian Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, Canadian Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Canadian Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Canadian Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Canadian Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2             Canadian Letter of Credit Reimbursement; Canadian Participations.

(a)        If Canadian Issuing Bank honors any request for payment under a Canadian Letter of Credit, Canadian Borrower shall pay to Canadian Issuing Bank, on the same day (“Canadian Reimbursement Date”), the amount paid by Canadian Issuing Bank under such Canadian Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans (if the Canadian Letter of Credit was denominated in Canadian Dollars) and Canadian Base Rate Loans (if the Canadian Letter of Credit was denominated in Dollars) from the Canadian Reimbursement Date until payment by Canadian Borrower. The obligation of Canadian Borrower to reimburse Canadian Issuing Bank for any payment made under a Canadian

Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that Canadian Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Canadian Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, in an amount necessary to pay all amounts due Canadian Issuing Bank in the currency in which the underlying Canadian Letter of Credit was issued on any Canadian Reimbursement Date and each Canadian Lender shall fund its Pro Rata share of such Borrowing whether or not the Canadian Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)        Each Canadian Lender hereby irrevocably and unconditionally purchases from Canadian Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all Canadian LC Obligations outstanding from time to time. Canadian Issuing Bank is issuing Canadian Letters of Credit in reliance upon this participation. If Canadian Borrower does not make a payment to Canadian Issuing Bank when due hereunder, Agent shall promptly notify Canadian Lenders and each Canadian Lender shall within one Business Day after such notice pay to Agent, for the benefit of Canadian Issuing Bank, such Canadian Lender’s Pro Rata share of such payment. Upon request by a Canadian Lender, Canadian Issuing Bank shall provide copies of Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(c)        The obligation of each Canadian Lender to make payments to Agent for the account of Canadian Issuing Bank in connection with Canadian Issuing Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Canadian Issuing Bank of a requirement that exists for its protection (and not Canadian Borrower’s protection) or that does not materially prejudice Canadian Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Canadian Letter of Credit’s expiration date if authorized by applicable customs or practices; or any setoff or defense that a Canadian Facility Obligor may have with respect to any Canadian Facility Obligations. Canadian Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Canadian Borrower or other Person of any obligations under any Canadian LC Documents. Canadian Issuing Bank does not make to Canadian Lenders any express or implied warranty, representation or guaranty with respect to any Canadian Letter of Credit, Canadian Facility Collateral, Canadian LC Document or Canadian Facility Obligor. Canadian Issuing Bank shall not be responsible to any Canadian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Canadian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Facility Obligor.

(d)        No Canadian Issuing Bank Indemnitee shall be liable to any Canadian Lender or other Person for any action taken or omitted to be taken in connection with any

Canadian Letter of Credit or Canadian LC Document except as a result of its gross negligence or willful misconduct. Canadian Issuing Bank may refrain from taking any action with respect to a Canadian Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Canadian Lenders.

2.2.3      Canadian Letter of Credit Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Canadian Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then Canadian Borrower shall, at Canadian Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Canadian Letters of Credit. Canadian Borrower shall, at Canadian Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a Canadian Lender. If as a result of fluctuations in Spot Rates or otherwise the Dollar Equivalent of the Canadian LC Obligations exceeds the Canadian Letter of Credit Subline, the excess amount shall be payable by the Canadian Borrower within three (3) Business Days following demand by Agent or the Canadian Issuing Bank. If Canadian Borrower fails to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of Cash Collateral required (whether or not the Canadian Revolver Commitments have terminated, a Overadvance exists or the conditions in Section 6 are satisfied).

2.3        UK Letter of Credit Facility.

2.3.1            Issuance of UK Letters of Credit. UK Issuing Bank shall issue UK Letters of Credit in Sterling or, at the option of the UK Borrower, Dollars or Euros, or any other currency acceptable to Agent and UK Issuing Bank, from time to time until 30 days prior to the Revolver Termination Date (or until the UK Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        UK Borrower acknowledges that UK Issuing Bank’s issuance of any UK Letter of Credit is conditioned upon UK Issuing Bank’s receipt of a UK LC Application with respect to the requested UK Letter of Credit, as well as such other instruments and agreements as UK Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. UK Issuing Bank shall have no obligation to issue any UK Letter of Credit unless (i) UK Issuing Bank receives a UK LC Request and UK LC Application at least three Business Days prior to the requested date of issuance; (ii) each UK LC Condition is satisfied; and (iii) if a Defaulting Lender exists that is a UK Lender, such UK Lender or UK Borrower has entered into arrangements satisfactory to Agent and UK Issuing Bank to eliminate any Fronting Exposure associated with such UK Lender. If, in sufficient time to act, UK Issuing Bank receives written notice from Agent or Required Lenders that a UK LC Condition has not been satisfied, UK Issuing Bank shall not issue the requested UK Letter of Credit. Prior to receipt of any such notice, UK Issuing Bank shall not be deemed to have knowledge of any failure of UK LC Conditions.

(b)        UK Letters of Credit may be requested by UK Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a UK Letter of Credit shall be treated as issuance of a new UK Letter of Credit, except that UK Issuing Bank may require a new UK LC Application in its discretion.

(c)        UK Borrower assumes all risks of the acts, omissions or misuses of any UK Letter of Credit by the beneficiary. In connection with issuance of any UK Letter of Credit, none of Agent, UK Issuing Bank or any UK Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a UK Letter of Credit or Document; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and UK Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any UK Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of UK Issuing Bank, Agent or any UK Lender, including any act or omission of a Governmental Authority. The rights and remedies of UK Issuing Bank under the Loan Documents shall be cumulative. UK Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against UK Borrower are discharged with proceeds of any UK Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any UK Letters of Credit or UK LC Documents, UK Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by UK Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. UK Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. UK Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to UK Letters of Credit or UK LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2            UK Letter of Credit Reimbursement; UK Participations.

(a)        If UK Issuing Bank honors any request for payment under a UK Letter of Credit, UK Borrower shall pay to UK Issuing Bank, on the same day (“UK Reimbursement Date”), the amount paid by UK Issuing Bank under such UK Letter of Credit, together with interest at the interest rate for UK Base Rate Loans from the UK Reimbursement Date until payment by UK Borrower. The obligation of UK Borrower to reimburse UK Issuing Bank for any payment made under a UK Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any UK Letter of Credit or the existence of any claim, setoff, defense or other right that UK Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, UK Borrower shall be deemed to have requested a Borrowing of UK Base Rate Loans in an amount necessary to pay all amounts due UK Issuing Bank in the currency in which the underlying UK Letter of Credit was issued on any UK Reimbursement Date and each UK Lender shall fund its Pro Rata share of such Borrowing whether or not the UK Revolver Commitments have terminated, a Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)        Each UK Lender hereby irrevocably and unconditionally purchases from UK Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all UK LC

Obligations outstanding from time to time. UK Issuing Bank is issuing UK Letters of Credit in reliance upon this participation. If UK Borrower does not make a payment to UK Issuing Bank when due hereunder, Agent shall promptly notify UK Lenders and each UK Lender shall within one Business Day after such notice pay to Agent, for the benefit of UK Issuing Bank, such UK Lender’s Pro Rata share of such payment. Upon request by a UK Lender, UK Issuing Bank shall provide copies of UK Letters of Credit and UK LC Documents in its possession at such time.

(c)        The obligation of each UK Lender to make payments to Agent for the account of UK Issuing Bank in connection with UK Issuing Bank’s payment under a UK Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a UK Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by UK Issuing Bank of a requirement that exists for its protection (and not UK Borrower’s protection) or that does not materially prejudice UK Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a UK Letter of Credit’s expiration date if authorized by applicable customs or practices; or any setoff or defense that a UK Facility Obligor may have with respect to any UK Facility Obligations. UK Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by UK Borrower or other Person of any obligations under any UK LC Documents. UK Issuing Bank does not make to UK Lenders any express or implied warranty, representation or guaranty with respect to any UK Letter of Credit, UK Facility Collateral, UK LC Document or UK Facility Obligor. UK Issuing Bank shall not be responsible to any UK Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any UK LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any UK Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any UK Facility Obligor.

(d)        No UK Issuing Bank Indemnitee shall be liable to any UK Lender or other Person for any action taken or omitted to be taken in connection with any UK Letter of Credit or UK LC Document except as a result of its gross negligence or willful misconduct. UK Issuing Bank may refrain from taking any action with respect to a UK Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the UK Lenders.

2.3.3      UK Letter of Credit Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the UK Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then UK Borrower shall, at UK Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding UK Letters of Credit. UK Borrower shall, at UK Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a UK Lender. If as a result of fluctuations in Spot Rates or otherwise the Dollar Equivalent of the UK LC Obligations exceeds the UK Letter of Credit Subline, the excess amount shall be payable by the UK Borrower within three (3) Business Days following demand by Agent or the UK Issuing Bank. If UK Borrower fails to provide any Cash Collateral as required hereunder, UK Lenders may (and shall upon direction of Agent) advance, as UK Revolver Loans, the amount of Cash Collateral required (whether or not the UK Revolver Commitments have terminated, a Overadvance exists or the conditions in Section 6 are satisfied).

2.4        U.S. Letter of Credit Facility.

2.4.1            Issuance of U.S. Letters of Credit. U.S. Issuing Bank shall issue U.S. Letters of Credit (which, together with the Existing Letters of Credit, constitute U.S. Letters of Credit) in Dollars, or any other currency acceptable to Agent and U.S. Issuing Bank, from time to time until 30 days prior to the Revolver Termination Date (or until the U.S. Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        Each U.S. Borrower acknowledges that U.S. Issuing Bank’s issuance of any U.S. Letter of Credit is conditioned upon U.S. Issuing Bank’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. U.S. Issuing Bank shall have no obligation to issue any U.S. Letter of Credit unless (i) U.S. Issuing Bank receives a U.S. LC Request and U.S. LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition is satisfied; and (iii) if a Defaulting Lender exists that is a U.S. Lender, such U.S. Lender or U.S. Borrowers have entered into arrangements satisfactory to Agent and U.S. Issuing Bank to eliminate any Fronting Exposure associated with such U.S. Lender. If, in sufficient time to act, U.S. Issuing Bank receives written notice from Agent or Required Lenders that a U.S. LC Condition has not been satisfied, U.S. Issuing Bank shall not issue the requested U.S. Letter of Credit. Prior to receipt of any such notice, U.S. Issuing Bank shall not be deemed to have knowledge of any failure of U.S. LC Conditions.

(b)        U.S. Letters of Credit may be requested by a U.S. Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a U.S. Letter of Credit shall be treated as issuance of a new U.S. Letter of Credit, except that U.S. Issuing Bank may require a new U.S. LC Application in its discretion.

(c)        U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, U.S. Issuing Bank or any U.S. Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Document; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of U.S. Issuing Bank, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of U.S. Issuing Bank under the Loan Documents shall be cumulative. U.S. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against U.S. Borrowers are discharged with proceeds of any U.S. Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, U.S. Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.S. Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. U.S. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. U.S. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)        As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a U.S. Letter of Credit issued and outstanding hereunder.

2.4.2            U.S. Letter of Credit Reimbursement; U.S. Participations.

(a)        If U.S. Issuing Bank honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to U.S. Issuing Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by U.S. Issuing Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers. The obligation of U.S. Borrowers to reimburse U.S. Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary to pay all amounts due U.S. Issuing Bank on any U.S. Reimbursement Date and each U.S. Lender shall fund its Pro Rata share of such Borrowing whether or not the U.S. Revolver Commitments have terminated, a U.S. Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)        Each U.S. Lender hereby irrevocably and unconditionally purchases from U.S. Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all U.S. LC Obligations outstanding from time to time. U.S. Issuing Bank is issuing U.S. Letters of Credit in reliance upon this participation. If U.S. Borrowers do not make a payment to U.S. Issuing Bank when due hereunder, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall within one Business Day after such notice pay to Agent, for the benefit of U.S. Issuing Bank, such U.S. Lender’s Pro Rata share of such payment. Upon request by a U.S. Lender, U.S. Issuing Bank shall provide copies of U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(c)        The obligation of each U.S. Lender to make payments to Agent for the account of U.S. Issuing Bank in connection with U.S. Issuing Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by U.S.

Issuing Bank of a requirement that exists for its protection (and not a U.S. Borrower’s protection) or that does not materially prejudice a U.S. Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a U.S. Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that a U.S. Facility Obligor may have with respect to any U.S. Facility Obligations. U.S. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents. U.S. Issuing Bank does not make to U.S. Lenders any express or implied warranty, representation or guaranty with respect to any U.S. Letter of Credit, U.S. Facility Collateral, U.S. LC Document or U.S. Facility Obligor. U.S. Issuing Bank shall not be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Facility Obligor.

(d)        No U.S. Issuing Bank Indemnitee shall be liable to any U.S. Lender or other Person for any action taken or omitted to be taken in connection with any U.S. Letter of Credit or U.S. LC Document except as a result of its gross negligence or willful misconduct. U.S. Issuing Bank may refrain from taking any action with respect to a U.S. Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the U.S. Lenders.

2.4.3            U.S. Letter of Credit Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the U.S. Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then U.S. Borrowers shall, at U.S. Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding U.S. Letters of Credit. U.S. Borrowers shall, at U.S. Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a U.S. Lender. If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, a U.S. Overadvance exists or the conditions in Section 6 are satisfied).

2.5        Resignation of Issuing Banks. An Issuing Bank may resign at any time upon notice to Agent and Borrower Agent. From the effective date of such resignation, such Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default exists, shall be reasonably acceptable to Borrower Agent.

2.6        Effect of Amendment and Restatement. Upon the execution and delivery of this Agreement, the “Obligations”, under and as defined in the Original Loan Agreement, obligations and other liabilities (including, without limitation, interest, fees and out-of-pocket expenses accrued to the date hereof) governed by the Original Loan Agreement (collectively, the “Original Obligations”) shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement and shall be deemed to be U.S. Facility Obligations hereunder. The Original Obligations, together with any and all additional U.S. Facility Obligations incurred by U.S. Facility Obligors hereunder or under any of the other Loan Documents, shall continue to be secured by all of the U.S. Security Documents provided in connection with the Original Loan Agreement (and, from and after the date hereof, shall be secured by all of the U.S. Security Documents provided in connection with this Agreement, whether on the Closing Date or otherwise), all as more specifically set forth in this

Agreement and the U.S. Security Documents. Each U.S. Facility Obligor hereby reaffirms its obligations under each Loan Document (as defined in the Original Loan Agreement, collectively, the “Original Loan Documents”) to which it is party, as amended, restated, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered on the Closing Date. Each Borrower agrees that each such Original Loan Document shall remain in full force and effect following the execution and delivery of this Agreement and that all references to the “Loan Agreement” or “Credit Agreement” in such Original Loan Documents shall be deemed to refer to this Agreement. The execution and delivery of this Agreement shall constitute an amendment, replacement and restatement, but not a novation or repayment, of the Original Obligations.

SECTION 3

INTEREST, FEES AND CHARGES

3.1        Interest.

3.1.1            Rates and Payment of Interest.

(a)        The Canadian Facility Obligations shall bear interest (i) if a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin pertaining to such Canadian BA Rate Loan; (ii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin pertaining to such Canadian Prime Rate Loan; (iii) if a Canadian Base Rate Loan, at the Canadian Base Rate in effect from time to time, plus the Applicable Margin pertaining to such Canadian Base Rate Loan; (iv) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin pertaining to such LIBOR Loan; and (v) if any other Canadian Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans. The UK Facility Obligations shall bear interest (i) if a UK Base Rate Loan, at the UK Base Rate in effect from time to time, plus the Applicable Margin pertaining to such UK Base Rate Loan; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin pertaining to such LIBOR Loan; and (iii) if any other UK Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the UK Base Rate in effect from time to time, plus the Applicable Margin for UK Base Rate Loans. The U.S. Facility Obligations shall bear interest (i) if a U.S. Base Rate Loan, at the U.S. Base Rate in effect from time to time, plus the Applicable Margin pertaining to such U.S. Base Rate Loan; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin pertaining to such LIBOR Loan; and (iii) if any other U.S. Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the U.S. Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Loans.

(b)        During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)        Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid. In addition, interest accrued on the (i) Canadian Revolver Loans shall be due and payable on the Canadian Revolver Commitment Termination Date, (ii) UK Revolver Loans shall be due and payable on the UK Revolver Commitment Termination Date and (iii) U.S. Revolver Loans shall be due and payable on the U.S. Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

(d)        Interest on the Loans shall be payable in the currency of the underlying Revolver Loan.

3.1.2            Application of LIBOR to Outstanding Loans.

(a)        Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Base Rate Loan funded in Dollars to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)        Whenever Borrowers within a Borrower Group desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the applicable Borrower Group shall be deemed to have elected to convert such Loans into Base Rate Loans. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3      Application of Canadian BA Rate to Outstanding Loans.

(a)        Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Canadian Prime Rate Loan to, or to continue any Canadian BA Rate Loan at the end of its Interest Period as, a Canadian BA Rate Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b)        Whenever Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest

Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any Canadian BA Rate Loans, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.4            Interest Periods. In connection with the making, conversion or continuation of any Interest Period Loans, the Borrower Agent, on behalf of the applicable Borrower Group, shall select an interest period (“Interest Period”) to apply, which Interest Period shall be 30, 60, or 90 days (if available from all Applicable Lenders); provided, however, that:

(a)        the Interest Period shall begin on the date the Loan is made or continued as, or converted into, an Interest Period Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)        if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month, and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)        no Interest Period shall extend beyond the Revolver Termination Date (or, in the case of any Loan owing by (i) Canadian Borrower, the Canadian Revolver Commitment Termination Date, (ii) UK Borrower, the UK Revolver Commitment Termination Date or (iii) any U.S. Borrower, the U.S. Revolver Commitment Termination Date, in each case if earlier).

3.1.5            Interest Rate Not Ascertainable. If, due to any circumstance affecting the interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR or the Canadian BA Rate on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrower Agent of such determination. Until Agent notifies Borrower Agent that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans or Canadian BA Rate Loans, as applicable, shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans or such Canadian BA Rate Loans, as applicable.

3.2        Fees.

3.2.1            Unused Line Fee.

(a)        Canadian Unused Line Fee. Canadian Borrower shall pay to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Canadian Revolver Commitments exceed the average daily Canadian Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Canadian Commitment Termination Date.

(b)        UK Unused Line Fee. UK Borrower shall pay to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the UK Revolver Commitments exceed the average daily UK Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the UK Commitment Termination Date.

(c)        U.S. Unused Line Fee. U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the U.S. Revolver Commitments exceed the average daily U.S. Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the U.S. Commitment Termination Date.

3.2.2            LC Facility Fees.

(a)        Canadian LC Facility Fees. Canadian Borrower shall pay (i) to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Applicable Margin in effect for Canadian BA Rate Loans times the average daily Stated Amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Canadian Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to Canadian Issuing Bank, for its own account, all reasonable and customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

(b)        UK LC Facility Fees. UK Borrower shall pay (i) to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of UK Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each UK Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to UK Issuing Bank, for its own account, all reasonable and customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of UK Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

(c)        U.S. LC Facility Fees. U.S. Borrowers shall pay (i) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each U.S. Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to U.S. Issuing Bank, for its own account, all reasonable and customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

3.2.3            Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement or the Original Loan Agreement.

3.3        Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of interest on Canadian Prime Rate Loans and Canadian BA Rate Loans, on the basis of a 365 day year. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money, except to the extent such treatment is inconsistent with any Applicable Law. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate. For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a period of time different from the actual number of days in the year (for the purposes of this Section, the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the shorter period, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. 5“Each Canadian Domiciled Obligor confirms that it understands and is able to calculate the rate of interest applicable to the Canadian Facility Obligations based on the methodology for calculating per annum rates provided in this Agreement. Each Canadian Domiciled Obligor irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Domiciled Obligors as required pursuant to Section 4 of the Interest Act (Canada).

3.4        Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent and Security Trustees, upon presentation of a summary statement, for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s or any Security Trustee’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s or the applicable Security Trustee’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Security Trustee, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent or one or more of the Security Trustee’s with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent or such Security Trustee(s), including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5        Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon the Canadian BA Rate or LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, a currency in the London interbank market or to purchase, sell, issue or otherwise transact bankers’ acceptances in the Canadian interbank market, then, on notice

~~5 Added per Third Amendment.~~

thereof by such Lender to Agent, any obligation of such Lender to make or continue affected Interest Period Loans or to convert Floating Rate Loans to affected Interest Period Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrower(s) of the affected Borrower Group shall prepay or, if applicable, convert all affected Interest Period Loans of such Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans. Upon any such prepayment or conversion, Borrower(s) of the affected Borrower Group shall also pay accrued interest on the amount so prepaid or converted.

3.6         Inability to Determine Rates. Agent will promptly notify Borrower Agent and the Applicable Lenders if, in connection with any Loan or request for a Loan, (a) Agent determines that (i) deposits or bankers’ acceptances are not being offered to (A) with respect to LIBOR, banks in the London interbank Eurodollar market or (B) with respect to the Canadian BA Rate, banks in the Canadian interbank market, in each case for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR or the Canadian BA Rate for the Interest Period; or (b) Agent or Required Lenders determine for any reason that LIBOR or the Canadian BA Rate for the Interest Period does not adequately and fairly reflect the cost to the Applicable Lenders of funding the Loan. Thereafter, the Applicable Lenders’ obligations to make or maintain affected Interest Period Loans and utilization of the LIBOR or the Canadian BA Rate component (if affected) in determining any other interest rate applicable to any of the Obligations shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a LIBOR Loan or Canadian BA Rate Loan or, failing that, will be deemed to have requested a Base Rate Loan or a Canadian Prime Rate Loan, respectively.

3.7        Increased Costs; Capital Adequacy.

3.7.1            Increased Costs Generally. If any Change in Law shall:

(a)        impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR or the Canadian BA Rate) or Issuing Bank;

(b)        subject any Recipient to Taxes (other than (i) Indemnified Taxes otherwise indemnifiable under Section 5.8 and (ii) Excluded Taxes) on its Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)        impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or an Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or an Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrower Group to which such Lender or such Issuing Bank has a Commitment will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2            Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower Group to which such Lender or Issuing Bank has a Commitment will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3            Canadian BA Rate Loan and LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Canadian Dollar or Eurocurrency funds or deposits, the Borrower Group to which such Lender has a Commitment shall pay additional interest to such Lender on each Canadian BA Rate Loan and LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrower Agent (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrower Agent’s receipt of the notice.

3.7.4            Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or an Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that such Lender or such Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor.

3.8        Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9        Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, (c) any Borrower Group fail to repay an Interest Period Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign an Interest Period Loan prior to the end of its Interest Period pursuant to Section 13.4, then such Borrower Group shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded an Interest Period Loan by a matching deposit or other borrowing in the London interbank market or any other applicable market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10        Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of this Section 3.10, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Obligor to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Domiciled Obligors to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Domiciled Obligors to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Domiciled Obligors shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Domiciled Obligor. Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loan to Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

SECTION 4

LOAN ADMINISTRATION

4.1        Manner of Borrowing and Funding Revolver Loans.

4.1.1            Notice of Borrowing.

(a)        Revolver Loans.    Whenever a Borrower Group desires funding of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent by 11:00 a.m. (Local Time) (i) on the requested funding date, in the case of Floating Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or LIBOR Loan, in the case of the U.S. Borrowers, or a Canadian Base Rate Loan, LIBOR Loan, Canadian Prime Rate Loan or Canadian BA Rate Loan, in the case of Canadian Borrower, or a LIBOR Loan or a UK Base Rate Loan, in the case of UK Borrower, (D) in the case of an Interest Period Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified) and (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for Canadian Borrower, whether such Loan is to be denominated in Dollars or Canadian Dollars and, if such Borrowing is requested for UK Borrower, whether such Loan is to be denominated in Sterling, Dollars or Euros. Notwithstanding anything to the contrary contained herein, given that U.S. Borrowers elected to utilize FILO Loans on the Original Closing Date, all U.S. Revolver Loans outstanding from time to time up to the FILO Amount shall be deemed to be outstanding FILO Loans for all purposes under this Agreement.

(b)        Deemed Requests for Revolver Loans. Unless payment is otherwise made by a Borrower Group, the becoming due of any Obligation of the Obligor Group to which such Borrower Group belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Revolver Loans by such Borrower Group on the due date in the amount due and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of such Obligations owing by any Obligor (other than a Canadian Domiciled Obligor), or to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Obligor, and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge any such amount owed by any Obligor Group against any operating, investment or other account of a Borrower that is a member of such Obligor Group maintained with Agent or any of its Affiliates.

(c)        Controlled Disbursement Accounts. If any Borrower within a Borrower Group maintains a disbursement account with Agent or any of its Affiliates or branches, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower Group on the presentation date, in the amount of the Payment Item, and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of insufficient funds owing by any Obligor (other than a Canadian Domiciled Obligor), or to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian Domiciled Obligor. Proceeds of such Loan may be disbursed directly to such account.

4.1.2            Fundings by Lenders. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Floating Rate Loan or by 3:00 p.m. at least two Business Days before a proposed funding of an Interest Period Loan. Each Applicable Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case each Applicable Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Applicable Lenders, Agent shall disburse the Borrowing proceeds as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its share of a Borrowing, Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the Borrower or Borrowers within such Borrower Group. If an Applicable Lender’s share of a Borrowing or of a settlement under Section 4.1.3(d) is not received by Agent, then the Borrower or Borrowers within such Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3            Swingline Loans; Settlement.

(a)        Canadian Swingline Loans. To fulfill any request for a Canadian Base Rate Loan or a Canadian Prime Rate Loan hereunder, Canadian Swingline Lender may in its discretion, advance Canadian Swingline Loans to Canadian Borrower, up to an aggregate outstanding amount of $1,000,000. Canadian Swingline Loans shall constitute Canadian Revolver Loans for all purposes, except that payments thereon shall be made to Canadian Swingline Lender for its own account until the Canadian Lenders have funded their participations therein as provided below.

(b)        UK Swingline Loans. To fulfill any request for a UK Base Rate Loan, UK Swingline Lender may in its discretion, advance UK Swingline Loans to UK Borrower, up to an aggregate outstanding amount of $1,000,000. UK Swingline Loans shall constitute UK Revolver Loans for all purposes, except that payments thereon shall be made to UK Swingline Lender for its own account until the UK Lenders have funded their participations therein as provided below.

(c)        US Swingline Loans. To fulfill any request for a U.S. Base Rate Loan, U.S. Swingline Lender may in its discretion, advance U.S. Swingline Loans to U.S. Borrowers, up to an aggregate outstanding amount equal to the difference of (i) $10,000,000 less (ii) the aggregate outstanding amount of all Canadian Swingline Loans and UK Swingline Loans. U.S. Swingline Loans shall constitute U.S. Revolver Loans for all purposes, except that payments thereon shall be made to U.S. Swingline Lender for its own account until the U.S. Lenders have funded their participations therein as provided below.

(d)        Settlement of Loans. Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans (such that payments on Canadian Revolver Loans are applied to Canadian Swingline Loans, payments on UK Revolver

Loans are applied to UK Swingline Loans, and payments on U.S. Revolver Loans are applied to U.S. Swingline Loans) regardless of any designation by Borrower Agent or any provision herein to the contrary. Each Canadian Lender, UK Lender and U.S. Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Canadian Swingline Loans, UK Swingline Loans and U.S. Swingline Loans, respectively, outstanding from time to time until settled. If a Swingline Loan cannot be settled among the Applicable Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Applicable Lender shall pay the amount of its participation in the Loan to the applicable Swingline Lender, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. When settling any Canadian Revolver Loans and any Canadian Swingline Loans pursuant to this Section 4.1.3(d), Agent shall act through Bank of America (Canada).

4.1.4            Notices. Borrower Agent may request, convert or continue Loans, select interest rates and transfer funds based on telephonic instructions or e-mailed instructions to Agent, in each case to be confirmed in accordance with this Section 4.1.4. Borrower Agent shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower Agent’s behalf.

4.2        Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1            Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2            Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3            Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and each Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated Interest Period Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and each Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender. When settling exposures under the Canadian Revolver Commitments pursuant to this Section 4.2.3, Agent shall act through Bank of America (Canada).

4.3        Number and Amount of Interest Period Loans; Determination of Rate. Each Borrowing of Interest Period Loans when made shall be in a minimum amount of $1,000,000 (or its Dollar Equivalent in any other currency or Cdn$1,000,000 as regards Canadian BA Rate Loans), plus an increment of $100,000 (or its Dollar Equivalent in any other currency or Cdn$100,000 as regards Canadian BA Rate Loans) in excess thereof. No more than 5 Borrowings of Interest Period Loans may be outstanding at any time with respect to the Borrower Group consisting of U.S. Borrowers, and no more than 2 Borrowings of Interest Period Loans may be outstanding at any time with respect to any other Borrower Group. All Interest Period Loans to a Borrower Group having the same length, beginning date of their Interest Periods and currency shall be aggregated together and considered one Borrowing for this purpose. Upon determining Canadian BA Rate or LIBOR for any Interest Period requested by Borrowers within a Borrower Group, Agent shall promptly notify Borrower Agent thereof by telephone or electronically and, if requested by Borrower Agent, shall confirm any telephonic notice in writing (including, without limitation, via a writing transmitted electronically).

4.4        Borrower Agent. Each Obligor hereby designates Parent Borrower (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Security Trustee, any Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent, Security Trustees, Issuing Banks and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Obligor. Agent, Security Trustees, Issuing Banks and Lenders may give any notice or communication with an Obligor to Borrower Agent on behalf of such Obligor. Each of Agent, Security Trustees Issuing Banks and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Obligor agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5        One Obligation. Without in any way limiting any Guarantee of any Obligor of the Obligations of any other Obligor, (a) the Canadian Revolver Loans, the Canadian LC Obligations and the other Canadian Facility Obligations owing by each Canadian Facility Obligor constitute one general obligation of the Canadian Facility Obligors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s or applicable Security Trustee’s Lien upon all Collateral of each Canadian Facility Obligor, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Canadian Facility Obligor to the extent of any Canadian Facility Obligations jointly or severally owed by such Canadian Facility Obligor to such Credit Party, (b) the UK Revolver Loans, the UK LC Obligations and the other UK Facility Obligations owing by each UK

Facility Obligor constitute one general obligation of the UK Facility Obligors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s and UK Security Trustee’s Lien upon all Collateral of each UK Facility Obligor, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each UK Facility Obligor to the extent of any UK Facility Obligations owed by such UK Facility Obligor to such Credit Party and (c) the U.S. Revolver Loans, the U.S. LC Obligations and the other U.S. Facility Obligations owing by each U.S. Facility Obligor constitute one general obligation of the U.S. Facility Obligors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s or the applicable Security Trustee’s Lien upon all Collateral of each U.S. Facility Obligor, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Facility Obligor to the extent of any U.S. Facility Obligations jointly or severally owed by such U.S. Facility Obligor to such Credit Party.

4.6        Effect of Termination. On the effective date of the termination of all Commitments, all Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products; provided that (a) on the effective date of the termination of all Canadian Revolver Commitments, all Canadian Facility Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products provided for the account of Canadian Domiciled Obligors and their Affiliates domiciled in Canada, (b) on the effective date of the termination of all UK Revolver Commitments, all UK Facility Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products provided for the account of UK Domiciled Obligors and their Affiliates domiciled in the UK, and (c) on the effective date of the termination of all U.S. Revolver Commitments, all U.S. Facility Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products provided for the account of U.S. Domiciled Obligors and their Affiliates domiciled in the U.S. Until Full Payment of all Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent and Security Trustees shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents. Agent and Security Trustees shall not be required to terminate their Liens unless Agent or a Security Trustee receives Cash Collateral or a written agreement, in each case satisfactory to Agent, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 2.3, 2.4, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

4.7        Limitation on Borrowings.

4.7.1    Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledge and agree that maximum principal amount of U.S. Revolver Loans and/or U.S. LC Obligations which Parent Borrower shall be entitled to have outstanding at any time under this Agreement for its own account (and not for the account of any other U.S. Borrower) shall not exceed $2,500,000 in the aggregate; it being understood and agreed by each of the parties hereto that any Borrowing and/or Letter of Credit requested by Parent Borrower in its capacity as Borrower Agent which exceed the above noted limitation shall be Borrowings and/or Letters of Credit for the account of one or more of the other Borrowers and not for the account of Parent Borrower; provided that nothing set forth in this Section shall in any way affect or limit the duties and obligations of each Borrower with respect to the Obligations set forth in Section 5.10.

4.7.2    Agent and Lenders shall have the right, at any time in their Permitted Discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

SECTION 5

PAYMENTS

5.1        General Payment Provisions.    All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable (so long as such application or reapplication could not reasonably be expected to result in material adverse tax consequences to an Obligor or a Subsidiary of an Obligor under Section 956 of the Code), but whenever possible, any prepayment of Loans shall be applied first to Floating Rate Loans and then to Interest Period Loans. All payments with respect to any Obligation shall be made in the currency of the underlying Obligation. Any payment made contrary to the requirements of the preceding sentence shall be subject to the terms of Section 5.11. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.

5.2        Repayment of Revolver Loans. Canadian Facility Obligations shall be due and payable in full on the Canadian Commitment Termination Date, UK Facility Obligations shall be due and payable in full on the UK Commitment Termination Date and U.S. Facility Obligations shall be due and payable in full on the U.S. Commitment Termination Date, in each case unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, if an Overadvance exists at any time (including, without limitation, with respect to the U.S. Revolver Loans as the result of a scheduled reduction in the FILO Amount), the Borrower Group owing such Overadvance shall, on the sooner of Agent’s demand or the first Business Day after any Borrower of such Borrower Group has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage of such Borrower Group to the Borrowing Base of such Borrower Group. If any Asset Disposition includes the disposition of Inventory, Accounts or Revolver Priority Collateral, the Obligor Group that includes the Obligor(s) that made such Asset Disposition shall apply the Net Proceeds of such Asset Disposition to repay the Revolver Loans of the Borrower Group(s) included within such Obligor Group (if more than one Borrower Group is included in such Obligor Group, such Net Proceeds shall be applied ratably to repay the Revolver Loans of such Borrower Groups, but in no event shall Net Proceeds of Asset Dispositions made by Foreign Obligors be applied to the Obligations of the U.S. Borrowers if such application could reasonably be expected to result in material adverse tax consequences to an Obligor or a Subsidiary of an Obligor under Section 956 of the Code) equal to the greater of (a) the net book value of such Inventory, Accounts and Revolver Priority Collateral, or (b) the reduction in Borrowing Base of such Borrower Group(s) resulting from the disposition (if there is no such reduction, the amount described in this clause (b) shall be deemed to be zero).

5.3        Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4        Marshaling; Payments Set Aside. None of Agent, Security Trustees, Issuing Banks or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of any Borrower or Borrowers is made to Agent, any Security Trustee, any Issuing Bank or any Lender, or if Agent, any applicable Security Trustee, any

Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, a Security Trustee, an Issuing Bank or a Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5        Application and Allocation of Payments.

5.5.1            Application. Payments made by a Borrower Group (or any member thereof) hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations of such Borrower Group then due and owing; (b) third, to other Obligations specified by Borrower Agent; and (c) fourth, as determined by Agent in its Permitted Discretion. Any payment of the U.S. Revolver Loans shall be applied first to the U.S. Revolver Loans that are not FILO Loans until repaid in full, and then to FILO Loans.

5.5.2            Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, but subject to the Intercreditor Agreement, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)         with respect to monies, payments, Property or Collateral of or from the Canadian Domiciled Obligors, together with any allocations pursuant to subclause (x) of any other clause of this Section 5.5.2:

(i)          first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent or any Security Trustee, to the extent owing by any of the Canadian Domiciled Obligors;

(ii)         second, to all amounts owing to Canadian Swingline Lender or Agent on Canadian Swingline Loans, Canadian Protective Advances, and Canadian Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)        third, to all amounts owing to Canadian Issuing Bank on Canadian LC Obligations;

(iv)        fourth, to all Canadian Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing by any of the Canadian Domiciled Obligors to Lenders (exclusive of any UK Facility Obligations which are guaranteed by the Canadian Domiciled Obligors);

(v)         fifth, to all Canadian Facility Obligations (other than Secured Bank Product Obligations) constituting interest owing by any of the Canadian Domiciled Obligors (exclusive of any UK Facility Obligations which are guaranteed by the Canadian Domiciled Obligors);

(vi)        sixth, to Cash Collateralize all Canadian LC Obligations;

(vii)       seventh, to all Canadian Revolver Loans, and to Secured Bank Product Obligations of Canadian Domiciled Obligors arising under Hedging Agreements (including Cash Collateralization thereof, but excluding any such Secured Bank Product

Obligation which is a UK Facility Obligation guaranteed by any of the Canadian Domiciled Obligors) up to the amount of Canadian Availability Reserves existing therefor;

(viii)      eighth, to all other Secured Bank Product Obligations of any of the Canadian Domiciled Obligors (but excluding any such Secured Bank Product Obligation which is a UK Facility Obligation guaranteed by any of the Canadian Domiciled Obligors);

(ix)         ninth, to all other Canadian Facility Obligations (exclusive of any UK Facility Obligations which are guaranteed by any of the Canadian Domiciled Obligors); and Obligations.

(x)          tenth, to be applied ratably to all other Foreign Facility

(b)         with respect to monies, payments, Property or Collateral of or from the UK Domiciled Obligors, together with any allocations pursuant to subclause (x) of any other clause of this Section 5.5.2:

(i)          first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent or any Security Trustee, to the extent owing by any of the UK Domiciled Obligors;

(ii)         second, to all amounts owing to UK Swingline Lender or Agent on UK Swingline Loans, UK Protective Advances, and UK Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)        third, to all amounts owing to UK Issuing Bank on UK LC Obligations;

(iv)        fourth, to all UK Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing by any of the UK Domiciled Obligors to Lenders (exclusive of any Canadian Facility Obligations which are guaranteed by the UK Domiciled Obligors);

(v)         fifth, to all UK Facility Obligations (other than Secured Bank Product Obligations) constituting interest owing by any of the UK Domiciled Obligors (exclusive of any Canadian Facility Obligations which are guaranteed by the UK Domiciled Obligors);

(vi)        sixth, to Cash Collateralize all UK LC Obligations;

(vii)       seventh, to all UK Revolver Loans, and to Secured Bank Product Obligations of UK Domiciled Obligors arising under Hedging Agreements (including Cash Collateralization thereof, but excluding any such Secured Bank Product Obligation which is a Canadian Facility Obligation guaranteed by any of the UK Domiciled Obligors) up to the amount of UK Availability Reserves existing therefor;

(viii)      eighth, to all other Secured Bank Product Obligations of any of the UK Domiciled Obligors (but excluding any such Secured Bank Product Obligation which is a Canadian Facility Obligation guaranteed by any of the UK Domiciled Obligors);

(ix)        ninth, to all other UK Facility Obligations (exclusive of any Canadian Facility Obligations which are guaranteed by any of the UK Domiciled Obligors); and

(x)         tenth, to be applied ratably to all other Foreign Facility Obligations.

(c)         with respect to monies, payments, Property or Collateral of or from the U.S. Obligors, together with any allocations pursuant to subclause (x) of any other clause of this Section 5.5.2:

(i)          first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent or any Security Trustee, to the extent owing by any of the U.S. Obligors;

(ii)         second, to all amounts owing to U.S. Swingline Lender or Agent on U.S. Swingline Loans, U.S. Protective Advances, and U.S. Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)        third, to all amounts owing to U.S. Issuing Bank on U.S. LC Obligations;

(iv)        fourth, to all U.S. Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing by any of the U.S. Obligors to Lenders (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Obligors);

(v)         fifth, to all U.S. Facility Obligations (other than Secured Bank Product Obligations) constituting interest owing by any of the U.S. Obligors (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Obligors);

(vi)        sixth, to Cash Collateralize all U.S. LC Obligations;

(vii)       seventh, to all U.S. Revolver Loans, and to Secured Bank Product Obligations of U.S. Obligors arising under Hedging Agreements (including Cash Collateralization thereof, but excluding any such Secured Bank Product Obligation which is a Foreign Facility Obligation guaranteed by any of the U.S. Obligors) up to the amount of U.S. Availability Reserves existing therefor;

(viii)      eighth, to all other Secured Bank Product Obligations of any of the U.S. Obligors (but excluding any such Secured Bank Product Obligation which is a Foreign Facility Obligation guaranteed by any of the U.S. Obligors);

(ix)        ninth, to all other U.S. Facility Obligations (exclusive of any Foreign Facility Obligations which are guaranteed by any of the U.S. Obligors); and

(x)         tenth, to be applied ratably to all other Obligations.

(d)         with respect to monies, payments, Property or Collateral of or from the Foreign Obligors that are neither Canadian Domiciled Obligors nor UK Domiciled Obligors, in each case to be applied ratably:

(i)         first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent or any Security Trustee, to the extent owing by Foreign Obligors;

(ii)        second, (A) to all amounts owing to Canadian Swingline Lender or Agent on Canadian Swingline Loans, Canadian Protective Advances, Canadian Revolver Loans and participations that a Defaulting Lender has failed to settle or fund and (B) to all amounts owing to UK Swingline Lender or Agent on UK Swingline Loans, UK Protective Advances, UK Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)        third, to all amounts owing to Canadian Issuing Bank on Canadian LC Obligations and all amounts owing to UK Issuing Bank on UK LC Obligations;

(iv)        fourth, to all Foreign Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing by any of the Foreign Obligors to Lenders;

(v)         fifth, to all Foreign Facility Obligations (other than Secured Bank Product Obligations) constituting interest owing by any of the Foreign Obligors;

(vi)         sixth, to Cash Collateralize all Canadian LC Obligations and all UK LC Obligations;

(vii)        seventh, to all Canadian Revolver Loans, all UK Revolver Loans and to Secured Bank Product Obligations of Foreign Obligors arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Canadian Availability Reserves or UK Availability Reserves, as applicable, existing therefor;

(viii)       eighth, to all other Secured Bank Product Obligations of any of the Foreign Obligors; and

(ix)         ninth, to be applied ratably to all other Foreign Facility Obligations.

Amounts shall be applied to payment of each category of Obligations set forth within subsections (a) through (d) above, as applicable, only after Full Payment of amounts payable from time to time under all preceding categories set forth within such subsection. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.

The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor (so long as such change could not reasonably be expected to result in material adverse tax consequences to an Obligor or a Subsidiary of an Obligor under Section 956 of the Code). This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section. Any amount applied to the U.S. Revolver Loans shall be applied first to the U.S. Revolver Loans that are not FILO Loans until repaid in full, and then to FILO Loans.

5.5.3            Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6        Dominion Account. The ledger balance in the Dominion Accounts of each Borrower as of the end of a Business Day shall be applied to the Obligations of the Obligor Group to which such Borrower belongs at the beginning of the next Business Day, during any Dominion Trigger Period. If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Borrower Group as long as no Default exists.

5.7        Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8        Taxes.

5.8.1            Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)        All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b)        If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)        If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent or such Obligor, as required by Applicable Law, shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to such Applicable Law, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2            Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3            Tax Indemnification.

(a)        Each Obligor shall indemnify and hold harmless, on a joint and several basis, each Lender, each Security Trustee and Agent against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Lender, a Security Trustee or Agent or required to be withheld or deducted from a payment to a Lender, a Security Trustee or Agent, in each case with respect to any Obligations of the Obligor Group to which such Obligor belongs, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The applicable Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender, a Security Trustee (in each of the foregoing cases, with a copy to Agent) or Agent on its own behalf shall be conclusive absent manifest error.

(b)        Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent or a Borrower in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender by Agent or the Borrower Agent shall be conclusive absent manifest error.

5.8.4      United Kingdom Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.4) and Section 5.9.1 shall not apply, and instead the provisions of this Section 5.8.4 shall apply, to any advance under any Loan Document to UK Borrower (the “Relevant Borrower” for the purposes of this Section 5.8.4). For the avoidance of doubt, this Section 5.8.4 shall not apply to any advance under any Loan Document to any Borrower other than UK Borrower.

(a)        Definitions. Solely for the purposes of this Section 5.8.4, the following terms shall have the following meanings:

FATCA Deduction: a deduction or withholding from a payment under a Loan Document required by FATCA.

Qualifying Lender:

(a)        a Lender (other than a Lender within clause (b) of the definition of Qualifying Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i)	a Lender;

(A)        that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B)        in respect of an advance under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made, and, in each case, which is within the charge to United Kingdom Corporation Tax with respect to any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)	a Lender which is:

(A)        a company resident in the United Kingdom for United Kingdom Tax purposes;

(B)        a partnership, each member of which is:

(1)        a company so resident in the United Kingdom; or

(2)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)        a building society (as defined for the purposes of section 880 of the ITA) making an advance.

Tax Confirmation: a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a)        a company resident in the United Kingdom for United Kingdom Tax purposes; or

(b)        a partnership each member of which is:

(i)         a company so resident in the United Kingdom; or

(ii)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

Tax Credit: a credit against, relief or remission for, or repayment of, any Tax.

Tax Deduction: a deduction or withholding for or on account of Tax from a payment under a Loan Document, other than a FATCA Deduction.

Tax Payment: either the increase in a payment made by an Obligor to a Lender or Agent under Section 5.8.4(b) or 5.8.4(c).

Treaty State: a jurisdiction having a Treaty with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

UK Non-Bank Lender:

(a)        a Lender (which falls within clause (a)(ii) of the definition of Qualifying Lender) which is a party to this Agreement and which has provided a Tax Confirmation to Agent; and

(b)        where a Lender becomes a party after the Closing Date, an Eligible Assignee which gives a Tax Confirmation in the Assignment which it executes on becoming a party hereunder.

(b)        Tax Gross-up.

(i)        Each Relevant Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by Applicable Law.

(ii)        A Relevant Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall promptly notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii)        If a Tax Deduction is required by Applicable Law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv)        A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due:

(A)        the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)        the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

(1)        an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Relevant Borrower making the payment a certified copy of that Direction; and

(2)        the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C)        the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:

(1)        the relevant Lender has not given a Tax Confirmation to the Relevant Borrower; and

(2)        the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Relevant Borrower, on the basis that the Tax Confirmation would have enabled the Relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)        the relevant Lender is a Treaty Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (b)(vii), (b)(xi) or (f)(i) (as applicable) below.

(v)        If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi)        Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii)        A Treaty Lender and each Relevant Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Relevant Borrower to obtain authorization to make that payment without a Tax Deduction.

(viii)      Nothing in clause (b)(vii) above shall require a Treaty Lender to:

(A)        register under the HMRC DT Treaty Passport scheme;

(B)         apply the HMRC DT Treaty Passport scheme to any advance if it has so registered; or

(C)        file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement in accordance with subsections (b)(xi) or (f)(i) (HMRC DT Treaty Passport scheme confirmation) and the Relevant Borrower making that payment has not complied with its obligations under subsections (b)(xii) or (f)(ii) (HMRC DT Treaty Passport scheme confirmation).

(ix)       A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to Agent by entering into this Agreement.

(x)        A UK Non-Bank Lender shall promptly notify Agent and the Relevant Borrower if there is any change in the position from that set out in the Tax Confirmation.

(xi)       A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of Agent and without liability to any Relevant Borrower) by notifying Agent and the Relevant Borrower of its scheme reference number and its jurisdiction of Tax residence.

(xii)      Where a Lender notifies Agent and the Relevant Borrower as described in clause (b)(xi) above each Relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing.

(xiii)      If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (b)(xi) above or clause (f)(i) (HMRC DT Treaty Passport scheme confirmation), no Relevant Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance.

(c)        Tax Indemnity.

(i)         The Relevant Borrowers shall (within three (3) Business Days of demand by Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Protected Party in respect of a Loan Document.

(ii)        Clause (c)(i) above shall not apply:

(A)        with respect to any Taxes that are described in clause (a) of the definition of Excluded Taxes; or

(B)        to the extent a loss, liability or cost:

(1)        is compensated for by an increased payment under Section 5.8.4(b)(iii);

(2)        would have been compensated for by an increased payment under Section 5.8.4(b)(iii) but was not so compensated solely because one of the exclusions in Section 5.8.4(b)(iv) applied; or

(3)        relates to a FATCA Deduction.

(iii)        A Protected Party making, or intending to make a claim under Section 5.8.4(c)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrower Agent.

(iv)        A Protected Party shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.4(c), notify Agent.

(d)        Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Protected Party determines that:

(i)        a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)        that Protected Party has obtained and utilized that Tax Credit, the relevant Protected Party shall pay an amount to the Relevant Borrower which that Protected Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e)        Lender Status Confirmation. Each New Lender shall indicate, in the Assignment which it executes on becoming a party, and for the benefit of Agent and without liability to any Relevant Borrower, which of the following categories it falls within:

(i)         not a Qualifying Lender;

(ii)        a Qualifying Lender (other than a Treaty Lender); or

(iii)       a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.4(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Relevant Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and Agent, upon receipt of such notification, shall inform the Relevant Borrower). For the avoidance of doubt, an Assignment shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.4(e).

(f)        HMRC DT Treaty Passport Scheme Confirmation.

(i)        A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement,

shall include an indication to that effect (for the benefit of Agent and without liability to any Relevant Borrower) in the Assignment which it executes by including its scheme reference number and its jurisdiction of Tax residence in that Assignment.

(ii)        Where an Assignment includes the indication described in clause (f)(i) above in the relevant Assignment, each Relevant Borrower which is a party as a Borrower as at the date that the relevant Assignment is executed (the “HMRC Transfer Date”) shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that HMRC Transfer Date and shall promptly provide the Lender with a copy of that filing.

(g)          United Kingdom Stamp Taxes. The Relevant Borrowers shall pay and, within three (3) Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duties, registration or other similar Taxes payable in respect of any Loan Document.

(h)          Value Added Tax.

(i)        All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii)        If VAT is or becomes chargeable on any supply made by any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration),

(A)        (where the VAT Supplier is the person required to account to the relevant Tax authority for the VAT) the VAT Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT. The VAT Recipient must (where this subsection (ii)(A) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)        (where the VAT Recipient is the person required to account to the relevant Tax authority for the VAT), the VAT Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply. The VAT Recipient must (where this subsection (ii)(B) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii)        Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority).

(iv)        Any reference in this Section 5.8.4 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).

(v)        In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(i)         FATCA Deduction.

(i)        The Relevant Borrower (and Agent to the extent it makes a payment on behalf of the Relevant Borrower) may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(ii)        Each party to this Agreement shall promptly, upon becoming aware that it must make a FATCA Deduction to which Section 5.8.4(i)(i) above applies (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment and, in addition, shall notify the Relevant Borrower and Agent.

Except as otherwise expressly provided in this Section 5.8.4, a reference to “determines” or “determined” in connection with Tax provisions contained in Section 5.8.4 means a determination made in the absolute discretion of the person making the determination.

5.8.5            Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.6            Treatment of Certain Refunds. If any party determines in its sole discretion exercised in good faith that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Obligors with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by such party, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party if such party is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Lender be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Borrower or other Person.

5.8.7            Lenders/Issuing Bank. For purposes of Sections 5.8 and 5.9, the term “Lender” shall include the Issuing Bank.

5.8.8            Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9         Lender Tax Information.

5.9.1            Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2            Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)        Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)        Any Foreign Lender (as used in this Section 5.9.2, “Foreign Lender” means a Lender or Issuing Bank that is not a U.S. Person) shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)        executed originals of IRS Form W-8ECI;

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN-E; or

(iv)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)        if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrower Agent or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Original Closing Date, and for purposes of Section 5.8 and Section 5.9, the term “Applicable Law” shall include FATCA.

5.9.3    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrower Agent and Agent in writing of its inability to do so.

5.9.4    FATCA Non-grandfathered Obligation. For purposes of determining withholding Taxes imposed under FATCA, the Obligors and Agent shall treat (and the Lenders hereby authorize Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.10    Nature and Extent of Each Borrower’s Liability.

5.10.1        Joint and Several Liability of U.S. Obligors. Each U.S. Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each U.S. Obligor agrees that its guarantee obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any other Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the U.S. Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2        Waivers by U.S. Obligors.

(a)        Each U.S. Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any other Secured Party to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each U.S. Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each U.S. Obligor, Agent and the other Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent, Issuing Banks and Lenders would decline to make Loans and issue Letters of Credit. Each U.S Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)        Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any other

Secured Party to seek a deficiency judgment against any Obligor shall not impair any other U.S. Obligor’s obligation to pay the full amount of the Obligations. Each U.S. Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such U.S. Obligor’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral of the U.S. Obligors, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3        Extent of Liability of U.S. Obligors; Contribution.

(a)        Notwithstanding anything herein to the contrary, each U.S. Obligor’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such U.S. Obligor is primarily liable, as described in clause (c) below, and (ii) such U.S. Obligor’s Allocable Amount.

(b)        If any U.S. Obligor makes a payment under this Section 5.10 of any Obligations (other than amounts for which such U.S. Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Obligor, exceeds the amount that such U.S. Obligor would otherwise have paid if each U.S. Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such U.S Obligor’s Allocable Amount bore to the total Allocable Amounts of all U.S. Obligors, then such U.S. Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Obligor shall be the maximum amount that could then be recovered from such U.S. Obligor under this Section 5.10 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)        Nothing contained in this Section 5.10.3 shall limit the liability of any Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder.

5.10.4        Joint and Several Liability of Foreign Obligors.

(a)        Each Foreign Obligor agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to Agent and the other Foreign Facility Secured Parties the prompt payment and performance of, all Foreign Facility Obligations (but excluding for the avoidance of doubt, any U.S. Facility Obligations and its Excluded Swap Obligations) (the “Foreign Cross-Guarantee”). Each Foreign Obligor agrees that its guarantee obligations hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of all Foreign Facility Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Foreign Facility Obligation or any Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent, any Security Trustee or any other Foreign Facility Secured Party with respect thereto; (iii) the existence, value or condition of, or failure to perfect, register, stamp or terminate a Lien or to preserve rights against, any security or guaranty for the Foreign Facility Obligations or any action, or the absence of any action, by Agent, any Security Trustee or any other Foreign Facility Secured Party in respect thereof (including the release, variation or discharge of any security or guarantee of, or the release of, any Obligor or any other Person (other than a release of such Foreign Obligor) whether under the terms of any proposal, composition or arrangement with any creditor of any Obligor or any other Person or otherwise); (iv) the insolvency of any Obligor or any Insolvency Proceeding in relation to any Obligor; (v) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code (or the substantial equivalent under any other Applicable Law); (vi) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code (or the substantial equivalent under any other Applicable Law) or otherwise; (vii) the disallowance of any claims of Agent or any other Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the U.S. Bankruptcy Code (or the substantial equivalent under any other Applicable Law) or otherwise; (viii) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, any Obligor or any other Person; or (ix) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Foreign Facility Obligations.

(b)        Each Foreign Obligor agrees with each Foreign Facility Secured Party and its successors and permitted assigns that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Foreign Facility Secured Party and its successors and permitted assigns immediately on demand against any cost, loss or liability it incurs as a result of a Foreign Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by a Foreign Obligor under this indemnity will not exceed the amount it would have had to pay under this Section 5.10 if the amount claimed had been recoverable on the basis of a guarantee.

(c)        Without prejudice to the generality of Section 5.10.4(a) above, each Foreign Obligor expressly confirms that it intends that the guarantee created by this Section 5.10.4 shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with (i) acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing credit facilities; (vi) refinancing any other Debt; (vii) making credit available to new Foreign Borrower(s); (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing.

5.10.5    Waivers by Foreign Obligors.

(a)        Each Foreign Obligor hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent, any Security Trustee or any other Foreign Facility Secured Party to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Foreign Facility Obligation before, or as a condition to, proceeding against such Obligor. Each Foreign Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Foreign Facility Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Foreign Facility Obligations as long as it is an Obligor. It is agreed among each Foreign Obligor, Agent and the other Foreign Facility Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent, Issuing Banks and Lenders would decline to make Loans and issue Letters of Credit to Foreign Borrowers. Each Foreign Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business and those of its direct or indirect holding companies, and can be expected to benefit such business.

(b)        Agent, Security Trustees and the other Foreign Facility Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral or Real Estate by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent, any Security Trustee or any other Foreign Facility Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Foreign Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Foreign Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent, any Security Trustee or any other Foreign Facility Secured Party to seek a deficiency judgment against any Obligor shall not impair any Foreign Obligor’s obligation to pay the full amount of the Foreign Facility Obligations. Each Foreign Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Foreign Facility Obligations, even though that election of remedies destroys such Foreign Obligor’s rights of subrogation against any other Person. Agent may bid Obligations of the Foreign Obligors, in whole or in part, at any foreclosure, trustee or other sale, including without limitation any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Foreign Facility Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral of the Foreign Obligors, and the difference between such bid amount and the remaining balance of the Foreign Facility Obligations shall be conclusively deemed to be the amount of the Foreign Facility Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Foreign Facility Secured Party might otherwise be entitled but for such bidding at any such sale.

(c)        Each Mexican Domiciled Obligor hereby expressly acknowledges and agrees that this Agreement is governed by the laws of the State of New York as set forth in Section 14.14 and expressly agrees that any rights and privileges that it might otherwise have under the laws of Mexico shall not be applicable to this Agreement, indemnities and other assurances contained herein or any guarantee granted by such Mexican Domiciled Obligor, on the date hereof or in the future, pursuant to this Agreement. For such purposes, each Mexican Domiciled Obligor hereby unconditionally and irrevocably waives any rights to which it may be entitled (including the rights to excusión, orden, división and subrogación), to the extent applicable, under Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2828, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2846, 2847, 2848 and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District of Mexico (or any successor provisions). Each Mexican Domiciled Obligor represents that (i) it is familiar with the contents of the articles referred to in subparagraph (c) above; (ii) it will receive valuable direct and indirect benefits as a result of the entering into this Foreign Cross-Guaranty or any Loan Document to which it is a party; (iii) it is solvent pursuant to the terms of the Mexican Bankruptcy Law; (iv) it has not been declared in concurso mercantil or bankruptcy (quiebra) or other similar insolvency procedure; and (v) there is no pending and, to its knowledge, threatened action, claim, requirement or proceeding before any court, governmental agency, arbitrator or jurisdictional entity that affects or could affect the legality, validity or enforceability of this Foreign Cross-Guaranty.

5.10.6    U.S. Limitations. To the extent that providing such Foreign Cross-Guarantee would reasonably be expected to result in material adverse tax consequences to an Obligor or a Subsidiary of an Obligor under Section 956 of the Code, the Foreign Cross-Guarantee shall not require any Foreign Obligor that is not or is not required to be a U.S. Facility Obligor to guarantee any Obligations of any other Foreign Obligor that is disregarded as an entity separate from any U.S. Subsidiary for U.S. federal income tax purposes.

5.10.7    Joint Enterprise. Each Borrower has requested that Agent, Issuing Banks and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s, Issuing Banks’ and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.8        Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.10.9        Keepwell. Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act, and in each case only so long as providing such funds or support could not reasonably be expected to result in material adverse tax consequences to an Obligor or a Subsidiary of an Obligor under Section 956 of the Code). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11    Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from Obligors hereunder or under any other Loan Document unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by Agent; provided that:

5.11.1   each repayment of a Revolver Loan, LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;

5.11.2   each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

5.11.3   (a) each payment of fees pursuant to Section 3.2.1(c) shall be in Dollars; (b) each payment of fees pursuant to Section 3.2.1(a) shall be in Dollars or Canadian Dollars and (c) each payment of fees pursuant to Section 3.2.1(b) shall be in Dollars or Sterling, which payment currency, in the case of clauses (b) and (c) above, shall be at the option of the relevant Borrower Group, and the amount of any such payment made in a currency other than Dollars determined by Agent based on the Spot Rate;

5.11.4   each payment of fees pursuant to Section 3.2.2 shall be in the currency of the underlying Letter of Credit; and

5.11.5   each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made.

No payment to any Credit Party or any Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Obligor in respect of which it was made unless and until such Credit Party or such Security Trustee shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.11. Agent has the right, at the expense of the applicable Obligor, to convert any payment made in an incorrect currency into the applicable currency required under this Agreement. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Obligor (together with the other Obligors within its Obligor Group or other obligors pursuant to any Guarantee of the Obligations of such Obligor Group) agrees to indemnify and hold harmless such Credit Party or such Security Trustee, with respect to the amount of the shortfall with respect to amounts payable by such Obligor hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Credit Party or a Security Trustee shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Credit Party or such Security Trustee shall return such excess to the members of the affected Borrower Group.

SECTION 6

CONDITIONS PRECEDENT

6.1                                 Conditions Precedent to Closing Date. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the time that each of the following conditions has been satisfied (the date, if any, upon which such conditions are first satisfied is referred to herein as the “Closing Date”):

(a)        Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof; provided, however, that Borrowers shall not be required to deliver a Lien Waiver on the Closing Date for a location for which Agent has established a Rent and Charges Reserve.

(b)        [Reserved.]

(c)        Each Collateral and Guarantee Requirement shall have been satisfied and Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by an executive officer or Financial Officer of each Obligor, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code, PPSA and equivalent filings made with respect to the Obligors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to Agent (including PPSA estoppel letters) that the Liens indicated by such financing statements (or similar documents) are permitted by Section 10.2.2 or have been released or will be released pursuant to UCC-3 financing statements, PPSA termination statements or other release documentation delivered to Agent.

(d)        Agent shall have received duly executed agreements establishing and/or evidencing each Dominion Account and (where applicable) related lockbox and each Controlled Account, each in form and substance, and with financial institutions, satisfactory to Agent.

(e)        Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower and each Mexican Domiciled Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) no Default exists; (ii) the representations and warranties set forth in Section 9 are true and correct; and (iii) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f)        Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents (including, without limitation, charter documents of such Obligor that are, except with respect to a UK Domiciled Obligor or a Dutch Domiciled Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization) are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and (with respect to the U.S. Obligors, together with the resolutions delivered pursuant to Section 6 of the Original Loan Agreement) constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g)        Agent shall have received a written opinion of Cahill Gordon & Reindel LLP, as well as any local counsel to Obligors or Agent (including, without limitation, Canadian, English, Mexican and Dutch counsel), in form and substance satisfactory to Agent.

(h)        Agent shall have received good standing certificates for each Obligor (other than the Dutch Domiciled Obligors) issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction in the United States, Canada, the United Kingdom, Mexico or the Netherlands where such Obligor’s conduct of business or ownership of Property necessitates qualification (in each case, to the extent that such certificates or certificates of similar subject matter are issued, in general, by such officials in such jurisdictions).

(i)         Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, together with a loss payable endorsement naming Agent as loss payee and reasonably acceptable to Agent, all in compliance with the Loan Documents.

(j)         Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of Obligors and their Subsidiaries, taken as a whole, or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2014. The capital structure of the Obligors shall be satisfactory to Agent.

(k)        Borrowers shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Closing Date shall be limited to such legal fees as to which Borrowers have received a summary invoice) required to be paid to Agent and/or the Lenders under the Loan Documents on or prior to the Closing Date.

(l)         Agent shall have received a Borrowing Base Report as of the most recent month ending at least 15 days prior to the Closing Date.

(m)       Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and other AML Legislation.

(n)        Agent shall have received executed copies of the any Term Loan Document or modifications to the Term Loan Documents executed in connection with the Transactions, which shall be in form and substance satisfactory to Agent and shall be in full force and effect.

(o)        Agent shall have received the originals of any pledged Collateral representing all of the issued and outstanding shares of the Equity Interests constituting Collateral and required to be delivered to Agent under the Loan Documents, in each case together with stock powers (or the equivalent, including, without limitation, endorsements (endosos)) duly executed in blank with respect thereto (except with respect to uncertificated pledged Collateral and such Collateral that constitutes Term Priority Collateral).

(p)        Agent shall have received payoff or release letters, in form and substance satisfactory to Agent, confirming that the Obligors and their Subsidiaries are released from all obligations under any Debt not expressly permitted by this Agreement and providing a release of all of the Liens existing with respect to any such Debt in and to the assets of the applicable Obligors and their Subsidiaries, together with termination statements and other documentation evidencing the termination of any such Liens in and to the properties and assets of the applicable Obligors and their Subsidiaries.

(q)        Agent shall have received evidence, in form and substance satisfactory to Agent, that the Mexican Domiciled Obligors have irrevocably appointed the Borrower Agent, before a Mexican notary public, a special irrevocable power of attorney, in the form of Exhibit E, to act as its agent for service of process.

6.2        Conditions Precedent to All Credit Extensions. Agent, Issuing Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)        No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)        The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)        All conditions precedent in any other Loan Document shall be satisfied;

(d)        No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e)        With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7

COLLATERAL

7.1        Grant of Security Interest. As security for the full and timely payment and performance of all Obligations, the Borrowers shall, and shall cause each other Obligor to, on or before the Closing Date, subject to any applicable limitations set forth in the Security Documents, do or cause to be done all things necessary in the opinion of Agent in its Permitted Discretion to cause each Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of such Obligors. Without limiting the foregoing, the Borrowers shall deliver, and shall cause each other Obligor to deliver, to Agent, in form and substance reasonably acceptable to Agent, the Security Documents to which such Obligors are required to be party and, subject to the Agreed Security Principles (if applicable) and the limitations set forth in the Security Documents, shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as Agent may reasonably request to effect the transactions contemplated by this Section 7.

7.2      Cash Collateral.

7.2.1        [Reserved.]

7.2.2        Cash Collateral.    Cash Collateral may be invested, at Agent’s Permitted Discretion (and with the consent of Borrower Agent, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for the Obligations, each Obligor shall grant to Agent, in accordance with the applicable Collateral and Guarantee Requirement, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral of (a) a U.S. Obligor to the payment of any Obligations and (b) a Foreign Obligor to the payment of any Foreign Facility Obligations, in each case, to the payment of such Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No U.S. Obligor or other Person claiming through or on behalf of any U.S. Obligor shall have any right to any Cash Collateral until Full Payment of all Obligations. No Foreign Obligor or other Person claiming through or on behalf of any Foreign Obligor shall have any right to any Cash Collateral until Full Payment of all Foreign Facility Obligations.

7.3        Collateral Assignment of Leases.    To further secure the prompt payment and performance of the Foreign Facility Obligations, each Canadian Domiciled Obligor and each U.S. Domiciled Obligor hereby transfers and assigns to Agent and/or Security Trustee all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real property with annual rents in excess of $1,500,000 to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof. To further secure the prompt payment and performance of all Obligations, each U.S. Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real property with annual rents in excess of $1,500,000 to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.4        Limitations. The Lien on Collateral granted under the Security Documents is given as security only and shall not subject Agent, any Security Trustee, any Issuing Bank or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

SECTION 8

COLLATERAL ADMINISTRATION

8.1        Borrowing Base Reports; Reallocation of U.S. Availability. By the 15th day of each month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request; provided, that, during any Borrowing Base Trigger Period, by Wednesday of each week, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous week, and at such other times as Agent may request. In addition, upon the occurrence and during the continuation of an Event of Default,

Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) Borrowing Base Reports on a more frequent basis if requested by Agent. All information (including calculation of Total Availability and each component of Total Availability) in a Borrowing Base Report shall be certified by Borrower Agent. Agent may from time to time adjust any such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Accounts or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement. The Borrowers may neither (a) reallocate the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base if such reallocation would result in an Overadvance for such Foreign Borrower nor (b) allocate U.S. Availability to any Foreign Borrower’s Borrowing Base if such reallocation would result in a U.S. Overadvance.

8.2      Accounts.

8.2.1        Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, in a manner consistent with past business practices, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on each date that a Borrowing Base Report is delivered or required to be delivered pursuant to Section 8.1, an ineligible Account reconciliation report and a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and, if a Borrowing Base Trigger Period is in effect or such materials are reasonably requested by Agent, documents evidencing proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $2,000,000 or more cease to be Eligible Accounts, Borrower Agent shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2        [Reserved.]

8.2.3        [Reserved.]

8.2.4        Maintenance of Dominion Account. Obligors shall maintain each Dominion Account and each Controlled Account pursuant to lockbox or other arrangements acceptable to Agent. Each Obligor shall obtain, on or prior to the applicable deadline set forth in the Security Document(s) to which such Obligor is a party, an agreement (in form and substance satisfactory to Agent) from the lockbox servicers (if applicable), Dominion Account bank and other depositories and securities intermediaries with whom Controlled Accounts are maintained, establishing Agent’s or a Security Trustee’s control over and Lien in the lockboxes (if applicable), each Dominion Account and each Controlled Account, which may be exercised by Agent or the applicable Security Trustee during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox (if applicable) or other Controlled Accounts to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America or Bank of America (Canada), Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America or Bank of America (Canada), as applicable. Agent and Lenders assume no responsibility to any Obligor for any lockbox arrangement, Controlled Account or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5        Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and Security Trustees and promptly (not later than the next Business Day) deposit same into a Dominion Account. Foreign Borrowers shall not participate in any cash pooling arrangements.

8.3      Inventory.

8.3.1        Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory in all material respects, including costs and daily withdrawals and additions, in a manner consistent with past business practice, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

8.3.2        [Reserved.]

8.3.3        Acquisition, Sale and Maintenance. Each Borrower shall make commercially reasonable efforts to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law.

8.4        [Reserved.]

8.5        Deposit Accounts.    Each Obligor shall take all actions necessary to establish and maintain Agent’s (or the applicable Security Trustee’s) control of, and first priority perfected Lien on, each Deposit Account and Securities Account (in each case, other than Excluded Accounts) as required by this Agreement and/or the Security Documents. Each applicable Obligor shall be the sole account holder of each applicable Deposit Account and Securities Account (in each case, other than Excluded Accounts) of such Obligor and shall not allow any other Person (other than Agent, a Security Trustee, the Senior Term Agent and/or Term Loan Agent or in respect of any Permitted Encumbrance arising under clause (j) of the definition thereof) to have control over or a Lien on any such Deposit Account, Securities Account or any Property deposited or held therein.

8.6      General Provisions.

8.6.1        [Reserved.]

8.6.2        Insurance of Collateral; Condemnation Proceeds.

(a)        [Reserved.]

(b)        Any Net Proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any Net Proceeds of awards arising from condemnation of any Collateral shall be paid to Agent and/or the Controlling Term Loan Agent as required pursuant to the Loan Documents, the Senior Term Loan Documents, the Term Loan Documents

and the Intercreditor Agreement. Any such Net Proceeds of insurance or condemnation awards that relate to Revolver Priority Collateral shall be applied to payment of the Revolver Loans, and then to other Obligations. Subject to the Intercreditor Agreement and clause (c) below, any such Net Proceeds of insurance or condemnation awards that relate to Term Priority Collateral, to the extent not timely applied to repair, restore or replace such property or asset in accordance with the Senior Term Loan Documents and/or the Term Loan Documents, shall be applied first to the Senior Term Debt and/or the Term Loan Debt until paid in full, then to U.S. Revolver Loans until paid in full and then to other Obligations.

(c)        To the extent permitted by the Senior Term Loan Documents and the Term Loan Documents and subject to the Intercreditor Agreement, Borrowers may use Net Proceeds of insurance that relate to Equipment or Real Estate and Net Proceeds of awards arising from condemnation of Real Estate to repair, restore or replace such Equipment or Real Estate.

8.6.3        Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of an Obligor Group, all Taxes payable with respect to any Collateral of an Obligor Group (including any sale thereof), and all other payments required to be made by Agent or a Security Trustee to any Person to realize upon any Collateral of an Obligor Group, shall be borne and paid by such Obligor Group. Neither Agent nor any Security Trustee shall be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s or such Security Trustee’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

SECTION 9

REPRESENTATIONS AND WARRANTIES

9.1      General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that, on the Closing Date and at each time that the following representations and warranties are made or deemed to be made thereafter:

9.1.1        Organization; Powers. Each Obligor and each Subsidiary of each Obligor is duly organized or incorporated, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

9.1.2        Authorization; Enforceability. The Transactions to be entered into by each Obligor are within such Obligor’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9.1.3        Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with,

or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Obligor or any Subsidiary of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or any Subsidiary of any Obligor, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any Subsidiary of any Obligor, except Liens created under the Loan Documents and Liens permitted by Section 10.2.2, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Schedule 9.1.3 sets forth for each Obligor a description of each license from a Governmental Authority which is material to the conduct of the business of such Obligor as of the Closing Date.

9.1.4        Financial Condition; No Material Adverse Change.

(a)        The Obligors have heretofore furnished to Agent and the Lenders the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2013 and December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each Fiscal Quarter ended subsequent to December 31, 2014 and at least 45 days prior to the Closing Date, in each case certified by its chief financial officer (it being understood that the Obligors have furnished the foregoing referenced in clause (i) to Agent on the Original Closing Date). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)        The Obligors have heretofore furnished to Agent a pro forma consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries and related pro forma consolidated statement of income of the Parent Borrower as of and for the 12-month period ending on the last day of the most recently completed four-Fiscal Quarter period for which financial statements were delivered under Section 9.1.4(a), prepared after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date as if the Transactions and such other transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements).

(c)        Except as disclosed in the financial statements referred to above, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, neither the Parent Borrower nor any Subsidiary of the Parent Borrower has, as of the Closing Date, any contingent liabilities that would be material to the Parent Borrower and its Subsidiaries, taken as a whole.

(d)        Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

9.1.5        Properties.

(a)        Each of the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Real Estate that is subject to a Mortgage), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)        Each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)        Schedule 9.1.5 sets forth the address of each real property that is owned or leased by the Parent Borrower or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.

9.1.6        Litigation and Environmental Matters.

(a)        There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth on Schedule 9.1.6) or (ii) that involve any of the Loan Documents or the Transactions.

(b)        Except for the Disclosed Matters set forth on Schedule 9.1.6 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)        Since the Original Closing Date, there has been no change in the status of the Disclosed Matters set forth on Schedule 9.1.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(d)        No Obligor is in default with respect to any order, injunction or judgment of any Governmental Authority, except for such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

9.1.7        Compliance with Laws and Agreements. Each of the Parent Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

9.1.8        Investment Company Status. Neither the Parent Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

9.1.9        Taxes. Each of the Parent Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending audit of any Obligor with any federal, state, provincial, local or foreign tax authority, except as could not reasonably be expected to result in a Material Adverse Effect.

9.1.10         Employee Benefit Plans.

(a)        ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded U.S. Pension Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded U.S. Pension Plans.

(b)        Canadian Employee Plans. No Canadian Employee Plan provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Domiciled Obligor or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by requirements of Applicable Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees). Canadian Domiciled Obligors are in compliance with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan. No Canadian Pension Plan has any Unfunded Current Liability. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Canadian Domiciled Obligor or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan. No Canadian Domiciled Obligor or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis. No Termination Event has occurred. All contributions required to be made by any Canadian Domiciled Obligor or Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Obligor or their property in connection with any Canadian Pension Plan (other than contribution amounts not yet due).

(c)        Foreign Plans. All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and

Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)        UK Pension Plan. No UK Domiciled Obligor is or has at any time been (1) an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004(UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act (1993)(UK)) or (2) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004(UK)) of such an employer.

(e)        ~~6~~Use of Plan Assets. No Borrower uses “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

9.1.11        Disclosure. The Parent Borrower has disclosed to Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to Agent or any Lender in connection with the negotiation of the Original Loan Agreement, this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

9.1.12        Subsidiaries. The Parent Borrower does not have any subsidiaries other than the other Obligors and the Subsidiaries of the other Obligors. Schedule 9.1.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is an Obligor, in each case as of the Closing Date.

9.1.13        Insurance. Schedule 9.1.13 sets forth a description of all material insurance policies maintained by or on behalf of the Parent Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums due in respect of such insurance have been paid.

9.1.14        Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

~~6 Added per Third Amendment.~~

9.1.15         Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or fall due and (d) the Obligors, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

9.1.16        Senior Indebtedness. The Obligations constitute “Senior Debt”, however defined, under the terms of any Debt that is subordinated in right of payment to the Obligations.

9.1.17        Security Documents.

(a)        Canadian Security Documents.

(i)        The Foreign Facility Guarantee and Collateral Agreement, the Canadian Security Agreement and each Deed of Movable Hypothec is effective to create in favor of Agent, for the benefit of the Canadian Facility Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and (A) in respect of any such Collateral in which a security interest can be perfected by control or possession, such Collateral has been delivered to Agent, in its capacity as agent for the Foreign Facility Secured Parties solely for the purpose of perfecting the security interest granted to Agent in such Collateral, and for so long as Agent remains in control or possession of such Collateral, the security interest in such Collateral created by the Foreign Facility Guarantee and Collateral Agreement, the Canadian Security Agreement and each Deed of Movable Hypothec shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2 and (B) in respect of such Collateral in which a security interest can be perfected by the filing of a UCC or PPSA financing statement or a hypothec registration in accordance with the Civil Code, financing statements and registrations, as applicable, in appropriate form have been filed or registered in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to Agent, and the security interests created by the Foreign Facility Guarantee and Collateral Agreement, the Canadian Security Agreement and each Deed of Movable Hypothec constitute perfected security interests in all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2.

(ii)        [Reserved].

(iii)       The Canadian Security Agreement (or a summary thereof) will within ten (10) days of the Closing Date be filed in the Canadian Intellectual Property Office and each other intellectual property registration office where same has been filed, the financing statements and registrations referred to in Section 9.1.17(a)(i)(B) above have been appropriately filed and registered and each security interest created by the Foreign Facility Guarantee and Collateral Agreement, the Canadian Security Agreement

and each Deed of Movable Hypothec constitutes or will constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the Canadian Intellectual Property Office and each other intellectual property registration office where same has been filed, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the Canadian Intellectual Property Office and each other intellectual property registration office where same has been filed and subsequent PPSA filings may be necessary to better evidence or perfect a Lien on registered Intellectual Property acquired by the Obligors after the Closing Date), other than with respect to Liens permitted by Section 10.2.2.

(iv)        Each Canadian Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to Agent, for the benefit of the Canadian Facility Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Real Estate thereunder and the proceeds thereof, and when the Canadian Mortgages are filed in the appropriate offices, the Lien created by each Canadian Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 10.2.2.

(b)        UK and Dutch Security Documents.

(i)        Each Dutch Security Document is effective to create in favor of Agent, for the benefit of the Foreign Facility Secured Parties, a legal, valid and enforceable security interest in the Collateral described in such Dutch Security Document.

(ii)       Each UK Security Agreement is effective to create in favor of the UK Security Trustee, for the benefit of the Foreign Facility Secured Parties, a legal, valid and enforceable security interest in the “Security Assets” (as defined in the UK Security Agreements).

(iii)      Under the law of each Obligor’s jurisdiction of incorporation or organization it is not necessary that any UK Security Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to any UK Security Document or the transactions contemplated by any UK Security Document, except (a) registration of particulars of each UK Security Document granted by a UK Domiciled Obligor at the Companies Registration Office in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 (UK) or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (UK), (b) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Document in any relevant jurisdiction and (c) in each case, payment of associated fees, stamp Taxes or mortgage duties.

(iv)      Each UK Domiciled Obligor’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(v)        Each UK Security Document has or will have the ranking in priority which it is expressed to have in the relevant UK Security Document and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien.

(c)        U.S. Security Documents.

(i)        The Guarantee and Collateral Agreement is effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the “Pledged Collateral” (as defined in the Guarantee and Collateral Agreement) and, in respect of such Pledged Collateral in which a security interest can be perfected by control, such Collateral has been delivered to Agent or the Controlling Term Loan Agent, in its capacity as agent for Agent solely for the purpose of perfecting the security interest granted to Agent in such Collateral, and for so long as Agent or the Controlling Term Loan Agent, as applicable, remains in control of such Collateral, the security interest in such “Pledged Collateral” created by the Guarantee and Collateral Agreement shall constitute a perfected junior priority security interest (subordinate only to the security interests under the Senior Term Loan Documents and the Term Loan Documents) in all right, title and interest of the pledgor thereunder in such “Pledged Collateral”, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(ii)       The Guarantee and Collateral Agreement is effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the “Collateral” other than the “Pledged Collateral” (in each case as defined in the Guarantee and Collateral Agreement) and, in respect of such Collateral in which a security interest can be perfected by the filing of a UCC financing statement, financing statements in appropriate form have been filed in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to Agent, and the security interest created by the Guarantee and Collateral Agreement constituted a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(iii)       The Guarantee and Collateral Agreement (or a summary thereof) has been filed in the United States Patent and Trademark Office and the United States Copyright Office, the financing statements referred to in Section 9.1.17(c)(ii) above have been appropriately filed and the security interest created by the Guarantee and Collateral Agreement constitutes a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Obligors after the Original Closing Date), other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(iv)       Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Real Estate thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(v)       The information set forth in the Schedules to the Guarantee and Collateral Agreement is true, complete and correct as of the Closing Date.

(d)        Mexican Security Documents.

(i)        Each Mexican Security Document is effective to create in favor of Agent, for the benefit of the Foreign Facility Secured Parties, a legal, valid and enforceable security interest in the “Pledged Assets (Bienes Pignorados)” (as defined in the corresponding Mexican Security Document).

(ii)       When each Mexican Security Document has been filed in the RUG and IMPI, if applicable, the security interest created therein will constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Collateral described therein, including but not limited to Equipment, Inventory and Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, in the RUG and IMPI, as applicable, in each case prior and superior in right to any other Person.

Each provision of this Section 9.1.17 shall be subject to any applicable limitation set forth in the applicable Security Documents.

9.1.18        Federal Reserve Regulations.

(a)        Neither the Parent Borrower nor any of any Obligor’s Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)        No part of the proceeds of any Revolver Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board, including Regulation U or X.

9.1.19        Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Parent Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent Borrower, any Subsidiary of any Obligor or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Borrower, any agent of the Parent Borrower or any Subsidiary of any Obligor that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

9.1.20        Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a)        it is genuine and in all respects what it purports to be;

(b)        it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)        it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;

(d)        it is not subject to any offset, Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of Agent or the applicable Security Trustee, unless an Availability Reserve is in effect with respect thereto)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)        no purchase order, agreement or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the PPSA, the Civil Code or other Applicable Law, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)        no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)        to Borrowers’ knowledge, without investigation, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.21        [Reserved.]

9.1.22        Centre of Main Interests and Establishments. For the purposes of The Council of the European Union regulation No. 1346/2000 on Insolvency Proceedings (the “CMI Regulation”), each of the UK Domiciled Obligors’ centre of main interest (as that term is used in Article 3(1) of the CMI Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(h) of the CMI Regulation) in any other jurisdiction.

9.1.23        Material Contracts. Schedule 9.1.23 hereto sets forth for each Obligor, as of the Closing Date, a list of all of the material contracts and agreements to which such Obligor is a party, including, without limitation, all Specified Vendor Receivables Financing Documents (other than agreements disclosed to Agent pursuant to Section 10.1.2(h), agreements relating to Debt described on Schedule 10.2.1, real property leases identified on Schedule 2.03 to the Perfection Certificate delivered to Agent on the Closing Date, and Licenses identified on Schedule 4.04 to the Perfection Certificate delivered to Agent on the Closing Date).

9.1.24        Trade Relations. To the Obligors’ knowledge, there exists no actual or threatened termination, limitation or adverse modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary, except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Obligors’ knowledge, there exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Original Closing Date.

9.1.25        Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Original Closing Date.

9.1.26        Spin-Off. The Spin-Off was consummated on the Original Closing Date in accordance with Applicable Law and the Spin-Off Documentation (without giving effect to any modification or waiver of any provisions of, or any consent given in respect of, the Spin-Off Documentation not approved by Agent).

9.1.27        EEA Financial Institution. No Obligor is an EEA Financial Institution.

SECTION 10

COVENANTS AND CONTINUING AGREEMENTS

10.1        Affirmative Covenants. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Obligor shall, and shall cause each Subsidiary to:

10.1.1        Inspections; Appraisals.

(a)        Permit Agent from time to time, subject to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them. Notwithstanding anything to the contrary herein, no Obligor or Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of any Obligor or Subsidiary and/or any of its customers and/or suppliers, (B) in respect of which disclosure to Agent or any Lender (or any of their respective representatives or contractors) is prohibited by Applicable Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which any Obligor or Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 10.1.1(a)) and disclosure to Agent, any Lender or any Issuing Bank is prohibited notwithstanding the confidentiality obligations set forth in Section 14.12 unless Agent, Lenders and Issuing Banks agree to be bound by such additional confidentiality obligations with respect to such confidential information as may be reasonably requested by the Obligors and/or such third party to permit such disclosure.

(b)        Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year (or up to two times per Loan Year during a Reporting Trigger Period); and (ii) appraisals of any Obligor’s Inventory up to one time per Loan Year (or up to two times per Loan Year during a Reporting Trigger Period); provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits. Obligors agree to pay Agent’s then standard charges for examination activities, including charges for Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2        Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions, and furnish to Agent and Lenders:

(a)        within 90 days after the end of each Fiscal Year of Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to Agent and the Lenders shall be deemed to be satisfied in respect of any Fiscal Year of Parent Borrower by the filing of Parent Borrower’ annual report on Form 10-K for such Fiscal Year with the Commission to the extent the foregoing are included therein);

(b)        within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to Agent and the Lenders shall be deemed to be satisfied in respect of any Fiscal Quarter of Parent Borrower by the filing of Parent Borrower’s quarterly report on Form 10-Q for such Fiscal Quarter with the Commission to the extent the foregoing are included therein);

(c)        during any Reporting Trigger Period, as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Obligors and their Subsidiaries and on a consolidating basis for each Obligor, from the Obligors’ internal operating statements (which are not intended to be prepared in accordance with GAAP), certified by a Financial Officer of Parent Borrower as fairly presenting the financial position and results of operations for such month;

(d)        concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Financial Officer of the Parent Borrower which, inter alia shall (i) certify as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) set forth reasonably detailed calculations demonstrating compliance with the financial covenant set forth in Section 10.3 (whether or not a Financial Covenant Trigger Period is in effect), (iii) state whether any change in GAAP or in the application thereof has occurred since the date of Parent Borrower’s audited financial statements referred to in Section 9.1.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identify all Subsidiaries existing on the date of such certificate and indicate, for each such Subsidiary, whether such Subsidiary is an Obligor and/or a Foreign Subsidiary and/or an Immaterial Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous Fiscal Quarter;

(e)        ~~7~~promptly following any request therefor, provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, the Beneficial Ownership Regulation, and the AML Legislation;

(f)        not later than February 15 of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow, Total Availability and each component of Total Availability for such Fiscal Year, quarter by quarter;

~~7 Added per Third Amendment.~~

(g)        at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);

(i)        promptly upon Obligors’ receipt thereof, (A) copies of all material compliance reports filed and material correspondence regarding any active or pending investigation or enforcement action concerning any Obligor with any state, federal, local or foreign regulatory agency and (B) all material correspondence, if any, alleging violation of or requesting compliance by any Obligor with laws, regulations, etc. or requests for information pursuant to interstate commerce laws, antitrust laws, securities laws, worker safety laws (OSHA), etc.;

(j)        except to the extent already provided for in this Section 10.1.2, promptly after the sending thereof, copies of any proposed waiver, consent, or amendment concerning any of the Senior Term Loan Documents and/or the Term Loan Documents;

(k)        promptly upon the effectiveness thereof, (A) a description of each license from a Governmental Authority which becomes effective after the Closing Date and is material to the conduct of the business of the Obligors and their respective Subsidiaries, taken as a whole, and (B) a description of each material contract or agreement to which any Obligor is a party, including, without limitation, each Specified Vendor Receivables Financing Document (other than contracts and agreements disclosed to Agent pursuant to Section 10.1.2(h), agreements described on Schedule 9.1.23 or Schedule 10.2.1, and without duplication of real property leases identified on Schedule 2.03 to the Perfection Certificate most recently delivered to Agent and Licenses identified on Schedule 4.04 to the Perfection Certificate most recently delivered to Agent);

(l)        prior to any sale, transfer or other disposition of Revolver Priority Collateral in an aggregate amount in excess of $5,000,000 in reliance on Section 10.2.5(j), Borrowers shall deliver to Agent a Borrowing Base Report, in form and substance acceptable to Agent in all respects, showing that, after giving pro forma effect to such disposition, no Overadvance exists, Canadian Revolver Usage does not exceed the Canadian Borrowing Base, UK Revolver Usage does not exceed the UK Borrowing Base, U.S. Revolver Usage does not exceed the U.S. Borrowing Base and Total Revolver Usage does not exceed the Total Borrowing Base; and

(m)       such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Each Obligor represents and warrants that it and each of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, each Borrower hereby (x) authorizes Agent to make the financial statements to be provided under Section 10.1.2(a) and (b) above, along with the Loan Documents, available to all Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Obligor will not request that any other material be posted to all Lenders without expressly representing and warranting to Agent in writing that (A) such materials do not constitute material non-public information within the meaning of the federal securities laws (“MNPI”) or (B) (i) the Parent Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities, and (ii) if at any time the Parent Borrower or any of its Subsidiaries issues publicly traded securities, including 144A securities, the Obligors will, following the issuance of such securities, make such materials that do constitute MNPI at the time of issuance of such securities publicly available by press release or public filing with the Commission.

10.1.3        Notices.

(a)        Notify Agent and Lenders in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (i) the commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to result in a Material Adverse Effect; (ii) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (iii) any default under or termination of a Material Agreement; (iv) the existence of any Default or Event of Default; (v) any judgment for the payment of money in an aggregate amount exceeding $2,500,000 that remains undischarged for a period of 30 consecutive days, during which execution is not effectively stayed, or the occurrence of any action legally taken by a judgment creditor to attach or levy upon assets in order to enforce any such judgment; (vi) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (vii) any violation or asserted violation of any Applicable Law (including ERISA, PBA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (viii) any Release by an Obligor or with respect to any Real Estate owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, in each case where the expected remedial costs or liability is reasonably expected to exceed $2,500,000; (ix) the occurrence of any ERISA Event or Termination Event that, alone or together with any other ERISA Events or Termination Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; (x) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; (xi) any material audit of any Obligor with any federal, state, provincial, local or foreign tax authority; or (xii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b)        [Reserved.]

(c)        Each year, within 90 days after the end of each Fiscal Year of Parent Borrower, Parent Borrower (on behalf of itself and the other Obligors) shall deliver to Agent a certificate of a Financial Officer of Parent Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent Perfection Certificate delivered pursuant to this Section and (ii) certifying that all UCC and PPSA financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

10.1.4        Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5        Compliance with Laws. Each of the Obligors will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

10.1.6        Payment of Obligations. Each of the Obligors will, and will cause each of the Subsidiaries to, pay its Debt and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect; provided that no amounts received from any Obligor shall be applied to Excluded Swap Obligations of such Obligor.

10.1.7        Insurance. Each of the Obligors will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of the Obligors will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Obligor will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under Applicable Law, including Regulation H of the Board of Governors. The Parent Borrower will furnish to the Lenders, upon request of Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to Agent’s reasonable satisfaction for the benefit of the Lenders (including by naming Agent as lender loss payee, as appropriate).

10.1.8        Existence; Conduct of Business.

(a)        Each of the Obligors will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.2.3 or disposition permitted under Section 10.2.5.

(b)        The Parent Borrower will cause all the Equity Interests of each Subsidiary which is a Borrower to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary.

10.1.9        Future Subsidiaries; Further Assurances.

(a)        If any additional Subsidiary is formed or acquired after the Original Closing Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify Agent and the Lenders thereof and, within 30 days (or such longer period as may be agreed to by Agent) after any such Subsidiary that is organized, incorporated or formed in the same jurisdiction or country as any member of any then-existing Obligor Group (each, a “Permitted Jurisdiction”; as of the Closing Date, the Permitted Jurisdictions include the United States, the United Kingdom, Canada, the Netherlands, and Mexico and any state, province, territory or other jurisdiction of any of the foregoing countries; Permitted Jurisdictions will be deemed to include, without limitation, the jurisdiction or country of each New Borrower) is formed or acquired, cause each applicable Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Debt of such Subsidiary owned by or on behalf of any Obligor, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate in its Permitted Discretion. For the avoidance of doubt, notwithstanding anything herein or in the other Loan Documents to the contrary, no action in any jurisdiction that is not a Permitted Jurisdiction or required by the Laws of any jurisdiction that is not a Permitted Jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of a Permitted Jurisdiction or to perfect such security interests (it being understood that there shall be no security agreement or pledge agreement governed by the Laws of any jurisdiction that is not a Permitted Jurisdiction). Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets and Security Documents (other than U.S. Security Documents) or any other compliance with the requirements of this Section 10.1.9 where it reasonably determines, in consultation with the Borrower Agent, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or such Security Documents. For the avoidance of doubt, no additional Subsidiary that is formed or acquired after the Original Closing Date that is not a U.S. Subsidiary Obligor shall be subject to the U.S. Facility Collateral and Guarantee Requirement.

(b)        Each of the Obligors will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, Lien registrations, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any Applicable Law, or which Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Obligors. The Obligors also agree to provide to Agent, from time to time upon request, evidence reasonably satisfactory to Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(c)        If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of (a) $500,000 or more in the aggregate during the Senior Term Period or (b) $5,000,000 or more in the aggregate at any other time are acquired by any Obligor after the Closing Date or through the acquisition of a Subsidiary Obligor or through the conversion of a Subsidiary into a Subsidiary Obligor (other than, in each case, assets constituting Collateral under any Security Document that become subject to the Lien of such Security Document upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Obligor will notify Agent and the Lenders thereof, and, if reasonably requested by Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing all Obligations of the Obligor Group of which the Obligor which is the direct owner of such Subsidiary Obligor is a member and will take, and cause the Subsidiary Obligors to take, such actions as shall be necessary or reasonably requested by Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Obligors.

(d)        Any Subsidiary that is organized in any jurisdiction approved by Agent and Lenders, but is not a Canadian Subsidiary, UK Subsidiary or U.S. Subsidiary, may, at the election of the Borrower Agent and with the written approval of Agent and Lenders, become a Foreign Borrower hereunder (such Subsidiary, a “New Borrower”) upon (i) the execution and delivery to Agent and/or Security Trustees (A) by the Persons required to be parties thereto (including, with respect to the amendment of this Agreement, in accordance with Section 14.1.1) of an amendment and joinder to this Agreement and the other applicable Loan Documents, together with supplements to the applicable Loan Documents executed by such New Borrower and any other Person required by the terms of such Loan Documents to be party to such supplement, which may, if agreed to by Borrower Agent and Agent, provide for the addition to this Agreement of additional agreed security principals and for any appropriate modification to the tax gross-up provisions (including the definition of the Excluded Taxes) to reflect the withholding tax rules in the applicable new jurisdiction(s), all in form and substance acceptable to Agent in all respects, (B) by such New Borrower of Security Documents in form and substance satisfactory to Agent and any relevant Security Trustee as may be required for the relevant jurisdiction (provided that, to the extent appropriate with respect to such jurisdiction, any such new Security Document shall be in substantially the same form as any comparable Security Document to which any similarly-situated existing Obligor is party) and satisfaction of requirements substantially the same as the Collateral and Guarantee Requirement of the other Foreign Borrowers, modified as appropriate with respect to the relevant jurisdiction, (C) by an executive officer or Financial Officer of such New Borrower (and other Obligors, to the extent reasonably requested by Agent) of a completed Perfection Certificate dated as of the date that the joinder of such New Borrower to the applicable Loan Documents is effective (with respect to such New Borrower, the “Joinder Date”), together with all attachments contemplated thereby, including without limitation the results of a search of the relevant Lien-related filings made with respect to such New Borrower in the jurisdictions contemplated by such Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 10.2.2 or have been released or will be released pursuant to appropriate release documentation delivered to Agent, (D) by Borrower Agent of a Borrowing Base Report incorporating such New Borrower as of the most recent month ending at least 15 days prior to the Joinder Date, (E) by a knowledgeable Senior Officer of such New Borrower of a certificate of the type described in Section 6.1(e), (F) by a duly authorized officer of such New Borrower of a certificate of the type described in Section 6.1(f), together with all attachments thereto (including, without limitation, items that are the applicable jurisdictional equivalent of those referred to in Section 6.1(h)), (G) by a knowledgeable Senior Officer of Borrower Agent, a certificate, in form and substance reasonably satisfactory to Agent, certifying that, after giving effect to the joinder of such New Borrower on the Joinder Date and any Loan or Letter of Credit to be extended or issued to or on behalf of the New Borrower on such date, no Default exists and the representations and warranties set forth in Section 9 are true and correct and (H) such other documents, instruments and agreements as Agent may reasonably require; (ii) Agent’s receipt of duly executed agreements establishing and/or evidencing each Dominion Account and related lockbox and each Controlled Account of such New Borrower, each in form and substance, and with financial institutions, satisfactory to Agent; (iii) Agent’s receipt of a written opinion of counsel to such New Borrower, as well as any local counsel to such New Borrower or Agent, in form and substance satisfactory to Agent; (iv) to the extent not previously delivered to Agent, Agent’s receipt of copies of policies or certificates of insurance for the insurance policies carried by such New Borrower, together with a loss payable endorsement naming Agent as loss payee and reasonably acceptable to Agent, all in compliance with the Loan Documents; (v) the completion of Agent’s business, legal and financial due diligence (it being understood that examinations and appraisals conducted pursuant to this clause (v) shall not be included in the limits on the number of examinations or appraisals provided in Section 10.1.1) with respect to such New Borrower, with results satisfactory to Agent, and Agent’s and the Applicable Lenders’ (for purposes of this clause (v), the Applicable Lenders being the Lenders that will provide a Commitment to such New Borrower) receipt of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; (vi) Agent’s receipt of payoff or release letters, in form and substance satisfactory to Agent, confirming that such New Borrower is released from all obligations under any Debt not expressly permitted by this Agreement and providing a release of all of the Liens existing with respect to any such Debt in and to the assets of such New Borrower, together with termination statements and other documentation evidencing the termination of any such Liens in and to the properties and assets of such New Borrower and (vii) payment by Borrowers of all fees and expenses to be paid to Agent and/or the Lenders under the Loan Documents on or prior to the Joinder Date.

(e)        Each provision of the Section 10.1.9 shall be subject to any applicable limitation set forth in the applicable Security Documents and the Agreed Security Principles.

10.1.10        Casualty and Condemnation. The Parent Borrower (a) will furnish to Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement, the Security Documents and the Intercreditor Agreement.

10.1.11        Canadian Pension Plans and UK Pension Plans.

(a)        Promptly after any Canadian Domiciled Obligor or any Affiliate knows or has reason to know of the occurrence of any of the following events, the applicable Canadian Domiciled Obligor will deliver to Agent a certificate of a Senior Officer of the applicable Canadian Domiciled Obligor setting forth details as to such occurrence and the action, if any, that such Canadian Domiciled Obligor or such Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Domiciled Obligor, such Affiliate, the FSCO, a Canadian Employee Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Employee Plan administrator with respect to any violation or asserted violation of any Applicable Law (including the PBA) or the occurrence of any Termination Event.

(b)        Each Canadian Domiciled Obligor’s and its Subsidiaries’ Canadian Pension Plans shall be duly registered and administered in all respects in material compliance with, as applicable, the PBA, the Income Tax Act (Canada) and all other Applicable Laws (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Domiciled Obligor shall ensure that it and its Subsidiaries: (i) have no Unfunded Current Liability in respect of any Canadian Pension Plan, including any Canadian Pension Plan to be established and administered by it or them; (ii) pay all amounts required to be paid by it or them in respect of such Canadian Pension Plan when due; (iii) have no Lien on any of its or their property that arises or exists in respect of any Canadian Pension Plan except as disclosed in Schedule 10.2.2; (iv) do not engage in a prohibited transaction or breach any applicable laws with respect to any Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Effect in respect of such Canadian Pension Plan; (v) do not permit to occur or continue any Termination Event; and (vi) not maintain, contribute or have any liability in respect of a Canadian Pension Plan which provides benefits on a defined benefit basis during the term of this Agreement.

(d)        Each UK Domiciled Obligor shall ensure that all pension schemes operated by or maintained for the benefit of members of the UK Domiciled Obligors and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any UK Domiciled Obligor ceasing to employ any member of such a pension scheme) is taken by any UK Domiciled Obligor in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

(e)        Each UK Domiciled Obligor shall ensure that no UK Domiciled Obligor is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer.

(f)        Each UK Domiciled Obligor shall deliver to Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Domiciled Obligor), actuarial reports in relation to all pension schemes mentioned in paragraph (c) above.

(g)        Each UK Domiciled Obligor shall promptly notify Agent of any material change in the rate of contributions to any pension schemes mentioned in (c) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

10.1.12        Maintenance of Properties. Each of the Obligors will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.2.3 or disposition permitted under Section 10.2.5.

10.1.13        Use of Proceeds and Letters of Credit. The proceeds of the Revolver Loans will be used only for general corporate purposes and Permitted Acquisitions. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Revolver Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

10.1.14        Banking Relationships; Controlled Accounts; Deposit and Security Accounts. Within ninety (90) days of the Original Closing Date and continuing thereafter, each of the U.S. Domiciled Obligors will, and will cause each of the U.S. Subsidiaries to, maintain Bank of America or Wells Fargo Bank as their principal depository bank, including for the maintenance of operating and depository accounts, administration and services, funds transfer services, information reporting services, and other Cash Management Services. All Controlled Accounts of the UK Domiciled Obligors shall be held in the United States. Each of the Obligors will cause all of their Deposit Accounts and Securities Accounts that do not constitute Excluded Accounts to be maintained in jurisdictions (and in no event in any jurisdiction that is not a Permitted Jurisdiction) and with banks or other financial institutions such that such Deposit Accounts and Securities Accounts may be subject to Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, to the extent required by the Loan Documents without giving effect to the Agreed Security Principles (except with respect to the following, to which the Agreed Securities Principles will apply: (a) Deposit Accounts and Securities Accounts maintained by a UK Domiciled Obligor in the United Kingdom, to the extent permitted to be maintained in such country pursuant to this Section 10.1.14, (b) Deposit Accounts and Securities Accounts maintained by a Mexican Domiciled Obligor in Mexico and (c) Securities Accounts maintained by a Canadian Domiciled Obligor in Canada).

10.1.15        Post-Closing Deliverables. The Obligors shall deliver, or cause to be delivered, the following items to Agent, in each case in form and substance satisfactory to Agent and its counsel, and/or cause the following to occur, in each case on or before expiration of the respective specified time periods, in each case as extended in writing by Agent in the sole discretion of Agent:

(a)  No later than twenty (20) Business Days after the Closing Date (i) an amendment to the Intercreditor Agreement, executed and delivered by Agent and Term Loan Agent, (ii) an amendment to the Guarantee and Collateral Agreement, executed and delivered by Agent and the U.S. Obligors, and (iii) a copy of an amendment to the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), executed by the Term Loan Agent and the U.S. Obligors.

(b)  No later than twenty (20) Business Days after the Closing Date, a certificate of a duly authorized officer of Parent Borrower certifying that an attached copy of resolutions of the applicable governing body of Parent Borrower authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and, together with the resolutions delivered by the Parent Borrower pursuant to Section 6 of the Original Loan Agreement, constitute all resolutions adopted with respect to this credit facility. Upon receipt thereof, Agent may conclusively rely on such certificate until it is otherwise notified by the applicable Obligor in writing.

(c)  No later than twenty (20) Business Days after the Closing Date, an amendment to the Limited Liability Company Agreement of Horizon International Holdings

LLC, a Delaware limited liability company, certified by a duly authorized officer thereof, to permit Agent and its assignees to exercise all voting, management, economic and other membership rights under such Limited Liability Company Agreement, as amended, in connection with the enforcement and/or transfer of its rights and/or interests in the Equity Interests in Horizon International Holdings LLC pledged to Agent, in each case to the extent such enforcement and/or transfer is permitted by the Loan Documents.

(d)  No later than twenty (20) Business Days after the Closing Date, evidence that all direct and indirect Subsidiaries of the Parent Borrower are insureds under the insurance policies set forth on Schedule 9.1.13.

(e)  No later than sixty (60) Business Days after the Closing Date (provided that if Obligors are unable to comply with this covenant within such time period after exercising commercially reasonable efforts, Obligors shall be automatically granted an additional sixty (60) Business Day period to comply with this covenant so long as Obligors continue to exercise commercially reasonable efforts to complete the same), evidence, in form and substance satisfactory to Agent, that the Liens on the assets of Cequent Performance in favor of Heller Financial Inc. have been released, together with, in each case unless Cequent Performance (in its reasonable business judgment) and Agent shall reasonably determine that such Trademark is in no way material to the conduct of Cequent Performance’s business, a release of the interest of Heller Financial Inc. in Trademarks “Hidden Hitch Logo — TMA582876”, “Pyramid, Hitchball & Design — TMA317445” and “Hidden Hitch — TMA390183” of Cequent Performance and evidence that filings appropriate to evidence the release of such Liens have been properly filed with the Canadian Intellectual Property Office.

(f)        Not later than thirty (30) days following the Closing Date, in each case unless Cequent Performance or Cequent Consumer, as applicable and in its reasonable business judgment, and Agent shall reasonably determine that the applicable Patent or Trademark is in no way material to the conduct of Cequent Performance’s or Cequent Consumer’s business, as applicable, cause to be filed with the PTO an update to the Owner Name to reflect the proper Obligor (Cequent Consumer Products, Inc. or Cequent Performance Products, Inc.) as owner for each of the following Patents and Trademarks and provide evidence of filing of the same to Agent: (i) adjustable enclosure and mounting box for a trailer hitch electrical connector (Reg. # 6,076,691) (currently assigned to Mascotech, Inc.); (ii) trailer hitch with load adjustment (Reg. # 6,722,682) (current owner is Hidden Hitch International); and (iii) sealed multiple-contact electrical connector (Reg. # 6,338,644) (current owner is Theodore Bargman, Inc. D/B/A The Bargman Company).

(g)         Each Obligor will and will case each other Obligor to satisfy the post-closing conditions described in Schedule I to the Fourth Amendment within the timelines set forth therein.

Except with respect to the extension of the deadline from that set forth in the Post-Closing Agreement referred to below with respect to the deliverables required by clause (f) of this Section 10.1.15, this Section 10.1.15 does not amend or modify, or waive or release any obligation under, that certain Post-Closing Agreement, dated as of the Original Closing Date, by and among the U.S. Borrowers, the Lenders party thereto, and Agent, as such Post-Closing Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

10.1.16        Retention of Consultant. The Obligors shall continue to retain Brian Whittman of Alvarez & Marsal as a consultant to and as an officer of the Borrowers for a period ending no sooner than March 31, 2019.

10.2    Negative Covenants. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Obligor covenants and agrees with the Lenders that:

10.2.1        Debt; Certain Equity Securities.

(a)        None of the Obligors will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Debt or obligations under Hedging Agreements, except (and provided, however, that during the Senior Term Period no additional arrangements for Debt described in clauses (i)(B), (ii), (iii)(B), (iv), (vii), (viii), (ix), (x), (xii), (xiii) or (xx) below may be incurred by any Obligor or any Subsidiary):

(i)        (A) Debt created under the Loan Documents, (B) any Term Loan Debt ~~and~~, (C) any Permitted Term Loan Refinancing Debt and (D) Senior Term Loan Debt;

(ii)       (A) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 10.2.5(c)(i), (B) the Specified Vendor Receivables Financing and (C) the Specified Vendor Payables Financing;

(iii)       (A) Debt existing on the Original Closing Date and set forth in Schedule 10.2.1 and (B) extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount as specified on such Schedule 10.2.1 or result in an earlier maturity date or decreased weighted average life thereof;

(iv)       Permitted Unsecured Debt of the Parent Borrower; provided that the Net Leverage Ratio (disregarding the proceeds of such Permitted Unsecured Debt in calculating Unrestricted Domestic Cash), on a pro forma basis after giving effect to the incurrence of such Permitted Unsecured Debt (and any related repayment of Debt) and recomputed as of the last day of the most recently ended Fiscal Quarter of the Parent Borrower for which financial statements are available, as if such incurrence (and any related repayment of Debt) had occurred on the first day of the relevant period is no greater than 4.00 to 1.00;

(v)        Debt of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Debt of any Subsidiary that is not a U.S. Obligor to the Parent Borrower or any Subsidiary Obligor shall be subject to Section 10.2.4;

(vi)       Guarantees by the Parent Borrower of Debt of any Subsidiary and by any Subsidiary of Debt of the Parent Borrower or any other Subsidiary; provided that Guarantees by the Parent Borrower or any Subsidiary Obligor of Debt of any Subsidiary that is not a U.S. Obligor shall be subject to Section 10.2.4;

(vii)    Guarantees by the Parent Borrower or any Subsidiary, as the case may be, in respect of (A) the Term Loan Debt, (B) any Permitted Term Loan Refinancing Debt, ~~or~~ (C) any Permitted Unsecured Debt or (D) Senior Term Loan Debt; provided that none of the Parent Borrower or any Subsidiary, as the case may be, shall Guarantee such Debt unless it also has Guaranteed the Obligations pursuant to a Guaranty;

(viii)    Debt of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (viii)shall not exceed $20,000,000 at any time outstanding;

(ix)      Debt arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 10.2.6;

(x)       Debt of any Person that becomes a Subsidiary after the Original Closing Date; provided that (A) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause (x) shall not exceed $25,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

(xi)      Debt of the Parent Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Parent Borrower and the Subsidiaries in the ordinary course of their business;

(xii)      other unsecured Debt of the Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding $15,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Parent Borrower Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Parent Borrower Preferred Stock;

(xiii)     secured Debt in an aggregate amount not exceeding $50,000,000 at any time outstanding, in each case in respect of Debt of Foreign Subsidiaries (exclusive of any Debt of Foreign Subsidiaries arising under the Loan Documents);

(xiv)     Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; provided, however, that such Debt is extinguished within ten days of incurrence;

(xv)       Debt arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business;

(xvi)     Debt incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xvii)    contingent obligations to financial institutions, in each case to the extent in the Ordinary Course of Business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations of the Parent Borrower and its Subsidiaries incurred in the Ordinary Course of Business;

(xviii)   unsecured guarantees by the Parent Borrower or any Subsidiary Obligor of facility leases of any Obligor;

(xix)     obligations of the Parent Borrower or any Subsidiary Obligor under Hedging Agreements permitted under Section 10.2.7 with respect to (A) any Permitted Bond Hedge Transaction, (B) any Permitted Warrant Transaction and/or interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Debt otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Debt to which such Hedging Agreements relate;

(xx)     Alternative Incremental Debt; provided that the aggregate principal amount of any Alternative Incremental Debt established on any date shall not exceed (i) (together with the aggregate amount of all Incremental Term Commitments established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount on such date and (ii) an additional amount subject to the Maximum Alternative Incremental Debt Amount as of such date;

(xxi)     Debt arising under a declaration of joint and several liability used for the purpose of section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

(xxii)    any Capital Lease Obligations of a Person that becomes a Subsidiary pursuant to the Westfalia Acquisition; provided that (A) such Capital Lease Obligation exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause (xxii) shall not exceed $15,000,000 at any time outstanding; and

(xxiii)   any Permitted Convertible Indebtedness and replacements or refinancings thereof in an aggregate principal amount not to exceed $125 million at the time of issuance; provided that at the time of and immediately after the issuance of such Debt, the Required Conditions are met.

(b)        None of the Obligors will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Parent Borrower Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by the Parent Borrower or any Subsidiary (and provided, however, that during the Senior Term Period no Qualified Parent Borrower Preferred Stock or Assumed Preferred Stock may be issued by the Parent Borrower or any Subsidiary).

10.2.2        Liens. None of the Obligors will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (and provided, however, that during the Senior Term Period no additional Liens described in clauses (a)(iii), (c), (e), (f), (h), (i), (j), (n) or (r) below may be created, assumed or incurred by the Borrower or any Subsidiary):

(a)         (i) Liens created under the Loan Documents, (ii) Liens created under the Term Loan Documents ~~and~~, (iii) Liens in respect of any Permitted Term Loan Refinancing Debt and (iv) Liens created under the Senior Term Loan Documents;

(b)        Permitted Encumbrances;

(c)        Liens in respect of the Specified Vendor Receivables Financing;

(d)        any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Original Closing Date and set forth in Schedule 10.2.2; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Original Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)        any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Original Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(f)        Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (i) such security interests secure Debt permitted by Section 10.2.1(a)(viii), (ii) such security interests and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

(g)        Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h)        Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 10.2.5(c)(i);

(i)        other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $5,000,000 and (ii) in respect of all such Liens, $10,000,000, in each case at any time outstanding;

(j)        Liens in respect of Debt permitted by Section 10.2.1(a)(xiii), provided that the assets subject to such Liens are not located in the United States;

(k)        Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the Ordinary Course of Business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt for Borrowed Money;

(l)        licenses or sublicenses of Intellectual Property granted by the Parent Borrower or any Subsidiary in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

(m)        the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n)        Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(o)        Liens deemed to exist in connection with investments permitted under Section 10.2.4 that constitute repurchase obligations and in connection with related set-off rights;

(p)        Liens of a collection bank arising in the Ordinary Course of Business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q)        Liens of sellers of goods to the Parent Borrower or any Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction in the Ordinary Course of Business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses; and

(r)        Liens on Collateral securing Alternative Incremental Debt, provided that such Alternative Incremental Debt shall be secured only by a Lien on the Collateral having the same priorities in the Term Priority Collateral and the Revolver Priority Collateral as the Term Loan Debt (or on a subordinated basis) with the Obligations and, in each case, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to Agent.

10.2.3        Fundamental Changes.

(a)        None of the Obligors will, nor will they permit any Subsidiary to merge into or consolidate with any Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary (other than a Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Obligor) is a Subsidiary Obligor for which the Collateral and Guarantee Requirement has been satisfied and (iii) any Subsidiary (other than a Borrower or Subsidiary Obligor) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.2.4. Notwithstanding the foregoing, this Section 10.2.3 shall not prohibit any Permitted Acquisition.

(b)        The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of the Original Loan Agreement and businesses reasonably related thereto.

10.2.4        Investments, Loans, Advances, Guarantees and Acquisitions. None of the Obligors will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except (and provided, however, that during the Senior Term Period the Obligors or any Subsidiary may not make an additional purchase, acquisition, advance, or investment pursuant to any of the clauses (d) (unless consistent with prior practice and in the ordinary course of business), (f), (g), (q), (r) or (s) below):

(a)        Permitted Investments;

(b)        investments existing on the Original Closing Date and set forth on Schedule 10.2.4;

(c)        [Reserved];

(d)        investments by the Parent Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by an Obligor shall be pledged pursuant to a Security Document acceptable to Agent, to the extent required by this Agreement; (ii) investments (excluding any such investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Obligors in, and loans and advances by Obligors to, and Guarantees by Obligors of Debt (or lease obligations) of, Subsidiaries that are not Obligors made after the Original Closing Date shall only be permitted if, at the time of and after giving effect to such investment, (x) the Required Conditions are met and

(y) the aggregate principal amount of any Debt (or lease obligations) of Subsidiaries that are not Obligors subject to any Guarantee by any Obligor made after the Original Closing Date shall not at any time exceed $40,000,000;

(e)        loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by an Obligor shall be evidenced by a promissory note pledged pursuant to a Security Document and (ii) any such loans and advances made by Obligors to Subsidiaries that are not Obligors shall only be permitted if, at the time of and after giving effect to such investment, the Required Conditions are met;

(f)        Guarantees permitted by Section 10.2.1(a)(vii);

(g)        Guarantees in respect of any Specified Vendor Payables Financing;

(h)        investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(i)        any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 10.2.5;

(j)        Guarantees by the Parent Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that such Guarantees made by Obligors to Subsidiaries that are not Obligors shall only be permitted if, at the time of and after giving effect to such investment, the Required Conditions are met, and the amount of lease obligations which is the subject of any such Guarantees shall be subject to the limitation set forth in clause (d) above;

(k)        extensions of credit in the nature of accounts receivable or notes receivable in the Ordinary Course of Business;

(l)        loans or advances to employees made in the Ordinary Course of Business consistent with prudent business practice and not exceeding $2,500,000 in the aggregate outstanding at any one time;

(m)        investments in the form of Hedging Agreements permitted under Section 10.2.7;

(n)        [Reserved];

(o)        payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

(p)        [Reserved];

(q)        investments, loans or advances in addition to those permitted by the other clauses of this Section 10.2.4 not exceeding in the aggregate $25,000,000 at any time outstanding, provided that no Default exists at the time that such investment, loan or advance is made or is caused thereby;

(r)        investments made (i) in an amount not to exceed the Net Proceeds of any issuance of Equity Interests in Parent Borrower issued after the Original Closing Date or (ii) with Equity Interests in Parent Borrower; and

(s)        other investments by the Parent Borrower or any Subsidiary so long as the Required Conditions are met.

10.2.5        Asset Sales. None of the Obligors will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except (and provided, however, that during the Senior Term Period the Obligors or any Subsidiary may not, sell, transfer, lease or otherwise dispose of any additional asset, including any Equity Interest owned by it, nor will the Obligors permit any Subsidiary to issue any additional Equity Interest in such Subsidiary pursuant to any of the clauses (c), (e), (f) or (j) below):

(a)        sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and investments referred to in Section 10.2.4(h) in the Ordinary Course of Business;

(b)        sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a U.S. Obligor shall be made in compliance with Section 10.2.9;

(c)        (i) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $35,000,000 and (ii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing;

(d)        the creation of Liens permitted by Section 10.2.2 and dispositions as a result thereof;

(e)        sales or transfers that are permitted sale and leaseback transactions pursuant to Section 10.2.6;

(f)        sales and transfers that constitute part of an Acquisition Lease Financing;

(g)        Restricted Payments permitted by Section 10.2.8;

(h)        transfers and dispositions constituting investments permitted under Section 10.2.4;

(i)        sales, transfers and other dispositions of property identified on Schedule 10.2.5 ; and

(j)        so long as no Event of Default shall have occurred and then be continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed (i) 15% of the aggregate fair market value of all assets of the Parent Borrower (determined as of the end of its most recent Fiscal Year), including any Equity Interests owned by it, during any Fiscal Year of the Parent Borrower; provided that such amount shall be increased, in respect of the Fiscal Year ending on December 31, 2016, and each Fiscal Year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding Fiscal Year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding Fiscal Year) and (ii) 35% of the aggregate fair market value of all assets of the Parent Borrower as of the Original Closing Date, including any Equity Interests owned by it, during the time subsequent to the Original Closing Date; provided, further, however, that Obligors shall comply with Section 10.1.2(l) concerning any sale, transfer or other disposition of Revolver Priority Collateral in an aggregate amount in excess of $5,000,000;

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) or (h) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i) and (j) above shall be for at least 75% cash consideration.

10.2.6        Sale and Leaseback Transactions. None of the Obligors will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except, in each case, during the Senior Term Period, for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to $10,000,000, so long as the Capital Lease Obligations associated therewith are permitted by Section 10.2.1(a)(viii), (b) in the case of property owned as of or after the Original Closing Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed $20,000,000 in the aggregate, in each case, so long as the Capital Lease Obligations (if any) associated therewith are permitted by Section 10.2.1(a)(viii), and (c) any Acquisition Lease Financing.

10.2.7        Hedging Agreements. None of the Obligors will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than (a) Hedging Agreements entered into in the Ordinary Course of Business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)), (b) except during the Senior Term Period, any Permitted Bond Hedge Transaction and (c) except during the Senior Term Period, any Permitted Warrant Transaction.

10.2.8        Restricted Payments; Certain Payments of Debt.

(a)        None of the Obligors will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (and provided, however, that the Borrower or any Subsidiary may not during the Senior Term Period declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so pursuant to any of the clauses (iii), (iv), (v), (vi), (vii) or (viii) below):

(i)        Parent Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in Parent Borrower;

(ii)        Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii)       the Parent Borrower may (A) use the proceeds of the Term Loan Debt to pay the Original Closing Date Dividend and (B) make other Restricted Payments not exceeding $5,000,000 from and after the Original Closing Date, in each case pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Parent Borrower and the Subsidiaries;

(iv)       the Parent Borrower may make other Restricted Payments; provided that at the time of and immediately after giving effect to such Restricted Payments (and any Debt incurred in connection therewith), the Required Conditions are met;

(v)        each of the Parent Borrower and Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, may pay purchase price adjustments required to be paid by such Person pursuant to the Westfalia Purchase Agreement, without giving effect to any amendment thereto not specifically described in the definition of “Westfalia Purchase Agreement”;

(vi)        the Parent Borrower may make any Restricted Payments in respect of Permitted Convertible Indebtedness permitted under Section 10.2.8(b);

(vii)       the Parent Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and

(viii)      the Parent Borrower may make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).

(b)        None of the Obligors will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except (and provided, however, that the Borrower or any Subsidiary may not during the Senior Term Period make, or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness pursuant to any of the clauses (vi), (vii) or (ix) (other than as required to comply with its obligations as in effect on the Fourth Amendment Effective Date) below):

(i)         payment of Debt created under the Loan Documents;

(ii)        payment of regularly scheduled interest and principal payments as and when due in respect of any Debt, other than payments in respect of subordinated Debt prohibited by the subordination provisions thereof;

(iii)      refinancings of Debt to the extent permitted by Section 10.2.1;

(iv)      payment of secured Debt out of the proceeds of any sale or transfer of the property or assets securing such Debt;

(v)        [reserved];

(vi)       payments of Debt with the Net Proceeds of an issuance of Equity Interests in Parent Borrower;

(vii)      payments of Debt; provided that at the time of and immediately after giving effect to such payment, the Required Conditions are met;

(viii)     the Parent Borrower may make any deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) in connection with any conversion of any Permitted Convertible Indebtedness;

(ix)       the Parent Borrower may make any cash payments in lieu of issuing fractional shares in connection with a conversion (including pursuant to any put transaction), exchange, refinancing or extension of any Permitted Convertible Indebtedness; and

(x)        the Parent Borrower may purchase any Permitted Bond Hedge Transaction and perform its obligations thereunder.

(c)       None of the Obligors will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless , in each case except during the Senior Term Period, (i) in the case of any Synthetic Purchase Agreement related to any Restricted Debt, the payments required to be made by the Parent Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 10.2.8(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

10.2.9        Transactions with Affiliates. None of the Obligors will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)        transactions that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)        transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c)        any Restricted Payment permitted by Section 10.2.8; and

(d)        transactions pursuant to agreements in effect on the Original Closing Date and listed on Schedule 10.2.9 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may be).

10.2.10        Restrictive Agreements. None of the Obligors will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Obligor or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Debt of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or any Specified Vendor Receivables Financing Document, Specified Vendor Payables Financing Document, Senior Term Loan Document or ~~any~~ Term Loan Document that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Debt is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Obligors under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Original Closing Date and identified on Schedule 10.2.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (B) customary provisions in leases and other agreements restricting the assignment thereof.

10.2.11 Amendment of Material Documents. None of the Obligors will, nor will they permit any Subsidiary to, amend, restate, modify or waive any of its rights under (a) (i) its certificate of incorporation, by-laws or other organizational documents and/or (ii) any Material Agreement, Spin-Off Documentation or other agreements (including joint venture agreements) other than the Term Loan Documents, in each case to the extent such amendment, restatement, modification or waiver is adverse to Agent or Lenders in any material respect (it being agreed that the addition or removal of Obligors from participation in a Specified Vendor Receivables Financing or Specified Vendor Payables Financing shall not constitute an amendment, modification or waiver of any Specified Vendor Receivables Financing Document or Specified Vendor Payables Financing Document, as applicable, that is adverse to the Lenders), (b) the Term Loan Documents to the extent such amendment, restatement, modification or waiver (i) results in a maturity date earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations, (ii) results in a decreased weighted average life of the Term Loan Debt (other than as a result of an amendment solely to the final maturity date permitted by clause (i) above), (iii) adds any mandatory prepayment provision or changes any mandatory prepayment provision in a manner that would increase the amount of any mandatory prepayment of the Term Loan Debt ~~8~~(provided, however, that this clause (iii) shall not restrict the modification to the definition of “ECF Percentage” effected by the Term Loan Agreement Fourth Amendment), (iv) increases the “Applicable Margin” or similar component of interest thereunder by more than 3.0% (other than as a result of accrual of interest at the default rate), or (v) adds an additional covenant or event of default or makes any covenant or event of default in any Term Loan Document materially more restrictive or burdensome prior to the Latest Maturity Date then in effect (unless this Agreement is amended to provide all of the Lenders with the

~~8 Added per Third Amendment.~~

benefits of such covenant or event of default), in each case under this clause (v) other than covenants and events of default solely relating to the Term Priority Collateral or (c) the documents evidencing any Permitted Convertible Indebtedness to the extent such amendment, restatement, modification or waiver (i) results in a maturity date earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations or (ii) adds any required principal amortization or any mandatory prepayment or repurchase provision or changes any mandatory prepayment or repurchase provision in a manner that would increase the amount of any mandatory prepayment or repurchase obligation in respect of any Permitted Convertible Indebtedness.

10.2.12        Use of Proceeds. No Borrower will request any Revolver Loan or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolver Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a Person organized in the United States, Canada, Mexico or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.2.13        Plans. The Obligors will not, and will not permit any Subsidiary to maintain, sponsor, contribute to or otherwise incur liability or obligations in respect of a Canadian Pension Plan that provides benefits on a defined benefit basis without the prior written consent of Agent.

10.2.14        Accounting Changes. None of the Obligors will, nor will they permit any Subsidiary to, make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year; provided that the Obligors may, upon written notice to Agent, change their Fiscal Year to another date, in which case the Obligors and Agent will, and are hereby authorized to, many any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

10.3        Financial Covenant.    As long as any Commitment or Obligation is outstanding, Obligors shall:

10.3.1        Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 12 month period of at least 1.0 to 1.0 while a Financial Covenant Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Financial Covenant Trigger Period and each period ending thereafter until the Financial Covenant Trigger Period is no longer in effect.

SECTION 11

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1        Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)        the Borrowers shall fail to (i) pay any principal of any Loan or any LC Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) provide Cash Collateral when and as the same shall be required by Section 2.2.3, 2.3.3 or 2.4.3;

(b)        any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 11.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)        any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)        any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(a)(iv), 10.1.7, 10.1.8 (with respect to the existence of any Obligor and ownership of the Obligors other than the Parent Borrower), 10.1.8(b), 10.1.13, 10.1.14, 10.1.15, 10.1.16, Section 10.2 or Section 10.3 of this Agreement, or, to the extent that such Obligor is a party thereto or otherwise obligated thereby (whether pursuant to the agreement of an Obligor that is party thereto or otherwise), Section 5.13 of the Guarantee and Collateral Agreement or Section 5.13 of the Foreign Facility Guarantee and Collateral Agreement;

(e)        any Obligor shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document, to the extent that such Obligor is a party thereto or otherwise obligated thereby (whether pursuant to the agreement of an Obligor that is party thereto or otherwise) (other than those failures specified in clause (a), (b) or (d) of this Section 11.1), and such failure shall continue unremedied for a period of 30 days (or, with respect to a failure to observe or perform any covenant, condition or agreement contained in Section 8 of the Guarantee and Collateral Agreement or Section 8 of the Foreign Facility Guarantee and Collateral Agreement, a period of 15 days) after notice thereof from Agent to the Borrower Agent (which notice will be given at the request of any Lender);

(f)        the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Debt, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g)        any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt; provided further that this clause (g) shall not apply to any Permitted Convertible Indebtedness or any Permitted Warrant Transaction to the extent such event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase in respect of any Permitted Warrant Transaction;

(h)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding-up, reorganization arrangement, a proposal or other relief in respect of any Obligor or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a Creditor Representative or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)        the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization, arrangement, a proposal or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a Creditor Representative or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)        the Parent Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due or, with respect to any UK Borrower or UK Subsidiary, (i) it, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Debt (ii) the value of its assets shall become less than the value of its liabilities (taking into account contingent and prospective liabilities) or (iii) a moratorium or other protection from its creditors is declared or imposed in respect of any its Debt;

(k)        one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

(l)        an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect on the Parent Borrower and its Subsidiaries;

(m)        any Lien covering property having a book value or fair market value of $5,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Obligor not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of Agent’s failure to maintain possession (or the failure of Agent’s agent or designee, including without limitation the Controlling Term Loan Agent, as Agent’s agent for perfection pursuant to the Intercreditor Agreement, to maintain possession) of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement and/or the Foreign Facility Guarantee and Collateral Agreement;

(n)        any Guaranty shall cease to be, or shall have been asserted in writing not to be, in full force and effect;

(o)        the Parent Borrower or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of any Obligor, or the Obligations of any Subsidiary under any Guaranty, are not senior Debt under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Debt under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(p)        a Change in Control shall occur;

(q)        an Obligor denies or contests the validity or enforceability of any Loan Document (including, without limitation, the Intercreditor Agreement) or Obligations, or any Loan Document (including, without limitation, the Intercreditor Agreement) ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(r)        a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(s)        any event occurs or condition exists that has a Material Adverse Effect;

or

(t)        (i) a Termination Event occurs or any Canadian Multi-Employer Plan is terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Facility Obligor being required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan or result in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, (ii) any Canadian Domiciled Obligor is in default with respect to any required contribution to a Canadian Pension Plan, or (iii) any Lien arises (save for a contribution amount not yet due) in connection with any Canadian Pension Plan; provided, however, that an event or circumstance of the type described in clause (i), (ii) or (iii) shall constitute an Event of Default under this clause (t) only if such event or circumstance, in the opinion of the Required Lenders, when taken together with all other events and circumstances of the type described in such clauses that have occurred or existed on or after the Closing Date, could reasonably be expected to result in a Material Adverse Effect (it being acknowledged that, for purposes of this clause (t), funding deficiencies and other benefit liabilities existing as of the Closing Date shall be included in the determination of whether a Material Adverse Effect has occurred or exists).

11.2         Remedies upon Default. If an Event of Default described in Section 11.1(h) or (i) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)        declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b)        terminate, reduce or condition any Commitment, or make any adjustment to any Borrowing Base;

(c)        require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)        together with the Security Trustees (as applicable), exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC, PPSA or other similar domestic or foreign statutes. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent and Security Trustees at a place designated by Agent or Security Trustees (as applicable); (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent or Security Trustees (as applicable), in their discretion, deem advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent or a Security Trustee shall be reasonable, and that any sale conducted on the internet or to a Licensor of Intellectual Property shall be commercially reasonable. Agent and Security Trustees may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent and Security Trustees shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent and/or Security Trustees may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3        License. Agent and Security Trustees are hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s and Security Trustees’ benefit.

11.4        Setoff. At any time during an Event of Default, Agent, Security Trustees, Issuing Banks, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Security Trustee, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Security Trustee, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Security Trustee, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each

Security Trustee, each Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5        Remedies Cumulative; No Waiver.

11.5.1        Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Security Trustees and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2        Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, any Security Trustee or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, any Security Trustee or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12

AGENT

12.1        Appointment, Authority and Duties of Agent.

12.1.1        Appointment and Authority.

(a)        Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent, together with the Security Trustees, as applicable, shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (iii) act as collateral agent and security trustee, as applicable, for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under any Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

(b)        In its capacity as Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec, each of the Secured Parties hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the applicable Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon Agent under any related Deed of Movable Hypothec. Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Agent pursuant to any such Deed of Movable Hypothec and Applicable Law. Any person who becomes a Secured Party shall, by its execution of an Assignment, be deemed to have consented to and confirmed Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by Agent in such capacity. The substitution of Agent pursuant to the provisions of this Section 12 also constitutes the substitution of Agent as hypothecary representative as aforesaid.

12.1.2        Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3        Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4        Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2        Security Trustees.

12.2.1    Appointment.

(a)        The Secured Parties hereby appoint the UK Security Trustee to hold (i) any security interest created by any UK Security Agreement; and (ii) the covenants and undertakings of the relevant UK Security Agreements, with respect to any jurisdiction where the concept of trust is appropriate, in trust for the Secured Parties and with respect to any jurisdiction where the concept of trust is not appropriate, as security agent for the Secured Parties, and, in each case, the UK Security Trustee accepts that appointment.

(b)        Each Security Trustee, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Obligor.

12.2.2    Delegation. Each Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

12.2.3    Separate Security Trustees.

(a)        Each Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with such Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as such Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in such Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee.

(b)        Each Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the applicable Security Trustee.

12.2.4    The UK Security Agreements.

(a)        Each Secured Party confirms its approval of the relevant UK Security Agreements and of any security interest intended to be created under it, and authorizes and instructs the UK Security Trustee to execute and deliver the relevant UK Security Agreements.

(b)        The UK Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which security interest is intended to be created by the relevant UK Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title.

(c)        The UK Security Trustee shall not be (i) liable or responsible to any Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the security interest intended to be created by the relevant UK Security Agreements, unless that failure arises directly from its own gross negligence or willful misconduct; (ii) obliged to insure any assets over which security interest is intended to be created by the relevant UK Security

Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant UK Security Agreements, title deed or other document relating to any assets over which security interest is intended to be created by the relevant UK Security Agreements.

12.2.5    Security Trustee as Proprietor. Each Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant UK Security Agreements and accordingly (a) authorizes the UK Security Trustee to hold such mortgages and charges in its sole name as trustee for the relevant Secured Parties; and (b) requests the UK Land Registry (or other relevant registry) to register the UK Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

12.2.6    Investments. Except to the extent that this Agreement or a UK Security Agreement otherwise requires, any monies received by the UK Security Trustee under or pursuant to a UK Security Agreement may be (a) invested in any investments which it may select and which are authorized by Applicable Law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the UK Security Trustee, and those monies, together with any accrued income (net of any applicable Tax) shall be held by the UK Security Trustee to the order of Agent, and shall be payable to Agent on demand.

12.2.7    Secured Parties’ Indemnity to the UK Security Trustee. Each Secured Party shall indemnify the UK Security Trustee, its delegates and sub-delegates and Appointees (each an “Indemnified Party”), within three (3) Business Days of demand, against any cost, loss or liability incurred by the UK Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or willful misconduct of the UK Security Trustee or that Indemnified Party) in acting as UK Security Trustee or its delegate, sub-delegate or Appointee under the relevant UK Security Agreements (except to the extent that the UK Security Trustee or the relevant Indemnified Party has been reimbursed by any Obligor pursuant to the relevant UK Security Agreements).

12.2.8    Conduct of business by the UK Security Trustee. No provision of this Agreement will (a) interfere with the right of the UK Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige the UK Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige the UK Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

12.2.9    Liability of UK Security Trustee.

(a)        The UK Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for: (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Obligor or any other person given in or in connection with the relevant UK Security Agreements; or (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant UK Security Agreements.

(b)        Without limiting Section 12.2.9(a), the UK Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant UK Security Agreements, unless directly caused by its gross negligence or willful misconduct.

(c)        No party (other than the UK Security Trustee) may take any proceedings against any officer, employee or agent of the UK Security Trustee in respect of any claim it might have against the UK Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant UK Security Agreements and any officer, employee or agent of the UK Security Trustee may rely on this Section 12.2.9 and the provisions of the Contracts (Rights of Third Parties) Act 1999, as amended.

(d)        The UK Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the UK Security Trustee, if the UK Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the UK Security Trustee for that purpose.

(e)        Without affecting the responsibility of the Obligors for information supplied by them or on their behalf in connection with any Loan Document, each Secured Party confirms to the UK Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant UK Security Agreements, including but not limited to: (i) the financial condition, status and nature of the Obligors; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; (iii) whether such Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant UK Security Agreements, the transactions contemplated by the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements.

12.2.10 Other UK Security Agreement Matters.

(a)        The UK Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant UK Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the UK Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant UK Security Agreements to any third party or otherwise perfect or register the security interests created by the relevant UK Security Agreements (unless such failure arises directly from the UK Security Trustee’s gross negligence or willful misconduct).

(b)        The UK Security Trustee shall hold the relevant UK Security Agreements and all proceeds of enforcement of them in trust for the Secured Parties on the terms and conditions of this Agreement.

(c)        The relevant UK Security Agreements shall rank as continuing security interest for the discharge of the liabilities secured by it.

12.2.11 Disposals.

(a)        Subject to Section 12.3.1, the UK Security Trustee is authorized by each of the Secured Parties to execute on behalf of itself and each such Secured Party without the need for any further referral to or authority from such Secured Party, any release of the security interests created by the relevant UK Security Agreements over that asset and, if such asset comprises all of the shares in any Obligor, the UK Security Trustee is further authorized, without the need for any further referral to or authority from such Secured Party, to execute a release of any security interests granted by such Obligor over its assets pursuant to any of the UK Security Agreements provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant UK Security Agreements.

(b)        Each Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in Section 12.2.11(a).

12.2.12 Trust. The perpetuity period for each trust created by this Agreement shall be 80 years.

12.2.13 Appointment and Retirement of UK Security Trustee. The UK Security Trustee (a) subject to the appointment of a successor (provided that no Default exists, in consultation with the Borrower Agent) may, and must if Agent requires, retire at any time from its position as UK Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other Secured Parties and the Borrower Agent not less than 30 days’ nor more than 60 days’ notice.

12.2.14 Appointment of Successor. Agent may (provided that no Default exists, in consultation with the Borrower Agent) appoint a successor to the UK Security Trustee, during the period of notice set forth in Section 12.2.13. If no successor is appointed by Agent, the UK Security Trustee may appoint (after consultation with Agent and, provided that no Default exists, the Borrower Agent) its successor. The Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.2.15 Discharge of UK Security Trustee. From the date that the appointment of a successor is effected under Section 12.2.14, the retiring UK Security Trustee must be discharged from any further obligations under the Loan Documents as UK Security Trustee, and the successor to the UK Security Trustee and each of the other Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3        Agreements Regarding Collateral and Borrower Materials.

12.3.1        Lien Releases; Care of Collateral.

(a)        Canadian Facility Secured Parties hereby authorize Agent and any Security Trustee to release any Lien with respect to any Canadian Facility Collateral (i) upon Full Payment of the Canadian Facility Obligations; (ii) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is an asset disposition permitted by Section 10.2.5 or a Permitted Encumbrance entitled to priority over Agent’s or Security Trustees’ Liens, as applicable (and Agent and Security Trustees may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Canadian Facility Collateral; (iv) that is required to be released pursuant to the terms of any intercreditor agreement pertaining to any Canadian Facility Collateral; or (v) subject to Section 14.1, with the consent of

Required Lenders. Canadian Facility Secured Parties hereby authorize Agent and Security Trustees to subordinate their Liens to any Purchase Money Lien or other Lien entitled to priority under this Agreement.

(b)        UK Facility Secured Parties hereby authorize Agent and any Security Trustee to release any Lien with respect to any UK Facility Collateral (i) upon Full Payment of the UK Facility Obligations; (ii) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is an asset disposition permitted by Section 10.2.5 or a Permitted Encumbrance entitled to priority over Agent’s or Security Trustees’ Liens, as applicable (and Agent and Security Trustees may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the UK Facility Collateral; (iv) that is required to be released pursuant to the terms of any intercreditor agreement pertaining to any UK Facility Collateral; or (v) subject to Section 14.1, with the consent of Required Lenders. UK Facility Secured Parties hereby authorize Agent and Security Trustees to subordinate their Liens to any Purchase Money Lien or other Lien entitled to priority under this Agreement.

(c)        U.S. Facility Secured Parties hereby authorize Agent and any Security Trustee to release any Lien with respect to any U.S. Facility Collateral (i) upon Full Payment of the Obligations; (ii) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is an asset disposition permitted by Section 10.2.5 or a Permitted Encumbrance entitled to priority over Agent’s or Security Trustees’ Liens, as applicable (and Agent and Security Trustees may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the U.S. Facility Collateral; (iv) that is required to be released pursuant to the terms of the Intercreditor Agreement; or (v) subject to Section 14.1, with the consent of Required Lenders. The U.S. Facility Secured Parties hereby authorize Agent and Security Trustees to subordinate their Liens to any Purchase Money Lien or other Lien entitled to priority under this Agreement.

(d)        Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

(e)        In each case as specified in this Section 12.3.1, Agent and any Security Trustee will (and each Secured Party authorizes Agent and Security Trustee to), at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranties, in each case in accordance with the terms of the Loan Documents and this Section 12.3.1. This Agreement and the security interest of the Secured Parties in the Collateral provided hereunder shall terminate upon the Full Payment of the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted). A Guarantor shall automatically be released from its obligations under the Loan Documents and the security interest of the Secured Parties in the Collateral of such Guarantor shall be automatically released in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of a Borrower in accordance with the terms of this Agreement and the other Loan Documents; provided that the Required Lenders (or, if required by the terms of this Agreement, such Lenders specified in this Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by this Agreement and the other Loan Documents) and the terms of such consent did not provide otherwise. The security interest of the Secured Parties in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms hereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the security interest created by the Loan Documents.

12.3.2        Possession of Collateral.

(a)        Agent and Canadian Facility Secured Parties hereby appoint each Canadian Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens on any Canadian Facility Collateral held or controlled by such Canadian Lender, to the extent such Liens are perfected by possession or control.

(b)        Agent and UK Facility Secured Parties hereby appoint each UK Lender as agent (for the benefit of UK Facility Secured Parties) for the purpose of perfecting Liens on any UK Facility Collateral held or controlled by such UK Lender, to the extent such Liens are perfected by possession or control.

(c)        Agent and U.S. Facility Secured Parties hereby appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens on any U.S. Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(d)        If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.3.3        Reports. Agent shall promptly provide to each Applicable Lender, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.4        Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.5        Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower Agent or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.6        Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Controlled Account or a Dominion Account without Agent’s prior consent.

12.7        Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.8        Successor Agent and Co-Agents.

12.8.1        Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a financial institution that is organized under the laws of the U.S. or any state or district thereof and reasonably acceptable to Required Lenders and (provided no Default exists) Borrower Agent. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution that is organized under the laws of the U.S. or any state or district thereof and acceptable to Agent (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 12.7, 12.17 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2        Co-Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If appropriate under Applicable Law (including, without limitation, any situation in which Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law), Agent may appoint a Person to serve as a separate security trustee, co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument, agreement or other document that Agent may request to effect such appointment. If any such separate security trustee, co-collateral agent or separate collateral agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9        Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.10        Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.11    Remittance of Payments and Collections.

12.11.1        Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. (Local Time) on a Business Day, payment shall be made by Lender not later than 3:00 p.m. (Local Time) on such day, and if request is made after 1:00 p.m. (Local Time), then payment shall be made by 11:00 a.m. (Local Time) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2        Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for U.S. Base Rate Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.11.3        Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.12    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.13    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.14    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15        No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.16        Authorization Regarding Intercreditor Agreement. Each Lender hereby (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (c) authorizes and instructs Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, and (d) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Lender and it has received and reviewed the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and any of the other Loan Documents, the terms of the Intercreditor Agreement shall govern and control except as expressly set forth in the Intercreditor Agreement.

12.17        Withholding Taxes. To the extent required by any Applicable Law, and subject to Section 5.8.4, Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because (a) the appropriate form was not delivered or was not properly executed by such Lender, (b) such Lender failed to notify Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason or (c) such Lender otherwise failed to comply with Section 5.9, or if Agent reasonably determined that a payment was made to a Lender pursuant to this Agreement without deduction or applicable withholding Tax from such payment, such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including any expenses (including legal expenses) incurred

12.18        ~~9~~Lender Representations and Warranties.

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class

~~9  Added per Third Amendment.~~

exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that:

(i)        none of the Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)        no fee or other compensation is being paid directly to the Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)        The Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 13

BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2        Participations.

13.2.1        Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Borrower Group Commitments for all purposes, all amounts payable by the applicable Obligor Group shall be determined as if it had not sold such participating interests, and the applicable Obligor Group and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its

Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Sections 3.7 or 5.8 unless Borrower Agent agrees otherwise in writing to the grant of such participating interest.

13.2.2        Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date in respect of a Borrower Group in which such Participant has an interest or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or other Obligor or substantially all Collateral.

13.2.3        Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4        Benefit of Setoff. Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.6 as if such Participant were a Lender.

13.3        Assignments.

13.3.1        Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2        Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section

5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent. The assigning Lender shall deliver a copy of such assignment notice to Borrower Agent concurrently with the delivery of the same to Agent.

13.3.3        Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent has no obligation to determine whether any assignee is permitted under the Loan Documents. Assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Loan Documents in a manner satisfactory to Agent, including payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4        Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4        Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14

MISCELLANEOUS

14.1        Consents, Amendments and Waivers.

14.1.1        Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)        without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)        (i) without the prior written consent of Canadian Issuing Bank, no modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Canadian Letters of Credit or any rights, duties or discretion of Canadian Issuing Bank, (ii) without the prior written consent of UK Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to UK Letters of Credit or any rights, duties or discretion of UK Issuing Bank and (iii) without the prior written consent of U.S. Issuing Bank, no modification shall alter Section 2.4 or any other provision in a Loan Document that relates to U.S. Letters of Credit or any rights, duties or discretion of U.S. Issuing Bank;

(c)        without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Borrower Group Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Commitment Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)        without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2, or 14.1.1; (ii) amend the definition of any Borrowing Base, FILO Amount, any Accounts Formula Amount or any Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability, Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (v) increase the Maximum Facility Amount;

(e)        without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2;

(f)        Agent and the applicable Obligors may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document; and

(g)        Agent and the Borrowers may amend this Agreement without the consent of any Lender or Required Lenders in order to provide the Lenders with the benefits of any additional covenants, additional events of default, more restrictive covenants or more restrictive events of default that are added to Senior Term Loan Documents and/or the Term Loan Documents.

Notwithstanding anything in this Section 14.1.1 to the contrary, (a) this Agreement may be amended (or amended and restated) with the written consent of only Agent, the Borrower Agent and each Lender to add one or more additional credit facilities to this Agreement for a new jurisdiction and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents and (b) the consent of all Lenders (except any Defaulting Lender) is required for an increase in the Maximum Facility Amount. By their execution of this Agreement, the Required Lenders consent to the execution of the amendments to the Intercreditor Agreement and the Guarantee and Collateral Agreement that are referred to in Section 10.1.15.

14.1.2        Limitations. The agreement of Obligors shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent, Security

Trustees and/or Issuing Banks as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3        Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2        Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3        Notices and Communications.

14.3.1        Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the local mail system of the recipient, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 2.3, 2.4, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2        Communications. Electronic communications (including e-mail, messaging and websites) may be used only in a manner acceptable to Agent and only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents and matters permitted under Section 4.1.4. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3        Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrower Agent shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

14.3.4        Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5        Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of an Obligor.

14.4        Performance of Obligors’ Obligations. Agent may, in its Permitted Discretion at any time and from time to time, at the expense of the applicable Obligor Group, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s or any Security Trustee’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to U.S. Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5        Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6        Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7        Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8        Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.9        Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10        Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12        Confidentiality. Each of Agent, Lenders and Issuing Banks shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, any Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Banks acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13    Certifications Regarding Senior Term Loan Documents and Term Loan Documents. Obligors certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Obligors violates the Senior Term Loan Documents or the Term Loan Documents. Obligors further certify that the Commitments and Obligations constitute “Indebtedness” permitted under each of the Senior Term Loan Documents and the Term Loan Agreement. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Commitments and Obligations continue to constitute “Indebtedness” permitted under each of the Senior Term Loan Agreement and the Term Loan Agreement at such time.

14.14    GOVERNING LAW.    UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15    Consent to Forum.

14.15.1        Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2    Other Jurisdictions.    Nothing herein shall limit the right of Agent, any Security Trustee or any Lender to bring proceedings against any Obligor (other than a Mexican Domiciled Obligor) in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law (except with respect to service of process to Mexican Domiciled Obligors). Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against an Obligor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Obligor is domiciled, by suit on the judgment.

14.16    Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent, each Security Trustee and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent or any Security Trustee on which an Obligor may in any way be liable, and hereby ratifies anything Agent and/or such Security Trustee may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent or any Security Trustee to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, any Security Trustee, any Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Security Trustees, Issuing Banks and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. Notwithstanding the above, each Mexican Domiciled Obligor further waives any right to any jurisdiction (other than as provided under Sections 14.14 and 14.15 above) to which they may be entitled under Applicable Law, by reason of its present or future domicile, or otherwise, for the purposes of proceedings against or involving any of the Mexican Domiciled Obligors, and waives any objection to those courts on the ground of venue or forum non conveniens.

14.17    Patriot Act Notice and “Know Your Client/Customer” Checks. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, the Proceeds of Crime Act, the Money Laundering Regulations 2007 (UK), Proceeds of Crime Act 2002 (UK), Terrorism Act 2000 (UK) and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” or “know your customer” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, any Issuing Bank or any Lender may request from time to time in order to comply with any obligations under the Patriot Act and/or the AML Legislation.

14.18    Canadian Anti-Money Laundering Legislation. If Agent has ascertained the identity of any Canadian Facility Obligor or any authorized signatories of any Canadian Facility Obligor for the purposes of applicable AML Legislation, then Agent:

(a)        shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and Agent within the meaning of the applicable AML Legislation; and

(b)        shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that Agent has no obligation to ascertain the identity of the Canadian Facility Obligors or any authorized signatories of the Canadian Facility Obligors on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Obligor or any such authorized signatory in doing so.

14.19    NO ORAL AGREEMENT.    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.20    Process Agent.    Without prejudice to any other mode of service allowed under any relevant law, each Foreign Domiciled Obligor (a) irrevocably appoints the Borrower Agent, as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Documents, and (b) agrees that failure by a process agent to notify such Obligor of any process will not invalidate the proceedings concerned. For purposes of clarity, nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Notwithstanding the above, each Mexican Domiciled Obligor shall appoint the Borrower Agent as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Document in the form of an instrument containing a special irrevocable power of attorney granted before a Mexican notary public, in the form attached hereto as Exhibit E or otherwise in form and substance satisfactory to Agent.

14.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

OBLIGORS:

HORIZON GLOBAL CORPORATION,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor, a UK Facility Obligor and the Borrower Agent

By:
Name:
Title:
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

CEQUENT PERFORMANCE PRODUCTS, INC.,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor~~10~~[1]

By:
Name:
Title:
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

~~10~~[1]	Name changed to Horizon Global Americas Inc.

CEQUENT CONSUMER PRODUCTS, INC.,

an Ohio corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor~~11~~2

By:
Name:
Title:
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641, as UK Borrower, a UK Facility Obligor, a Canadian Facility Guarantor and a Canadian Facility Obligor

By:
Name:
Title:
Address:

Attn:
Telecopy:

CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario, as Canadian Borrower, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:

Attn:
Telecopy:

~~11~~ 2 Merged into Cequent Performance Products, Inc.

HORIZON GLOBAL COMPANY LLC,

a Delaware limited liability company, as a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

HORIZON INTERNATIONAL HOLDINGS LLC,
a Delaware limited liability company, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:

Attn:
Telecopy:

CEQUENT NEDERLAND HOLDINGS B.V.,
a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:
3062 Rotterdam
Max Euwelaan 35
the Netherlands
Attn:
Telecopy:

CEQUENT MEXICO HOLDINGS B.V.,
a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:
3062 Rotterdam
Max Euwelaan 35 the Netherlands
Attn:
Telecopy:

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:

Attn:
Telecopy:

CEQUENT TRAILER PRODUCTS, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor~~12~~[3]

By:
Name:
Title:
Address:

~~12~~ 3 Merged into Cequent Electrical Products de Mexico, S. DE R.L. de C.V.

Attn:
Telecopy:

CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:
Name:
Title:
Address:

Attn:
Telecopy:

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent, a U.S. Lender, a UK Lender and UK Swingline Lender

By:
Name:
Title:
Address:
Bank of America, N.A.
Business Capital 2600 West Big Beaver Road Troy, Michigan 48084 Attn: Steve Siravo Telecopy: 248-631-0515

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender and Canadian Swingline Lender

By:
Name:
Title:
Address:

Attn:
Telecopy:

BANK OF AMERICA, N.A. (acting through its London branch), as UK Security Trustee

By:
Name:
Title:
Address:

Attn:
Telecopy:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:
Name:
Title:
Address:

Attn:
Telecopy:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:
Name:
Title:
Address:

Attn:
Telecopy:

WELLS FARGO BANK, NATIONAL ASSOCIATION, (London branch), as a UK Lender

By:
Name:
Title:
Address:

Attn:
Telecopy:

BANK OF MONTREAL, as a U.S. Lender, a Canadian Lender and a UK Lender

By:
Name:
Title:
Address:

Attn:
Telecopy:

EXHIBIT A

to

AMENDED AND RESTATED LOAN AGREEMENT

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Loan Agreement dated as of December 22, 2015, as amended (“Loan Agreement”), by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer”), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Cequent Performance, Cequent Consumer, and Cequent UK, collectively, “Borrowers”), the other Persons from time to time party thereto as Obligors (as defined therein), the financial institutions party thereto from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent and security trustee for itself and the other Secured Parties (as defined therein) (“Agent”). Terms are used herein as defined in the Loan Agreement.

                                                                                                       (“Assignor”) and                                                                               (“Assignee”) agree as follows:

1.        Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                of Assignor’s outstanding [Canadian/UK/US] Revolver Loans and $        of Assignor’s participations in [Canadian/UK/US] LC Obligations, and (b) the amount of $                of Assignor’s [Canadian/UK/US] Revolver Commitment (which represents         % of the total [Canadian/UK/US] Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.        Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its [Canadian/UK/US] Revolver Commitment is $                    , and the outstanding balance of its [Canadian/UK/US] Revolver Loans and participations in [Canadian/UK/US] LC Obligations is $                    ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.        Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA; and (h) represents and warrants that it is [[not a Qualifying Lender]/[a Qualifying Lender (other than a Treaty Lender)]/[a Treaty Lender]].

4.        This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.        Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available [Canadian Dollars/Dollars/Euros/Sterling] as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                        .

(“Assignee”)

By Title:

(“Assignor”)

By Title:

EXHIBIT B

to

AMENDED AND RESTATED LOAN AGREEMENT

ASSIGNMENT NOTICE

Reference is made to (1) the Amended and Restated Loan Agreement dated as of December 22, 2015, as amended (“Loan Agreement”), by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer”), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Cequent Performance, Cequent Consumer, and Cequent UK, collectively, “Borrowers”), the other Persons from time to time party thereto as Obligors (as defined therein), the financial institutions party thereto from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent and security trustee for itself and the other Secured Parties (as defined therein) (“Agent”); and (2) the Assignment and Acceptance dated as of                     , 20       (“Assignment”), between                                  (“Assignor”) and                                  (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower Agent and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment (a) a principal amount of $             of Assignor’s outstanding [Canadian/UK/US] Revolver Loans and $             of Assignor’s participations in [Canadian/UK/US] LC Obligations, and(b) the amount of $                 of Assignor’s [Canadian/UK/US] Revolver Commitment (which represents % of the total [Canadian/UK/US] Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s [Canadian/UK/US] Revolver Commitment to be reduced by $                , and Assignee’s [Canadian/UK/US] Revolver Commitment to be increased by $                .

[The Assignee indicates for the benefit of Agent and without liability to any Relevant Borrower that it is [not a Qualifying Lender][a Qualifying Lender (other than a Treaty Lender)][a Treaty Lender].]~~13~~4

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

~~13~~4 To be inserted where the Assignee is participating in a UK Revolver Commitment.

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment.

This Notice is being delivered to Borrower Agent and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                              .

(“Assignee”)

By Title:

(“Assignor”)

By Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

HORIZON GLOBAL CORPORATION,

a Delaware corporation

By Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By  Title:

EXHIBIT C-1

to

AMENDED AND RESTATED LOAN AGREEMENT

FORM OF IN-TRANSIT INVENTORY LIEN WAIVER

See attached.

EXHIBIT C-2

to

AMENDED AND RESTATED LOAN AGREEMENT

FORM OF VENDOR LIEN WAIVER

See attached.

EXHIBIT D

to

AMENDED AND RESTATED LOAN AGREEMENT

FORM OF PERFECTION CERTIFICATE

(On file with Agent).

EXHIBIT E

to

AMENDED AND RESTATED LOAN AGREEMENT

FORM OF SPECIAL IRREVOCABLE POWER OF ATTORNEY

[English version for reference purposes only]

To be executed and delivered in Spanish language, by each Mexican Domiciled Obligor/Grantor in the presence of and formalized by a Mexican notary public.

[Each Mexican Domiciled Obligor/Grantor] (the “Grantor”), hereby grants a special irrevocable power of attorney for litigation and collections in favor of HORIZON GLOBAL CORPORATION, a Delaware corporation (the “Process Agent”), in terms of the first paragraph of article 2554 of the Federal Civil Code and corresponding articles of the Civil Codes of all States of the United Mexican States and of the Federal District of Mexico. This power of attorney is limited in its scope but is as broad as necessary and may be exercised in any jurisdiction, limited pursuant to paragraph fourth of such article 2554 of the Federal Civil Code and corresponding articles of the Civil Codes of all States of the United Mexican States and of the Federal District of Mexico, so that the Process Agent, in the name and on behalf of the Grantor, carries out any of the following actions: receive any and all notices and service of process in connection with any suits, actions, proceedings and judgments of all kinds, including, without limitation, judicial, administrative or arbitration proceedings in any way relating to (i) the Amended and Restated Loan Agreement, dated December 22, 2015, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), signed by, among others, the Grantor and Bank of America, N.A. (the “Agent”); and (ii) any other agreement, instrument or document related to the Loan Agreement. The Grantor hereby appoints as its conventional domicile exclusively to receive any of the notices and service of process referred above, 39400 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304, United States of America, or any other domicile notified in writing by the Process Agent to the Grantor and Agent. This power of attorney is granted in satisfaction of a condition set forth in the Loan Agreement, and it is therefore irrevocable.

[Spanish Translation]

[Cada sociedad mexicana parte del crédito] (la “Sociedad”) otorga en este acto un Poder Especial irrevocable para Pleitos y Cobranzas en favor de HORIZON GLOBAL CORPORATION, una sociedad existente de conformidad con las leyes de Delaware, Estados Unidos de Norteamérica (el “Agente de Proceso”), de conformidad con el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y los artículos correspondientes de los Códigos Civiles de todos los estados de los Estados Unidos Mexicanos y el Distrito Federal. Este Poder Especial es limitado en cuanto a su objeto pero tan amplio como sea necesario en Derecho, y podrá ser ejercido en cualquier jurisdicción, limitado conforme al cuarto párrafo del mencionado artículo 2554 del Código Civil Federal y los artículos correspondientes de los Códigos Civiles de todos los estados de los Estados Unidos Mexicanos y el Distrito Federal, a efecto de que el Agente de Proceso, en nombre y representación de la Sociedad, realice cualesquiera de los siguientes actos: reciba cualesquiera notificaciones, emplazamientos y cualquier otro tipo de comunicaciones y documentos relacionados con demandas, acciones, procedimientos y sentencias de todo tipo, incluyendo enunciativa más no limitativamente, derivadas de procedimientos judiciales, administrativos o arbitrales que de cualquier manera se relacionen con (i) el Contrato de Crédito (Amended and Restated Loan Agreement), según el mismo sea modificado, adicionado o reexpresado ocasionalmente (el “Contrato de Crédito”), celebrado con fecha 22 de diciembre de 2015 entre la Sociedad y Bank of America, N.A. (el “Agente”), entre otros; y (ii) cualquier otro contrato, instrumento o documento relacionado con el Contrato de Crédito. La Sociedad designa en este acto como su domicilio convencional exclusivamente para recibir cualesquiera de las notificaciones, emplazamientos, comunicaciones y documentos mencionados con anterioridad, 39400 Avenida Woodward, Suite 100, Bloomfield Hills, Michigan 48304, Estados Unidos de Norteamérica, o cualquier otro domicilio que notifique por escrito el Agente de Proceso a la Sociedad y al Agente. Este Poder Especial se otorga en cumplimiento de una condición prevista en el Contrato de Crédito, y es por lo tanto irrevocable.

EXHIBIT F

to

AMENDED AND RESTATED LOAN AGREEMENT

FORM OF NOTICE OF BORROWING

See attached.

SCHEDULE 1.1(A)

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING LETTERS OF CREDIT

Instrument #	Product	Stucky	Company	Beneficiary	Outstanding Amount	Liability(In USD)	Issue Date	Expiry Date	Alt Instr #
68114201	Standby Letter of Credit	130HGC	HORIZON GLOBAL CORPORATION	NATIONAL UNION FIRE INSURANCE CO.	USD 300,000.00	300,000.00	2015/08/03	2016/06/30

68113152	Standby Letter of Credit	130HGC	HORIZON GLOBAL CORPORATION	THE HANOVER INSURANCE COMPANY	USD 500,000.00	500,000.00	2015/06/30	2016/06/30

68120743	Standby Letter of Credit	130HGC	HORIZON GLOBAL CORPORATION	CI BANCO SOCIEDAD ANONIMA	USD 763,980.00	763,980.00	2015/10/07	2016/08/20

68113141	Standby Letter of Credit	130HGC	HORIZON GLOBAL CORPORATION	JPMORGAN CHASE BANK N.A.	USD 4,486,480.31	4,486,480.31	2015/06/30	2016/06/30

68114766	Standby Letter of Credit	130HGC	HORIZON GLOBAL CORPORATION	CIBANCO SOCIEDAD ANONIMA	USD 367,459.56	367,459.56	2015/08/27	2016/08/27

SCHEDULE 1.1(B)

to

AMENDED AND RESTATED LOAN AGREEMENT

COMMITMENTS OF LENDERS

Canadian Lender	Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada branch)	$823,529.40 (41.176470588%)
Wells Fargo Capital Finance Corporation Canada	$588,235.29 (29.411764706%)
Bank of Montreal	$588,235.29 (29.411764706%)
Total:	$2,000,000

UK Lender	UK Revolver Commitment
Bank of America, N.A. (acting through its London branch)	$1,235,294.12 (41.176470588%)
Wells Fargo Bank, National Association (London branch)	$882,352.94 (29.411764706%)
Bank of Montreal	$882,352.94 (29.411764706%)
Total:	$3,000,000

U.S. Lender	U.S. Revolver Commitment
Bank of America, N.A.	$38,705,882.36 (41.176470588%)
Wells Fargo Bank, National Association	$27,647,058.82 (29.411764706%)
Bank of Montreal	$27,647,058.82 (29.411764706%)
Total:	$94,000,000

SCHEDULE 9.1.3

to

AMENDED AND RESTATED LOAN AGREEMENT

GOVERNMENTAL LICENSES

SCHEDULE 9.1.5

to

AMENDED AND RESTATED LOAN AGREEMENT

REAL PROPERTY

SCHEDULE 9.1.6

to

AMENDED AND RESTATED LOAN AGREEMENT

DISCLOSED MATTERS

1.	Proceedings and investigations pending against Borrowers or Subsidiaries:

2.	Threatened proceedings or investigations of which any Borrower or Subsidiary is aware:

3.	Environmental matters of which any Borrower or Subsidiary is aware:

4.	Pending Commercial Tort Claim(s) of any Obligor:

SCHEDULE 9.1.12

to

AMENDED AND RESTATED LOAN AGREEMENT

SUBSIDIARIES

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Equity Interests	Number and Class of Issued Equity Interests

2.	The record holders of Equity Interests of each Borrower and Subsidiary are as follows:

Name	Class of Equity Interests	Number of Equity Interests	Record Owner

3.	All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such interests are as follows:

4.	In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

5.	The following Subsidiaries are Obligors:

SCHEDULE 9.1.13

to

AMENDED AND RESTATED LOAN AGREEMENT

INSURANCE

SCHEDULE 9.1.23

to

AMENDED AND RESTATED LOAN AGREEMENT

MATERIAL CONTRACTS

SCHEDULE 10.2.1

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING DEBT

SCHEDULE 10.2.2

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING LIENS

SCHEDULE 10.2.4

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING INVESTMENTS

SCHEDULE 10.2.5

to

AMENDED AND RESTATED LOAN AGREEMENT

PERMITTED ASSET DISPOSITIONS

SCHEDULE 10.2.9

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING AFFILIATE TRANSACTIONS

SCHEDULE 10.2.10

to

AMENDED AND RESTATED LOAN AGREEMENT

EXISTING RESTRICTIVE AGREEMENTS

EXHIBIT B

Second Amendment to Intercreditor Agreement

{see attached}

SECOND

AMENDMENT TO

INTERCREDITOR AGREEMENT

This Second Amendment to the Intercreditor Agreement (this “Amendment”) is dated as of February 20, 2019, and is by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (the “Borrower”), certain of its subsidiaries signatory hereto (the Borrower and each such Subsidiary a “Grantor”, and collectively, the “Grantors”), BANK OF AMERICA, N.A. in its capacity as administrative agent and collateral agent for the ABL Lenders and the ABL Secured Parties (the “ABL Agent”), JPMORGAN CHASE BANK, N.A. in its capacity as administrative agent and collateral agent for the Term Lenders and the Term Secured Parties party to the Term Loan Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, and CORTLAND CAPITAL MARKET SERVICES LLC in its capacity as administrative agent and collateral agent for the Term Lenders and Term Secured Parties party to that certain bridge credit agreement, as amended, restated, supplemented or otherwise modified, dated as of February 20, 2019 by and among the Borrower, the Grantors, the administrative agent and collateral agent and the lenders party thereto from time to time (each a “Term Agent”, and collectively, the “Term Agents”).

RECITALS:

WHEREAS, the Borrower, Grantors, ABL Agent and Term Agents are party to an Intercreditor Agreement dated as of June 30, 2015 (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, the “Intercreditor Agreement”).

WHEREAS, the parties desire to modify the Intercreditor Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.        Definitions. Defined terms used but not defined in this Amendment are as defined in the Intercreditor Agreement.

2.        Amendments to Intercreditor Agreement. With effect as of the effective date, the Intercreditor Agreement is hereby amended with the stricken text deleted (indicated textually in the same manner as the following example: ~~stricken text~~) and with the double-underlined text added (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Intercreditor Agreement attached as Exhibit A hereto.

3.        Conditions. The effectiveness of this Amendment is subject to satisfaction of the condition that the ABL Agent and Term Agents have each received this Amendment executed by the ABL Agent, Term Agents and the Grantors.

4.        Miscellaneous.

(a)

This Amendment is governed by, and is to be construed in accordance with laws of the State of New York, without giving effect to any conflict of law principles except federal laws relating to national banks. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

2

(b)

By executing and delivering this Agreement, Horizon International Holdings LLC, a Delaware limited liability company hereby becomes a party to the Acknowledgement to the Intercreditor Agreement as an ABL Guarantor and Term Guarantor thereunder with the same force and effect as if originally named therein as an ABL Guarantor and Term Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations of an ABL Guarantor and Term Guarantor thereunder.

(c)

This Amendment binds the ABL Agent, the Term Agents and each Grantor and their respective successors and assigns, and will inure to the benefit of the ABL Agent, the Term Agents, the Lenders, and each Grantor and the successors and assigns of the ABL Agent, each Term Agent and each Lender.

(d)

Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Intercreditor Agreement are incorporated by reference in this Amendment and in all respects continue in full force and effect. Each Grantor, by execution of this Amendment, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Intercreditor Agreement.

(e)

Each reference in the Intercreditor Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Intercreditor Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Intercreditor Agreement, as amended by this Amendment.

(f)	The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

2

ARTICLE IXIN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

HORIZON GLOBAL CORPORATION,
as the Borrower

By:	/s/ Brian Whittman
Name: Brian Whittman Title: Vice President, Finance

[Signature Page to Amendment to ABL/Term Intercreditor Agreement]

HORIZON GLOBAL COMPANY LLC,
as a Grantor

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

HORIZON GLOBAL AMERICAS INC.,
as a Grantor

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

HORIZON INTERNATIONAL HOLDINGS LLC, as a Grantor

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

[Signature Page to Amendment to ABL/Term Intercreditor Agreement]

BANK OF AMERICA, N.A.,
as the ABL Agent

By:	/s/ Kindra Mullarky
Name: Kindra Mullarky
Title: SVP

[Signature Page to Amendment to ABL/Term Intercreditor Agreement]

JPMORGAN CHASE BANK, N.A., as a Term Agent

By:	/s/ Sabir Hashmy

Name: Sabir Hashmy

Title: Managing Director

[Signature Page to Amendment to ABL/Term Intercreditor Agreement]

CORTLAND CAPITAL MARKET SERVICES
LLC, as a Term Agent

By:	/s/ Jessica J. Mead

Name: Jessica J. Mead

Title: General Counsel

[Signature Page to Amendment to ABL/Term Intercreditor Agreement]

EXHIBIT A

Amendments to Intercreditor Agreement

See attached.

“Additional Term Collateral Documents” means, with respect to any series, issue or class of Additional Term Debt, each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Term Loan Party for purposes of providing collateral security for any Additional Term Obligations (including any Amendment or Refinancing thereof).

“Additional Term Debt” means any Indebtedness secured by Liens on the Collateral; provided, that (i) at the time of incurrence thereof, such Indebtedness is permitted by the ABL Documents and the Term Documents to be (x) incurred, (y) guaranteed on a senior, pari passu or junior basis with respect to the Term Obligations outstanding under the Term Loan Credit Agreement and (z) secured by Liens on the Collateral on a senior, pari passu or junior basis with the Liens on the Collateral securing the Term Obligations outstanding under the Term Loan Credit Agreement and (ii) the conditions set forth in Section 7.20 shall have been satisfied with respect to such Indebtedness and, unless the agent, trustee or other representative for the holders of such Indebtedness is already a party to this Agreement, such agent, trustee or other representative shall have become a party to this Agreement pursuant to Section 7.20.

“Additional Term Debt Facility” means each credit facility, indenture or other governing agreement (other than the Term Loan Credit Agreement) with respect to any Additional Term Debt.

“Additional Term Documents” means, with respect to any series, issue or class of Additional Term Debt, (a) the Additional Term Debt Facility, (b) the Additional Term Collateral Documents and (c) the other operative agreements evidencing or governing such Indebtedness.

“Additional Term Joinder” means a Joinder Agreement substantially in the form of Exhibit I hereto or such other form as agreed by the ABL Agent and each Term Agent.

“Additional Term Obligations” means, with respect to any series, issue or class of Additional Term Debt, all obligations of every nature of each Term Loan Party from time to time owed to the Additional Term Secured Parties, or any of them, under any Additional Term Document, including, without limitation, all “Obligations” of each Term Loan Party or similar term as defined in any Additional Term Document, whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Term Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the commencement of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Additional Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Additional Term Secured Parties” means, with respect to any series, issue or class of Additional Term Obligations, the holders of such obligations, the agent, trustee or other representative with respect thereto, and the beneficiaries of each indemnification obligation undertaken by any Term Loan Party under any related Additional Term Documents.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” means individually the ABL Agent or any Term Agent and collectively means both the ABL Agent and each Term Agent.

permitted to be incurred and secured under each of the then extant ABL Documents and Term Documents and, if requested, true and complete copies of each of the material Additional Term Documents relating to such Additional Term Debt; ~~and~~

~~(c)~~ (c) the Additional Term Documents relating to such Additional Term Debt shall provide that each Additional Term Secured Party with respect to such Additional Term Debt will be subject to, and bound by, the provisions of this Agreement in its capacity as a holder of such Additional Term Debt~~.~~; and

(d)              the parties hereto acknowledge that Cortland Capital Market Services LLC, in its capacity as Administrative Agent (the “Bridge Agent”) under the Credit Agreement, dated as of February 20, 2019, with the Term Loan Parties and the lenders party thereto (the “Bridge Credit Agreement”), has become a party as a Term Agent and Additional Term Secured Party to this agreement by executing an Additional Term Joinder on February 20, 2019 and that, as between the Term Agents and the Term Secured Parties on the one side and the ABL Agent and the ABL Secured Parties on the other side, the Bridge Agent and its successors in such capacity shall (i) be deemed to be the Designated Term Agent until Discharge of Term Obligations owing in respect of the Bridge Credit Agreement and (ii) have the exclusive right and power to exercise all rights and remedies of each of the Term Agents under this Agreement on behalf of each of the Term Agents and the Term Secured Parties and the ABL Agent and the ABL Secured Parties are hereby authorized and directed by each of the Term Agents to recognize and interact with Bridge Agent in accordance with the foregoing on behalf of the Term Agents and Term Secured Parties.

Section 7.21 Additional Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Term Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) with the relevant Term Agents governing the rights, benefits and privileges of Term Secured Parties with respect to the Term Obligations or a portion thereof (as among themselves), in respect of any or all of the Collateral and the applicable Term Documents, including as to the application of Proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

Schedule I

Post-Closing Requirements

1.

As soon as practicable following the Amendment Effective Date (and in any event, no later than the second Business Day following the Amendment Effective Date (with extensions to be granted by the Agent at the direction of the Required Lenders)), the Borrowers shall provide evidence in the form of an intercompany note executed by the Borrowers and all applicable Subsidiaries that indebtedness and other liabilities (whether now existing or hereafter arising) owing by any Obligor as of the Amendment Effective Date to any Subsidiary that is not an Obligor shall be subordinated to the Obligations on subordination terms reasonably satisfactory to the Agent and the Required Lenders; it being understood that such intercompany note shall be delivered to the Controling Term Loan Agent within two Business Days of the Amendment Effective Date (or such later date as the Agent may determine in its reasonable discretion).

2.

The Loan Parties shall take all necessary actions (subject to the Post-Closing Security Principles set out in paragraph 4 below) to satisfy the items described below within thirty (30) days after the Amendment Effective Date (or, in each case, such longer periods as the Agent, acting at the direction of the Required Lenders, may agree):

(a)	For each Subsidiary domiciled in the United Kingdom:

(i)	an English law guarantee and debenture over substantially all of its assets;

(ii)	a share pledge agreement entered into by its shareholder relating to the pledge over its shares; and

(iii)

such other resolutions, legal opinions, documents, instruments and other actions as may be necessary to effectuate the intent of the parties with respect to the Collateral located in the United Kingdom to create a first priority perfected security interest therein, subject in each case to the Intercreditor Agreement.

(b)	For each Subsidiary domiciled in Germany:

(i)	a guarantee;

(ii)	a share pledge agreement entered into by its shareholder relating to the pledge over its shares; and

(iii)	security over substantially all of its assets located in Germany including but not limited to the following security documents, if applicable:

(A)	an account pledge agreement relating to all accounts held by it with banks in Germany;

(B)	a global assignment agreement relating to the assignment of accounts receivable from the selling of goods and the provision of services as well as other accounts receivable agreed to be assigned

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by it (including, but not limited to, insurance claims and intercompany loan receivables);

(C)	a security transfer agreement relating to the security transfer of all moveable (including stock and inventory) and fixed assets over which security shall be granted;

(D)

if it has any such rights, an Intellectual Property pledge agreement relating to the pledge of its Intellectual Property rights (including, but not limited to, patents, designs, utility models, trademarks, know-how and other Intellectual Property rights);

(E)	if it owns any real estate, a land charge over the real estate held by it;

(F)	if it owns any real estate, a security purpose agreement relating to the land charge granted by it; and

(G)	if it is party to any relevant intercompany agreements, a subordination agreement in relation to any shareholder and intercompany loans and any other applicable, if any, intercompany claims.; and

(iv)

such other resolutions, legal opinions, documents, instruments and other actions as may be necessary to effectuate the intent of the parties with respect to the Collateral located in Germany to create a first priority perfected security interest therein, subject in each case to the Intercreditor Agreement.

(c)	For each Subsidiary domiciled in the Netherlands:

(i)	a guarantee;

(ii)	an Omnibus Pledger (or similar agreement);

(iii)	a share pledge agreement entered into by its shareholder relating to the pledge over its shares; and

(iv)

such other resolutions, legal opinions, documents, instruments and other actions as may be necessary to effectuate the intent of the parties over the Collateral located in the Netherlands to create a first priority perfected security interest therein, subject in each case to the Intercreditor Agreement.

3.

Each Subsidiary domiciled in the UK, Germany or the Netherlands shall deliver a New York law-governed guarantee and security agreement in form and substance satisfactory to the Agent within fourteen (14) days after the Amendment Effective Date (or such longer period as the Agent, acting at the direction of the Required Lenders, may agree).

4.	The guarantees and security obligations to be provided pursuant to this Schedule I will be given in accordance with customary “agreed security principles” to be agreed in

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good faith as soon as practicable following the Amendment Effective Date (and in any event, no later than the fifth Business Day following the Amendment Effective Date (or such longer period as the Agent, acting at the direction of the Required Lenders, may agree)) (the “Post-Closing Security Principles”) which will provide that all guarantees provided and security interests granted shall be first priority guarantees and security interests, as applicable and subject in each case to the Intercreditor Agreement, and embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from all relevant entities in each jurisdiction in which it has been agreed that guarantees and security will be granted. In particular:

(a)

Guarantees and/or security shall not be created or perfected, or shall be subject to customary limitations, to the extent that it would result in (i) any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) of any applicable jurisdiction, (ii) a significant risk to the officers of the relevant grantor of security of contravention of their fiduciary duties and/or of civil or criminal liability, (iii) costs, burdens, difficulties or consequences that are disproportionate or excessive to the benefit obtained by such guarantees and/or security (as agreed by the Borrowers and the Agent) or (iv) a material adverse effect on the ability of the relevant person to conduct its operations and business in the ordinary course as otherwise permitted by the Loan Documents. For the purposes of this paragraph 4, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation, the perfection or for the continuance of any guarantee or security, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor or any of its direct or indirect owners, subsidiaries or affiliates.

(b)

As required in the relevant jurisdiction, the security documents should only operate to create security rather than to impose new commercial obligations or a repeat of clauses in other Loan Documents. Accordingly, the Post-Closing Security Principles will reflect that (i) such security documents should not contain additional representations, undertakings or indemnities (including, without limitation, in respect of insurance, information, maintenance or protection of assets or the payment of costs) unless these are the same as or consistent with those contained in the Loan Agreement or are required by law or necessary in the applicable jurisdiction for the provision of a guarantee or the creation or perfection of security interest; and (ii) nothing in any security document shall (or be construed to) prohibit any transaction, matter or other step (or a grantor taking or entering the same or dealing in any manner whatsoever in relation to any asset (including all rights, claims benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement) if not prohibited by the terms of the other Loan Documents or necessary in the applicable jurisdiction for the provision of a guarantee or the creation or perfection of security interest.

(c)

Each security document should contain a clause which records that if there is a conflict between the security document and the Loan Agreement, then (to the extent permitted by applicable law) the provisions of the Loan Agreement will take priority over the provisions of the applicable security document.

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